LOAN, GUARANTEE FACILITY AND	/Ehlermann
CREDIT FACILITY AGREEMENT	Rindfleisch
Gadow Logo/
DATED    December 19  , 2008

12 A.H.T.S. Vessels
built by Fincantieri Cantieri Navali S.p.A.

NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Lender, Mandated Lead Arranger and Agent

THE LENDERS
AS MORE CLOSELY DESCRIBED HEREIN
as lenders

and

THE TWELVE LIMITED PARTNERSHIPS
AS MORE CLOSELY DESCRIBED HEREIN
as jointly and severally liable Borrowers

THIS LOAN, GUARANTEE FACILITY AND CREDIT FACILITY AGREEMENT (THE “AGREEMENT”) IS MADE THIS 19 DAY OF December , 2008 between

(1)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered offices at Friedrichswall 10, 30159 Hannover, Germany, (sometimes “NORD/LB” or the “Mandated Lead Arranger” or the “Agent”, as the case may be), and

(2)	The Lenders set forth in Schedule 1 attached hereto (the “Lenders”)

on the one part,

and

(3)	ATL OFFSHORE GMBH & CO. MS “JUIST” KG, (the “Borrower 1”)

(4)	ATL OFFSHORE GMBH & CO. MS “NORDERNEY” KG, (the “Borrower 2”)

(5)	ATL OFFSHORE GMBH & CO. “ISLE OF BALTRUM” KG, (the “Borrower 3”)

(6)	ATL OFFSHORE GMBH & CO. “ISLE OF LANGEOOG” KG, (the “Borrower 4”)

(7)	ATL OFFSHORE GMBH & CO. “ISLE OF AMRUM” KG, (the “Borrower 5”)

(8)	ATL OFFSHORE GMBH & CO. “ISLE OF SYLT” KG, (the “Borrower 6”)

(9)	ATL OFFSHORE GMBH & CO. “ISLE OF WANGEROOGE” KG, (the “Borrower 7”)

(10)	ATL OFFSHORE GMBH & CO. “ISLE OF NEUWERK” KG, (the “Borrower 8”)

(11)	ATL OFFSHORE GMBH & CO. “ISLE OF USEDOM” KG, (the “Borrower 9”)

(12)	ATL OFFSHORE GMRH & CO. “ISLE OF FEHMARN” KG. (the “Borrower 10”)

(13)	ATL OFFSHORE GMBH & CO. “ISLE OF MEMMERT” KG, (the “Borrower 11”)

(14)	ATL OFFSHORE GMBH & CO. “ISLE OF MELLUM” KG, (the “Borrower 12”)

each of them a limited partnership incorporated and existing under the laws of the Federal Republic of Germany having its registered office at Neue Str. 24, 26789 Leer, Germany (collectively the “Borrowers”, and each one of them a “Borrower”), as jointly and severally liable borrowers on the other part.

PREAMBLE

I.
ATL OFFSHORE GMBH of Leer, Germany (the “General Partner”) has entered into ten (10) building contracts with FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Via Cipro, 11, 16129 Genoa, Italy (the “Builder”), pursuant to the terms of which it has ordered the construction and delivery of ten (10) A.H.T.S. newbuilding type Moss 424, 16,000 bhp, bearing the Builder’s hull nos. 6160, 6161, 6168, 6169, 6171, 6172, 6173, 6174, 6175 and 6176, respectively, as more closely described herein.

II.
The Borrower 3 has entered into one (1) building contract with the Builder, pursuant to the terms of which it has ordered the construction and delivery of one (1) A.H.T.S. newbuilding type Moss 424, 16,000 bhp, bearing the Builder’s hull no. 6162, as more closely described herein.

III.
The Borrower 4 has entered into one (1) building contract with the Builder, pursuant to the terms of which it has ordered the construction and delivery of one (1) A.H.T.S. newbuilding type Moss 424, 16,000 bhp, bearing the Builder’s hull no. 6163, as more closely described herein.

IV.
Pursuant to the terms and conditions of ten (10) deeds of assignment made or to be made, as the case may be, between the General Partner, the Builder and the Borrowers (1), (2) and (5)-(12), respectively, the General Partner has transferred or will transfer, as the case may be, the Building Contracts to and in favour of the Borrowers.

V.
Upon request of the Borrowers, the Lenders are ready under the terms and conditions of this Agreement, to grant to the Borrowers the loans and tranches as more closely described herein and in Schedule 2 attached hereto for the purposes of (i) assisting them in financing the acquisition cost of the newbuildings described in Recital I, (ii) issuing certain payment guarantees to the Builder and (iii) enabling them to postpone part of the repayment of the post-delivery loan to be granted hereunder, all as more closely described herein.

NOW THEREFORE the parties hereto agree as follows:

CONTENTS

1	DEFINITIONS	4
2	PURPOSE OF THE LOANS	17
3	DRAWDOWN OF THE TRANCHES	17
4	LENDERS’ PARTICIPATION AND LIABILITY, BORROWERS’ LIABILITY	18
5	AVAILABILITY	18
6	FEES AND COMMISSIONS	19
7	INTEREST	20
8	REPAYMENT	22
9	VOLUNTARY AND MANDATORY PREPAYMENT	24
10	PAYMENTS	25
11	SUBSTITUTE RATE AND SUBSTITUTE BASIS	27
12	SECURITY	29
13	INSURANCES	30
14	ENVIRONMENTAL MATTERS	33
15	CHANGE OF CIRCUMSTANCES	35
16	BASEL II	37
17	REPRESENTATIONS AND WARRANTIES	37
18	ASSET PROTECTION	41
19	UNDERTAKINGS	42
20	BAREBOAT REGISTRATION	48
21	ACCOUNTS	48
22	EVENTS OF DEFAULT	49
23	ASSIGNMENT, TRANSFER AND SYNDICATION	51
24	APPLICABLE LAW, JURISDICTION	53
25	JUDGEMENT CURRENCY	53
26	WAIVERS	53
27	INVALIDITY	53
28	SURVIVAL	54
29	EFFECTUATION	54
30	LANGUAGE	54
31	COSTS AND EXPENSES	54
32	NOTICES AND TIME	56
33	GENERAL CONDITIONS	57
34	EXHIBITS	57
35	COUNTERPARTS	57

SCHEDULES AND EXHIBITS		60

1	DEFINITIONS

1.1	The terms used in this Agreement shall be defined as follows:

Acknowledgement and Submission
The abstract acknowledgement of debt, including the deed of granting of hypothec, and the submission to immediate enforcement by the Borrowers in the form of Exhibit 6 attached hereto, securing the Outstanding Indebtedness

Agency and Security Pooling Agreement	The agency and security pooling agreement made or to be made between the Lenders, as the case may be

Agent	NORD/LB, when acting as sole agent of the Lenders

Assignments of the Building Contracts	The assignment by each Relevant Borrower to the Lenders of the Relevant Building Contract in the form of Exhibit 3 attached hereto.

Assignments of the Refund Guarantees	The assignment by each of the Relevant Borrower of the Relevant Refund Guarantee to the Lenders in the form of Exhibit 4 attached hereto.

Assured(s)
Any person or party other than the Borrowers which is from time to time shown in any insurance policy, insurance slip, cover note. certificate of entry or other insurance document whatsoever as an assured, co- assured or as a party that in whatever capacity may at any time have a right or claim in relation to the insurances of any of the Delivered Vessels

Banking Day	A day on which dealings in Euros are carried out in the relevant Interbank Market and on which banks are open for business in Frankfurt, Hannover, London and New York

Bareboat Charterer	The bareboat charterer of any of the Vessels, being in each single case a fully owned and controlled subsidiary of the Relevant Borrower

Borrower (1) - (12)	The limited partnerships as set out in Schedule 3 attached hereto

Borrowers	Collectively Borrower (1) - (12) and in the singular form any of them

Builder	FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy

Building Contract (1) - (12)	The building contracts between the Builder and the General Partner, as set out in Schedule 3 attached hereto

Building Contracts	Collectively the Building Contract (1) - (12) and in the singular form any of them

Charter
A time charter contract concluded between any of the Borrowers as owner and the Charterer as charterer, providing (i) for a duration of not less than twelve (12) Months or an equivalent substitute as more closely described in Clause 19.3.1.3 and (ii) for a daily charter hire satisfactory to the Lenders, and furthermore being concluded on terms and conditions satisfactory to the Lenders

Charterer	Any well reputed charterer satisfactory to the Lenders

Classification Society	American Bureau of Shipping or any other first class classification society being a member to IACS and being accepted by the Agent

Commitment	The commitment of the Lenders to grant the Loans

Commitment Termination Date CF	The date falling on the fifteenth anniversary of the first Drawdown of any of the Tranches LT.

Commitment Termination Date CT	The date falling on the delivery of the last Vessel, or 30th September, 2010.

Commitment Termination Date LT	31st December, 2010.

Construction Price (1) - (12)	The construction price of the Relevant Vessel under the Relevant Building Contract as set out in Schedule 4 attached hereto

Construction Prices	Collectively Construction Price (1) - (12) and in the singular form any one of them

Construction Price Instalment 1.1 - 1.5 to 12.1 - 12.5	Any of the Construction Price Instalments as set out in Schedule 4 attached hereto as the same may be or have been amended and approved by the Agent

Construction Price Instalments	Collectively the Construction Price Instalments 1.1 - 1.5 to 12.1 - 12.5, or some of them, as the context may require, and in the singular form any one of them

Corporate Guarantee	The guarantee by the Corporate Guarantor in the form of a “Bürgschaft”, in the form of Exhibit 5 attached hereto

Corporate Guarantor	REEDEREI HARTMANN GMBH & CO. KG of Leer, Germany

Credit Facility	The post-delivery revolving credit facility of up to Euros eighty four million one hundred fourteen thousand (EUR 84,114, 000.00)

Deeds of Assignment
The deeds of assignment made or to be made, as the case may be, between the General Partner, the Builder and the Borrowers, pursuant to the terms of which the General Partner has transferred the Building Contracts to and in favour of the Borrowers

Default Rate	The rate of interest payable for overdue payments as stipulated in Clause 10.4

Delivered Vessels	The Vessels which have been delivered by the Builder to the Relevant Borrower, and in the singular form any one of them

Delivery Date (1)-(12)	The date on which the Relevant Vessel is expected to be delivered by the Builder to and accepted by the relevant Borrower, as set out in Schedule 4 attached hereto

Drawdown	The advance of any Loan or Tranche by the Lenders to the Borrowers hereunder

Drawdown Date	The date upon which any Drawdown is made hereunder

Earnings Accounts	The accounts opened and held with the Agent in the name of the Relevant Borrowers to which the Relevant Delivered Vessel’s Earnings shall be paid during the Security Period

Earnings
In relation to each of the Delivered Vessels, all moneys whatsoever due or to become due or for the account of the Borrowers at any time until the Outstanding Indebtedness has been repaid in full to Lenders arising out of the use of or operation of the Relevant Delivered Vessel including (but not limited to) all freight, hire and passage moneys resulting from the contracts, requisition compensation remuneration for salvage, towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of the Charter and any other charter party or other contract for the employment of the Relevant Delivered Vessel, or any claims against an employment pool for payment of the relevant pool participation, and all sums recoverable under the insurances in respect of the loss of income out of any employment of the Relevant Delivered Vessel and includes, if and whenever the Relevant Delivered Vessel is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other person or entity, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Relevant Delivered Vessel

Equity Provider 1	SURESH CAPITAL MARITIME PARTNERS GERMANY GMBH, Leer, Germany

Equity Provider 2	The Corporate Guarantor or affiliated company acceptable to the Agent

Equity Provider 3	SURESH CAPITAL MARITIME PARTNERS I-B GERMANY GMBH, Leer, Germany

EUR	Euro or such other currency as shall be at the relevant time the legal tender for the payment of private and public debts in the states participating in the European Monetary Union

EURIBOR
The Interbank Offered Rate for EUR in Frankfurt, i.e. the rate per annum determined by the Agent (rounded up to the nearest sixteenth (1/16) of one percent) at which deposits in EUR are offered on a Quotation Date at or about 11.00 hours a.m. (Frankfurt time) in the European interbank market in sums equal to and for periods of time similar to the Interest Period agreed upon for the Loans to be funded,

(a) as published in Reuters Monitor Money Service on page “EURIBOR01” (or another page replacing EURIBOR01), or

(b) in case no such rate as mentioned under (a) is published, the rate at which the Lender, in accordance with its normal practice, is offered such deposits by first class banks in the European interbank market

Event of Default	Any event listed in Clause 22

Fair Market Value	The fair market value of the Relevant Delivered Vessel as determined in accordance with Clause 18.1 and 18.2

Financial Statements
The annual audited financial statements including the annual reports, balance sheets and profit and loss statements including cash flow statements, presenting the relevant company’s financial condition, audited by chartered accountants acceptable to the Lenders in accordance with generally accepted international accounting standards or accounting standards according to the German Commercial Code (Handelsgesetzbuch), consistently applied

Fixed Funding Costs	The Lenders’ costs of funding the Loan or any portion thereof in excess of the relevant reference rate such as EURIBOR, to be determined as more closely described in Clause 7.2

General Conditions
NORD/LB’s General Business Conditions in their German Version (“Allgemeine Geschäftsbedingungen”) and its General Loan Conditions (“Allgemeine Darlehensbedingungen”), together with English translations thereof, in the form attached hereto as Exhibit 18

General Partner	ATL OFFSHORE GMBH of Leer, Germany

Guarantees	Together the Corporate Guarantee and the SACE Guarantee

Guarantors	Together the Corporate Guarantor and SACE

Hypothec
The ship hypothec over the Delivered Vessels in the form of a fleet hypothec (“Gesamtschiffshypothek”) under the laws of the Federal Republic of Germany registered over the Vessels in the Lenders’ favour securing the Acknowledgement and Submission

Illicit Origin	Any origin which is illicit or fraudulent, including without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.

Insurances	The insurances to be taken out by the Relevant Borrowers for the Delivered Vessels

Insurance Value
The full market value of a Delivered Vessel as determined pursuant to Clause 18.1, however, not less than one hundred and twenty (120) percent of the Tranche(s) to be granted hereunder in connection with the Relevant Delivered Vessel, increased by the nominal value of any other lien or encumbrance over the Relevant Delivered Vessel having priority over the Lenders’ rights under the Hypothec

Interest Payment	The amount payable for interest at an Interest Payment Date

Interest Payment Date
The last day of an Interest Period or in the case of an Interest Period of more than six (6) Months’ duration, the date falling six (6) Months after the commencement of such Interest Period and the last day of such Interest Period

Interest Period
Periods of three (3), six (6), nine (9) or twelve (12) Months, which the Borrowers may select pursuant to Clause 7 or such other period as the Borrowers may request and the Agent may approve in respect of a Tranche, however, with the proviso that no more than six Interest Periods shall occur within any (12) Months period, the first such Interest Period commencing on the Relevant Drawdown Date of the Relevant Tranche or Loan and any further Interest Period on the expiry of any immediately preceding relevant Interest Period in respect of such Tranche or Loan

Interest Rate CT.A	The annual rate of interest which is conclusively certified by the Agent to be the aggregate of the EURIBOR, the Fixed Funding Costs and the Margin 1, as further stipulated in Clause 7

Interest Rate LT	The annual rate of interest which is conclusively certified by the Agent to be the aggregate of the EURIBOR, the Fixed Funding Costs and the Margin 1, as further stipulated in Clause 7

Interest Rate CF
The annual rate of interest which is conclusively certified by the Agent to be the (i) the EURIBOR increased by the Margin 2 for Interest Periods of three (3), six (6), nine (9) or twelve (12) Months or (ii) the Lenders’ funding costs as conclusively to be agreed and determined by the Lenders in each case and notified by the Agent increased by the Margin 2 in case of Interest Periods other than three (3), six (6), nine (9) or twelve (12) Months, as further stipulated in Clause 7

Interest Rates	Together the Interest Rate CT.A, the Interest Rate LT and the Interest Rate CF, and in the singular form any one of them

Internal Rating Class
NORD/LB’s internal rating of the financing transaction described in this Agreement as determined by the ‘Landesbanken Rating Tool for Ship Finance Transactions’ (as from time to time amended or modified)

Investment Costs	The aggregate sum of the Construction Prices and building supervision, financing, initial equipment and other costs, however, not more than Euro 560,824,000.00.

ISM Code	The International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation

Lenders	The Banks and Financial institutions set forth in Schedule 1 attached hereto

Letter of Undertaking and Indemnity	The letter of undertaking and indemnity to be provided by the Builder substantially in the form of Exhibit 19 hereto

Liability	Each of the Borrower’s liability as more closely defined in Clause 4.4

Loan Amount	The aggregate maximum loan amount of Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00)

Loan CT	The pre-delivery loan of up to Euros three hundred sixty three million (EUR 363,000,000.00), or any balance thereof outstanding from time to time

Loan CT.A	The portion of the Loan CT of up to Euros one hundred twenty three million (EUR 123,000,000.00) or any balance thereof outstanding from time to time

Loan CT.B	The portion of the Loan CT of up to Euros two hundred forty million (EUR 240,000,000.00) or any balance thereof outstanding from time to time

Loan LT
The post-delivery loan of up to the lesser of (i) Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) or (ii) seventy five (75) percent of the Investment Costs, or any balance thereof outstanding from time to time

Loans	Together the Loan CT.A, the Loan LT and the Credit Facility, and in the singular form any one of them

Loss of Hire
The insurance of deprived income (charter hire, earnings, freight, profits, passage money) as a consequence of an insured peril under the hull & machinery or war risks insurance subject to ABS 1/10/83 Wording - Including War, the Norwegian Marine Insurance Plan of 1996 - Chapter 16, or other equivalent conditions as any of the aforesaid is updated and/or amended from time to time.

Manager	HARTMANN OFFSHORE GMBH, Leer, Germany, or any other first class, internationally well reputed manager accepted by the Agent

Manager’s Undertaking	The undertaking substantially in the form of Exhibit 15 attached hereto

Mandated Lead Arranger	NORD/LB, when acting as arranger of the Loans, the issuance of the Payment Guarantees and this Agreement

Margin 1	The margin of one point three seven five (1.375) per cent per annum, and upon new margins having been assessed and accepted as provided in Clause 16, such new margin

Margin 2	The margin of one point six (1.6) per cent per annum, and upon new margins having been assessed and accepted as provided in Clause 16, such new margin

Margins	Together the Margin 1 and the Margin 2

Margin Day	The day falling on the fifth anniversary of date this Agreement is executed, or, in case such day is no Banking Day, the then next Banking Day

Master Agreements
The master agreements, either (i) based on the ISDA 2002 Master Agreements in the Swap Bank’s standard form or (ii) being an instrument entitled ‘Rahmenvertrag für Finanztermingeschäfte’, made from time to time between a Swap Bank and the Borrowers or any of them for financial derivatives transactions, as the case may be, attached hereto, including the Transactions from time to time entered into thereunder

Material Adverse Effect	An effect being materially harmful on the Borrowers’ ability to repay the Loan LT

Month(s)
Period calculated from any specified day to and including the day numerically corresponding to such specified day (or, if such specified day is the last day or if there shall be no day numerically corresponding to such specified day, the last day) in the relevant subsequent calendar month

New Interest Date	The first day of an Interest Period

NORD/LB
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered offices at Friedrichswall 10, 30159 Hannover, Germany

Obligor(s)	Collectively the Borrowers, the Corporate Guarantor and the Manager, and in the singular form any one of them, as the context may require

Ongoing Guarantee Fee	The ongoing guarantee fee as further described in the SACE Guarantee

Outstanding Indebtedness
The aggregate of all amounts that may from time to time become payable by the Borrowers to the Lenders, the Mandated Lead Arranger and/or the Agent and all other obligations of the Borrowers pursuant to the terms of this Agreement, the Master Agreements, the Security Documents and the claims of SACE pursuant to the Reimbursement Agreement

Payment Guarantees (5) - (12)
The payment guarantees to be issued by NORD/LB to and in favour of the Builder to secure the payment by the Relevant Borrower of the Construction Price Instalments (5.5), (6.5), (7.5), (8.5), (9.5), (10.5), (11.5) and (12.5)

Pool Agreement	The pool agreement made or to be made, as the case may be, between the Borrowers and the Pool Manager on terms and conditions acceptable to the Lenders

Pool Manager	United Offshore Support GmbH & Co. KG, Leer, Germany or any other pool manager of first class reputation being acceptable to the Lenders

Prohibited Payment
(a) any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or an improper gift or payment under, or a breach of, any law of any Relevant Jurisdiction; or

(b) any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997

Quotation Date	The date two (2) Banking Days prior to the Relevant Drawdown Date or to the beginning of any Interest Period

Refund Guarantees	The refund guarantees to be granted by the Refund Guarantor in favour of the Borrowers under and in connection with the Building Contracts, and in the singular form any one of them

Refund Guarantor	A bank satisfactory to and accepted by the Lenders

Reimbursement Agreement	The reimbursement agreement between SACE, the Borrowers, the Agent and the Lenders as attached hereto substantially in the form of Exhibit 16

Relevant Borrower	Any of the Borrowers, as the context may require

Relevant Building Contract	Any of the Building Contracts, as the context may require

Relevant Commitment Termination Date	Any of the Commitment Termination Dates, as the context may require

Relevant Construction Price	Any of the Construction Prices, as the context may require

Relevant Construction Price Instalment	Any of the Construction Price Instalments, as the context may require

Relevant Delivered Vessel	Any of the Delivered Vessels, as the context may require

Relevant Earnings Account	Any of the Earnings Accounts, as the context may require

Relevant Guarantee	Any of the Guarantees, as the context may require

Relevant Guarantor	Any of the Guarantors, as the context may require

Relevant Fair Market Value	The Fair Market Value of any of the Delivered Vessels, as the context may require

Relevant Margin	Any of the Margins, as the context may require

Relevant Obligor	Any of the Obligors, as the context may require

Relevant Refund Guarantee	Any of the Refund Guarantees, as the context may require

Relevant Tranche	Any of the Tranches, as the context may require

Relevant Tranche CT	Any of the Tranches CT, as the context may require

Relevant Tranche LT	Any of the Tranches LT, as the context may require

Relevant Lender	Any of the Lenders, as the context may require

Relevant Vessel	Any of the Vessels, as the context may require

Relevant Vessel’s Facility Ratio	In respect of any Delivered Vessel on any date the amount determined in accordance with the following formula:

Relevant Fair Market Value * 100 Aggregate Fleet Value where: ‘Aggregate Fleet Value’ being the aggregate of the Fair Market Values of all Vessels

Repayment Dates	The dates on which the Repayment Instalments shall be payable as more closely set forth in Clause 8

Repayment Instalment	Any of the instalments described in Clause 8 hereof

SACE	SACE S.P.A. of Roma, Italy

SACE Guarantee	The financial guarantee by SACE to and in favour of the Lenders up to seventy (70) percent of the Loan LT

Security Documents	The documents to be executed pursuant to Clause 12 together with any other document from time to time executed as security for the Loan or any part thereof

Security Period
The period commencing on the first Drawdown Date and ending on the day on which all obligations of the Borrowers arising pursuant to the terms of this Agreement, the Security Documents and the Master Agreements have been paid and performed in full

Security Period CT
The period commencing on the first Drawdown Date of any of Tranches CT and ending on the day on which all obligations of the Borrowers arising pursuant to the terms of this Agreement and the Security Documents with respect to Tranches CT have been paid and performed in full

Security Period LT
The period commencing on the first Drawdown Date of any of Tranches LT and ending on the day on which all obligations of the Borrowers arising pursuant to the terms of this Agreement and the Security Documents with respect to Tranches LT have been paid and performed in full

Ships Registry	The register of sea-going vessels held with the lower court (Amtsgericht) of Emden, Germany

Swap Bank	Any Lender acting in its capacity as party to a Master Agreement and as party to any Transaction thereunder

Swap Exposure
Any and all claims of a Swap Bank arising in connection with a Master Agreement and any and all Transactions, including, but not limited to, the compensation claim of that Swap Bank, which would be payable by the Relevant Borrower(s) to that Swap Bank under Section 8 or Section 6, as applicable of the relevant Master Agreement, if an event of termination had occurred in relation to all Transactions

Taxes	Any tax, levies, duties, charges, fees, deductions and withholdings levied or imposed by any government or other taxing authority whatsoever other than taxes on the income of the Lenders

Total Loss
The actual or constructive or compromised or arranged or agreed total loss of any of the Vessels and the requisition for title or other compulsory acquisition of any of the Vessels other than requisition for hire; and the capture, seizure, arrest, restraint, detainment, detention or confiscation of any of the Vessels by any government or by a person acting or purporting to act on behalf of any government which is not released or discharged within ninety (90) days

Tranches	Collectively the Tranches CT and the Tranches LT

Tranches CF	Collectively the Tranches of the Credit Facility, as more closely set out in Schedule 4b attached hereto

Tranches CT	Collectively the Tranches of the Loan CT, as more closely set out in Schedule 4 attached hereto

Tranches LT	Collectively the Tranches of the Loan LT, as more closely set out in Schedule 4 attached hereto

Transaction
Any kind of interest or currency swap transaction or any other kind of derivative transaction and entered into between a Swap Bank and the Relevant Borrower(s) under a Master Agreement and governed by the Master Agreement

Transfer Certificate	The transfer certificate substantially in the form attached hereto as Exhibit 17

Vessel (1) - (12)	The vessels and the vessels under construction, respectively, as set out in Schedule 3 attached hereto

Vessels	Together the Vessels (1) - (12), and in the singular form any one of them.

1.2	Clause headings are inserted for convenience only and shall not affect the construction of this Agreement and unless otherwise specified, all references to “Clauses” are to clauses of this Agreement.

1.3	Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa.

1.4	References to persons include corporate bodies and unincorporated bodies.

1.5	References to assets include property, rights and assets of every description.

1.6	References to any document are to be construed as references to such document as amended or supplemented from time to time.

1.7	References to any enactment include re-enactments, amendments and extensions thereof.

2	PURPOSE OF THE LOANS

The Loans and the Loan CT.B shall exclusively serve the following purposes hereunder and the Borrowers hereby undertake to the Lenders to make use of the Loans only for the purposes as stipulated following hereafter:

2.1	Loan CT.A. The Loan CT.A shall be made available to the Borrowers to assist them in financing part of certain Construction Price Instalments as more closely set out in Schedule 4 attached hereto.

2.2	Loan CT.B. The Loan CT.B shall be made available to the Borrowers to enable NORD/LB to issue the Payment Guarantees.

2.3	Loan LT. The Loan LT shall be made available upon delivery of each Vessel in Tranches LT.1 to LT.12 to the Borrowers to enable them

2.3.1
to repay those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and

2.3.2	to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5,

all as more closely set out in Schedule 4 attached hereto. However, in no event shall the Loan LT be in an amount in excess of seventy five (75) percent of the aggregate Investment Costs of all Vessels.

2.4
Credit Facility.  The Credit Facility shall be granted by the Lenders to the Borrowers to repay those amounts due in connection with the repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile, as more closely set out in Schedule 4b attached hereto.

3	DRAWDOWN OF THE TRANCHES

3.1
Availability.  Upon satisfaction of the conditions set out in Clause 5, the Lenders shall make available to the Borrowers the Relevant Tranche during the period from the date hereof up to and including the Relevant Commitment Termination Date and at the times and in the manner herein set forth.

3.2	Loan CT.

3.2.1
The Loan CT.A shall be drawn in up to twenty four (24) Tranches CT.A, as more closely set out in Schedule 4 attached hereto during the period of time from the date hereof up to and including the Commitment Termination Date CT.

3.2.2	The Loan CT.B shall be made available in up to eight (8) Tranches CT.B.

3.3
Loan LT.  The Loan LT shall be drawn in up to twelve (12) Tranches LT, as more closely set out in Schedule 4 attached hereto during the period of time from the date hereof up to and including the Commitment Termination Date LT.

3.4
Credit Facility.  The Credit Facility shall be drawn in up to forty eight (48) quarterly tranches, as more closely set out in Schedule 4b attached hereto during the period of time commencing three (3) Months after the delivery of the first Vessel up to and including the Commitment Termination Date CF. In case a Drawdown of any of Tranches CF is not made upon the relevant date upon which it is supposed to be made, the relevant Lenders’ commitment with regard to Tranche CF shall be cancelled accordingly.

4	LENDERS’ PARTICIPATION AND LIABILITY, BORROWERS’ LIABILITY

4.1	Lenders Participation. Each Lender shall participate in the Loans with the maximum amounts and the percentages as set out next to its name in the Schedule 1 attached hereto.

4.2
Lenders’ Liability.  The liability of each Lender hereunder to advance the amount being the equivalent of its participation in the Loans is several and no Lender shall be responsible for any failure by any other Lender(s) to meet its/their obligations hereunder nor shall any such failure relieve the Borrowers or any other Lender of all or any of its obligations hereunder. The Lenders shall be joint and several creditors (Gesamtgläubiger) hereunder and they shall not have any joint assets of capital (Gesamthandsvermögen) pursuant hereto.

4.3
Joint and several Liability.  The Borrowers shall be jointly and severally liable (gesamtschuldnerisch) for any and all amounts that may from time to time be owed actually or contingently to the Lenders pursuant to or in connection with this Agreement, the Security Documents and the Master Agreements.

5	AVAILABILITY

5.1
Availability of Loans and Tranches.  Any of the Loans shall be made available and the Payment Guarantees shall be issued in accordance with Clauses 2, 3 and 4 and upon the Borrowers’ compliance with the terms and conditions as set out in this Clause 5.

5.2
Drawdown Notice, Guarantee Request.  Not less than (3) Banking Days prior to any Drawdown of any of Tranches CT.A, Tranches LT or Tranches CF, the Borrowers shall execute and deliver to the Agent a drawdown notice in the form of Exhibit 1 attached hereto. Not less than (3) Banking Days prior to the required issuance of a Payment Guarantee by NORD/LB, the Borrowers shall execute and deliver to the Agent a guarantee request notice in the form of Exhibit 2 attached hereto.

5.3
Conditions Precedent.  It is a condition precedent to any Drawdown or the issuance of any Payment Guarantee that prior to or at least simultaneously with the relevant Drawdown and the issuance of a Payment Guarantee

5.3.1	the representation and warranties contained in Clause 17 shall be true and correct;

5.3.2	none of the circumstances specified in Clause 11 is subsisting;

5.3.3	no Event of Default has occurred;

5.3.4	the following conditions shall be met to the satisfaction of the Agent:

5.3.4.1	the Agent has received payment of the fees and expenses specified in Clause 6 to the extent due and payable;

5.3.4.2	the Agent has received the documents and evidence as more closely stipulated in the list of conditions precedent attached hereto as Schedule 5.

6	FEES AND COMMISSIONS

6.1	Arrangement Fee. An arrangement fee of Euros three million (EUR 3,000,000.00) was due on 21st April, 2008 and is payable by the Borrowers to the Mandated Lead Arranger.

6.2
Commitment Fee.  The Borrowers shall pay to the Lenders a commitment fee being dependant on their Internal Rating Class and calculated on the Loan LT less amounts drawn from time to time hereunder or cancelled, with the following grid applying:

Internal Rating Class	Commitment Fee
1 or 2	0.20% p.a.
3 or 4	0.25% p.a.
5	0.30% p.a.
6	0.35% p.a.
7	0.40% p.a.
8	0.45% p.a.

The Agent shall notify the Borrowers in writing about the Internal Rating Class applying from time to time. Since the Internal Rating Class is generated automatically by the Agent’s computerized rating tool, it shall not be subject to any negotiation.

The commitment fee shall be payable semi-annually in arrears calculated on the undrawn amount of the Loan LT and on the actual number of days elapsed in a year on a 360-day basis and for the last time on the earlier of (i) the date of the final Drawdown, (ii) the Commitment Termination Date LT or (iii) the date on which the Commitment ceases for any other reason, and for the period of time commencing on 21st April, 2008 and ending on the earlier of (i) the date of the final Drawdown, (ii) the Commitment Termination Date LT or (iii) the date on which the Commitment ceases for any other reason.

6.3	Agency Fee. The Borrowers shall pay to the Agent an agency fee as follows:

6.3.1
During the Security Period CT: Euros ten thousand (EUR 10,000.00) per Vessel per annum, being due and payable quarter-annually at the end of each quarter, for the first time on 31st December, 2008, and for the last time on the Relevant Vessel’s delivery proportionally, and

6.3.2
During the Security Period LT: Euros five thousand (EUR 5,000.00) per Vessel per annum, being due and payable quarter-annually at the end of each quarter, for the first time at the end of the quarter following the Relevant Vessel’s delivery and for the last time proportionally upon the full repayment of all amounts due hereunder with regard to the Relevant Vessel.

6.4
Guarantee Commission.  The Borrowers shall pay to NORD/LB a guarantee commission of one point three seven five (1.375) percent per annum on all amounts made available under the Loan CT.B in the form of Payment Guarantees being issued, such guarantee commission being due and payable with regard to each Payment Guarantee quarter-annually in arrears and on the date the Payment Guarantee expires and no contingent liability of NORD/LB is occurred thereunder any longer.

7	INTEREST

7.1
Obligation to pay Interest.  The Borrowers hereby undertake to pay to the Lenders from the day the first Drawdown is made interest on the principal amount of the Loans outstanding from time to time and on any accrued and unpaid interest (both before and after judgement) (provided such interest on accrued and unpaid interest is allowed under applicable law) on the Loans at any time outstanding.

7.2
Fixed Funding Costs.  The amount of the Fixed Funding Costs will be notified by the Agent to the Borrowers latest within two (2) Banking Days prior to the first drawdown under this Loan Agreement. Following the Agent’s notification, the Borrowers shall advise the Agent in writing latest on the first Drawdown Date whether they agree to the amount of the Fixed Funding Costs. The Fixed Funding Costs shall be binding on the parties until the Margin Day. If the Borrowers notify the Agent that they do not agree to the amount of the Fixed Funding Costs, or do not notify the Agent within the time limit referred to above, this Loan Agreement shall be deemed terminated as of receipt by the Lender of the Borrowers’ notice or the expiry of the aforesaid time limit, as the case may be. As of the date of such termination, all respective rights and obligations of the parties shall be extinct.

7.3	Interest Rates. The Borrowers shall pay to the Lenders interest as follows:

7.3.1	with regard to Tranches CT.A: at the Interest Rate CT.A,

7.3.2	with regard to Tranches LT:

7.3.2.1	on the portion of the Tranche LT being secured by the SACE Guarantee at the interest rate being the aggregate of the EURIBOR and the Margin 1, and

7.3.2.2	on the portion of the Tranche LT being not secured by the SACE Guarantee at the Interest Rate LT;

7.3.3	with regard to Tranches CF: at the Interest Rate CF,

under the proviso, however, that the Interest Rates shall be re-negotiated and agreed on in good faith between the Agent and the Borrowers on the Margin Day. The Agent shall notify the Borrower in writing not later than fifteen (15) Banking Days in advance of the Margin Day about its intention to re-negotiate the Interest Rates for and on behalf of the Lenders.

Should the parties agree on new Interest Rates, these new interest rates shall apply as from the Margin Day. Should the parties fail to agree on an increase or decrease of the Interest Rates until two (2) Banking Days prior to the Margin Day, the Interest Rate shall continue to apply and the Lenders shall be entitled to terminate this Agreement and to demand from the Borrowers the repayment of the Outstanding Indebtedness within a period of two (2) Months as from the Margin Day.

7.4
Capitalization of Interest.  The interest accrued on Tranches CT.A shall be capitalized by utilization of Tranche CT.A and B up to the maximum amount of Euros one million (EUR 1,000,000.00) and such amounts shall be re-paid on the Drawdown of the corresponding Tranche LT or on the Delivery of the Relevant Vessel or on the final maturity dates as more closely set forth in the Schedule 4 attached hereto, whichever is the earlier. In case the amounts needed for the capitalization of interest as set forth herein exceed the amount of Euros one million (EUR 1,000,000.00) the Borrowers shall effectively pay the interest due on each Interest Payment Date to the Agent.

7.5	Notice of Interest Rates by Agent. As soon as practicable the Agent shall give the Borrowers notice of the Interest Rates being applicable from time to time.

7.6	Method of Calculating. Interest on the Relevant Tranche shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) days year.

7.7	Payment intervals. Interest shall always be due and payable in arrears on the Interest Payment Date, provided, however, that

7.7.1	in relation to any Repayment Instalment falling due during any Interest Period interest shall be paid on such Repayment Date or Repayment Dates occurring during such Interest Period;

7.7.2
if an Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period shall be extended to the next succeeding day which is a Banking Day, unless the result of such extension would be to carry such Interest Period over into another calendar Month, in which event such Interest Period shall end on the preceding Banking Day;

7.7.3
in the event the Borrowers shall fail to select the duration of any Interest Period, or the Lenders do not agree to a selection, in each case in accordance with Clause 7.7, the Borrowers shall be deemed to have selected a period of three (3) Months in respect thereof.

7.8
Duration of Interest Periods.  At least three (3) Banking Days prior to the commencement of each Interest Period the Borrowers shall notify the Agent in writing whether it requires the ensuing Interest Period to be of a duration of three (3), six (6), nine (9) or twelve (12) Months, with the proviso that no more than six (6) Interest Periods shall occur within any twelve (12) Month period.

If the Borrowers wish to have fixed an Interest Period other than three (3), six (6), nine (9) or twelve (12) Months they shall request so in writing at least six (6) Banking Days prior to the commencement of such Interest Period. The requested Interest Period shall be applicable if all the Lenders have expressly agreed to such Interest Period. It is in the Lenders’ sole discretion to agree to such requested Interest Period. The Agent shall inform the Borrowers of the Lenders’ decision without undue delay. In case the Lenders have not agreed to an Interest Period other than three (3), six (6), nine (9) or twelve (12) Months, the ensuing Interest Period shall have a duration of twelve (12) Months unless otherwise agreed upon.

Whenever pursuant to the provisions of Clause 8 hereof a Repayment Instalment will become due for payment during an Interest Period but otherwise than at the expiry thereof the Borrowers shall in respect of such instalment payment be deemed to have nominated an Interest Period of such duration so as to ensure that the same shall expire on the due date for payment by the Borrowers of such Repayment Instalment.

No Interest Period shall exceed the Margin Day by more than ninety (90) days.

7.9	Synchronization of Interest Periods. The Agent shall have the right to synchronize Interest Periods and the Borrowers shall fully co-operate with the Agent and the Lenders to this effect.

8	REPAYMENT

8.1	Tranches CT.A. The Borrowers shall repay the Tranches CT.A to the Lenders upon the Drawdown of the corresponding Tranches LT, however not later than on the following final maturity dates:

Tranche	Final Maturity Date
CT.A.1.1 + CT.A.1.2	30th December, 2008
CT.A.2.1 + CT.A.2.2	28th February, 2009
CT.A.3.1 + CT.A.3.2	30th September, 2009
CT.A.4.1 + CT.A.4.2	30th November, 2009
CT.A.5.1 + CT.A.5.2	30th December, 2009
CT.A.6.1 + CT.A.6.2	30th December, 2009
CT.A.7.1 + CT.A.7.2	31st October, 2009
CT.A.8.1 + CT.A.8.2	30th November, 2009
CT.A.9.1 + CT.A.9.2	28th February, 2010
CT.A.10.1 + CT.A.10.2	31st May, 2010
CT.A.11.1 + CT.A.11.2	31st March, 2010
CT.A.12.1 + CT.A.12.2	30th June, 2010

irrespective whether any of the Tranches LT have been drawn down on such final maturity dates, provided, however, that upon Borrowers written request the Agent may agree, such approval not to be unreasonably withheld, to an extension of the relevant final maturity date by up to one hundred twenty (120) days.

8.2
Tranches LT.  The Borrowers shall repay each of the Tranches LT to the Lenders by amortising each of the Tranches LT with quarterly repayments over a twelve (12) years repayment profile. The first quarterly repayment of each Tranche LT shall be made three (3) Months after the Drawdown thereof, provided, however, that in any event the repayment of the Tranches LT shall be fully amortised on the following final maturity dates:

Tranche	Final Maturity Date
LT.1	30th December, 2020
LT.2	28th February, 2021
LT.3	30th September, 2021
LT.4	30th November, 2021
LT.5	30th December, 2021
LT.6	30th December, 2021
LT.7	31st October, 2021
LT.8	30th November, 2021
LT.9	28th February, 2022
LT.10	31st May, 2022
LT.11	31st March, 2022
LT.12	30th June, 2022

provided, however, that upon Borrowers written request the Agent may agree, such approval not to be unreasonably withheld, to an extension of the relevant final maturity date by up to one hundred twenty (120) days, provided that in case of a requested extension beyond 30th June, 2022 the prior written consent of SACE is required.

8.3
Credit Facility.  The Borrowers shall repay the Credit Facility to the Lenders by amortising the Credit Facility with quarterly repayments over a three (3) years repayment profile. The first quarterly repayment shall be made three (3) Months after the final repayment on relevant Tranche LT, provided, however, that in any event the repayment of the Credit Facility shall be fully amortised on the following final maturity dates:

Tranche	Final Maturity Date
CF.1	30th December, 2023
CF.2	28th February, 2024
CF.3	30th September, 2024
CF.4	30th November, 2024
CF.5	30th December, 2024
CF.6	30th December, 2024
CF.7	31st October, 2024
CF.8	30th November, 2024
CF.9	28th February, 2025
CF.10	31st May, 2025
CF.11	31st March, 2025
CF.12	30th June, 2025

provided, however, that upon Borrowers written request the Agent may agree, such approval not to be unreasonably withheld, to an extension of the relevant final maturity date by up to one hundred twenty (120) days.

9	VOLUNTARY AND MANDATORY PREPAYMENT

9.1
Prepayment.  The Borrowers may prepay any of the Tranches in whole or in whole multiples of Euros two hundred fifty thousand (EUR 250,000.00). Any such prepayment shall only be permitted provided the Agent shall have received not less than ten (10) Banking Days prior to such date irrevocable written notice of the amount to be prepaid and of the Tranche to which such prepayment shall be applied.

9.2	No Re-Borrowing. Any sum prepaid may not be redrawn by the Borrowers. Any partial prepayment shall be applied in reduction of the Repayment Instalments in the inverse order of their maturity.

9.3	Prepayment Notice. Any notice of prepayment given by the Borrowers shall be irrevocable and the Borrowers shall be bound to prepay in accordance with such notice.

9.4
Mandatory Prepayment in case of Sale or Total Loss.  If any of the Vessels is sold or declared a Total Loss the Borrowers shall provide the Agent with an evaluation of the Fair Market Values of all Delivered Vessels and of the actual value of the Vessels under Construction, such evaluation being not older than three (3) Months and being prepared by a broker or expert accepted by the Agent, unless the Agent has evaluated the Vessels’ Fair Market Value and such evaluation is not older than three (3) Months.

In case of a sale or Total Loss of any of the Vessels the Borrowers shall make a mandatory prepayment in accordance with this Clause.

9.4.1
In case the sale or Total Loss of a Vessel occurs before all Vessels are delivered by the Builder to the Borrowers, the Borrowers shall prepay an amount equalling the amount outstanding under the Relevant Tranche(s) drawn in respect of such Vessel. Until the Borrowers have not prepaid such amount, the Lenders shall have the right to cancel the remaining Commitment in an amount equivalent to the prepayment due.

9.4.2
In case the sale or Total Loss of a Vessel occurs after the delivery of the last Vessel by the Builder, the Borrowers shall prepay an amount equalling the Relevant Vessel’s Facility Ratio of the Loan Amount.

9.4.3
In case of a Total Loss the prepayment shall be made upon receipt of the insurance proceeds in respect of the Total Loss, however not later than forty-five (45) days after the occurrence of the Total Loss, unless either an Event of Default has occurred or the Loans to Fair Market Values ratio requirements as set out in Clause 18.2 are not met in which case the prepayment shall be made within thirty (30) days after the Total Loss has been declared or upon receipt of the insurance proceeds in respect of the Total Loss, whichever is the earlier.

9.4.4	In the case of a sale of a Vessel the prepayment shall be made on or before the delivery of the Relevant Vessel to the purchasers.

9.5
Non Delivery of Vessel(s).  In case it becomes evident that a Vessel will not be delivered by the Builder to the Relevant Borrower, the Borrowers shall prepay to the Lenders the Relevant Tranche(s) granted with respect to that Vessel on the earlier of (i) the repayment of the proceeds by the Builder to the Relevant Borrower under the Relevant Building Contract and (ii) the payment by the Relevant Refund Guarantor under the Refund Guarantee, unless either an Event of Default has occurred or the Loans to Fair Market Values ratio requirements as set out in Clause 18.2 are not met in which case such prepayment shall take place at the next Interest Payment Date.

9.6
Breakage Costs. In case the Lenders receive an obligatory or voluntary prepayment for any reason whatsoever on a day other than the last day of the then current Interest Period relating to such amount, the Borrowers shall pay to the Lenders on request the amount required to compensate the Lenders in full for any loss, premium or penalty incurred by them in respect of the liquidation or re-employment of funds borrowed for the purpose of maintaining the amount prepaid.

9.7
Cancellation of Credit Facility.  Each of the parties hereto may cancel the Credit Facility in whole or in part with four (4) weeks prior written notice, provided however that the Lenders shall only be entitled to cancel the Credit Facility in good faith and after information of SACE. The Agent will refrain from a cancellation of the Credit Facility if a cancellation would have, in the Agent’s sole and absolute discretion, a Material Adverse Effect.

10	PAYMENTS

10.1
Payment to the Borrowers.  The Borrowers shall specify to the Agent at least three (3) Banking Days prior to each date on which a payment is to be made to the Borrowers hereunder the account to which such payment shall be made.

10.2
Payments by the Borrowers.  All payments to be made by the Borrowers under this Agreement or any of the Exhibits shall be made in freely transferable and convertible funds in the relevant currency in which the relevant Tranche is denominated by that time not later than 11.00 a.m. Hannover time on the date upon which the relevant payment is due to any of the Lenders, the Mandated Lead Arranger and/or the Agent to the account the Agent nominates by written notice to the Borrowers.

10.3
Payments on non Banking Days.  In the event that the date on which a payment is due to be made hereunder is not a Banking Day, such date of payment shall be the next following Banking Day unless it would thereby fall in a new calendar Month in which event it shall be the immediately preceding Banking Day unless the Borrowers and the Lenders shall agree otherwise.

10.4
Default Interest.  In the event that any payment to be made hereunder by the Borrowers to the Agent is not received on the due date therefore, interest will be charged by the Agent from the due date until the date that payment is received at a rate which is equal to the aggregate of

10.4.1
One-week EURIBOR applying on the due date for payment and on each succeeding Banking Day until payment in full of the amount due is received by the Agent, provided that if the Agent determines that such default may be reasonably expected to continue unremedied for a period exceeding one (1) week then the Agent may require by notice to the Borrowers that the funding cost shall be determined by reference to the EURIBIR for periods of such duration (not exceeding three (3) Months) as the Agent may designate,

10.4.2	the Relevant Margin and

10.4.3	a default funding charge of two (2) per cent per annum.

Interest charged under this sub-clause shall be payable on demand and unless so paid shall be added to the defaulted amount at the end of each Month following the due date for payment of such amount. Nothing herein shall limit the right of the Lenders to claim from the Borrowers further compensation for damages suffered (Schadenersatz) as a result of the Borrowers having failed to pay any amount in respect of interest payable by them under this Agreement or any of the Security Documents on the due date for such payment. However, the Borrowers shall retain the right to prove that the damages suffered by the Lenders were less or that the Lenders have not suffered any damage.

10.5	No Set-Off by Borrowers. All payments to be made by the Borrowers hereunder shall be made without set-off or counterclaim.

10.6
Clear of Taxes.  All payments to be made by the Borrowers hereunder shall be made free and clear of and without deduction for or on account of any present or future Taxes of any nature now or hereafter imposed unless the Borrowers are compelled by law to make payment subject to any such Taxes. In that event the Borrowers shall (i) pay to the Lenders such additional amounts as may be necessary to ensure that the Lenders receive a net amount equal to that which they would have received had such payment not been made subject to any Taxes, and (ii) deliver to the Agent within ten (10) days of any request by it an official receipt in respect of the payment of any Taxes so deducted.

10.7
Compensation of Lenders.  If any amount of principal is, for any reason whatsoever prepaid on a day other than the last day of the then current Interest Period relating to such amount the Borrowers shall pay to the Lenders on request such amount as may be necessary to compensate the Lenders for any loss or premium or penalty incurred by them in respect of the liquidation or re-employment of funds borrowed for the purpose of maintaining the amount prepaid.

10.8
Interest Calculation Method.  Interest and any other payments under this Clause of an annual nature shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.

10.9
Priority of Payments, Waterfall.  All moneys (unless otherwise stipulated by this Agreement) received by the Lenders under this Agreement and the Security Documents shall be applied in the following order:

10.9.1	in satisfaction of all costs and expenses of the Mandated Lead Arranger then accrued hereunder and unpaid,

10.9.2	in satisfaction of all costs and expenses of the Agent then accrued hereunder and unpaid,

10.9.3
in satisfaction of all costs and expenses of the Lenders then accrued and unpaid, and all other amounts (other than specified under Sub-Articles 11.9.5 and 11.9.6) due and payable to them hereunder or under any of the Security Documents;

10.9.4	in satisfaction of any accrued interest then due on the Loans except for the Credit Facility;

10.9.5	in satisfaction of any principal of the Loans except for the Credit Facility then outstanding;

10.9.6	in satisfaction of any amounts outstanding under the Master Agreements;

10.9.7	in satisfaction of any accrued interest then due on the Credit Facility;

10.9.8	in satisfaction of any principal of the Credit Facility then outstanding;

10.9.9	in satisfaction of the Ongoing Guarantee Fee;

10.9.10	the balance (if any) will be released to the Borrowers.

10.10	Pro rata Application. If several of the claims mentioned above have the same ranking, the monies received shall be applied pro rata.

11	SUBSTITUTE RATE AND SUBSTITUTE BASIS

11.1
Change in Circumstances.  If at any time prior to the commencement of any Interest Period the Lenders shall have determined (which determination shall save in case of manifest error be conclusive and binding on the Borrowers) that:

11.1.1
by reason of circumstances affecting the Interbank Markets adequate and fair means do not exist for ascertaining the interbank rate applicable to the Loans or any part thereof during such Interest Period, or

11.1.2
deposits in an amount or amounts required for the Loans or the relevant part thereof for the duration of such Interest Period are not available to the Lenders in the Interbank Markets in sufficient amounts in the ordinary course of business, or

11.1.3
the cost of the Lenders for funding the Loans or any part thereof in the Interbank Markets would be higher than the aggregate of EURIBOR, and twenty five (25) percent of the Relevant Margin for the relevant Interest Period, the Agent in each case shall as soon as practicable give notice of such determination to the Borrowers and the provisions of the following paragraphs shall apply.

11.2
Substitute Rate.  In case no means exist for ascertaining the interbank rate as per Clause 11.1.1, the Agent, during a period of ten (10) Banking Days from the date of any such notice given pursuant to Clause 11.1, shall certify to the Borrowers (a) an alternative method of fixing the rate of interest (the “Substitute Rate”) which shall reflect (i) the cost to the Lenders of funding the Loans or any part thereof from the Interbank Markets or other sources, as the case may be, and (ii) the Relevant Margin, and (b) the cost of establishing alternative Interest Periods, if applicable. In establishing the Substitute Rate the Lenders shall have regard to reasonable wishes of the Borrowers and shall use to the extent it is reasonably possible its best efforts to reduce its costs of funding the Loans.

The Borrowers shall notify the Agent in writing within five (5) Banking Days of the receipt of such certificate from the Agent whether or not they accept such Substitute Rate. If the Borrowers so accept in writing, or do not notify the Agent whether or not they accept as aforesaid, such Substitute Rate shall apply in accordance with its terms. In case the Borrowers notify the Agent in writing that they do not accept such Substitute Rate, then the Borrowers and the Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing on the Substitute Rate for determining the rate of interest. Should the Borrowers and the Agent not agree an the Substitute Rate, then the Borrowers shall prepay to the Lenders the Loans or any part thereof to which this Article applies on the next Interest Payment Date in the currency the Loans or any part thereof was funded together with interest thereon at the Interest Rate applicable to the immediately preceding Interest Period.

11.3
Review of Circumstances (Substitute Rate).  As long as the Substitute Rate applies, the Lenders, in consultation of the Agent with the Borrowers, shall in sufficient time prior to the end of any Interest Period review whether the circumstances are such that a interbank rate may again be determined.

11.4
Substitute Basis.  In case deposits in EUR are not available to the Lenders or any of them as per Clause 11.1.2 above, the Agent, during a period of ten (10) Banking Days from the date of any such notice pursuant to Clause 11.1, shall certify to the Borrowers an alternative basis (the “Substitute Basis”) for maintaining the Loans or any part thereof. Such Substitute Basis may include an alternative method of fixing the rate of interest (which shall reflect the cost to the Lenders of funding the Loans or any part thereof from other sources plus the Relevant Margin), alternative currencies for the Loans or any part thereof, and in establishing such Substitute Basis the Lenders shall have regard to the reasonable wishes of the Borrowers and shall use to the extent it is reasonably possible their best efforts to reduce its costs of funding the Loans.

The Borrowers shall notify the Agent in writing within five (5) Banking Days of receipt of such certificate from the Agent whether or not they accept such Substitute Basis. In case the Borrowers so accept, such Substitute Basis shall apply in accordance with its terms. In case the Borrowers do not accept or do not notify whether or not they accept as aforesaid, then the Borrowers and the Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing on the Substitute Basis. Should the Borrowers and the Agent not agree on the Substitute Basis, then the Borrowers shall prepay to the Lenders the Loans or any part thereof to which this Clause applies on the next Interest Payment Date together with interest thereon at the Interest Rate applicable to the immediately preceding Interest Period.

11.5
Review of Circumstances (Substitute Basis).  As long as the Loans or any part thereof is maintained on the Substitute Basis, the Lenders, in consultation between the Agent with the Borrowers, shall in sufficient time prior to the end of any Interest Period review whether the circumstances are such that the Loans or the respective part thereof may be funded again in the London Interbank Market.

11.6
Necessary Amendments to Security Documents.  If a Substitute Rate or a Substitute Basis comes into effect or if the interbank rate as per Clause 11.1.1 or the Interbank Market again governs the Loans or any part thereof, both pursuant to the terms of this Clause, the Borrowers agree to execute, deliver, record and endorse at their own expense amendments to the Security Documents reflecting the same and such other documents as the Lenders shall reasonably request in order to maintain the validity of any of the Security Documents.

12	SECURITY

The Outstanding Indebtedness (including the Swap Exposure) shall be secured in accordance with this Clause.

12.1	General Rules applicable to this Clause and Security mentioned herein. It is hereby expressly agreed that:

12.1.1	the collateral listed herein shall serve as security for the Outstanding Indebtedness,

12.1.2
whenever reference is made in this Clause to an assignment of rights, this shall include, unless otherwise expressly stipulated, the execution of the notices related to such assignment and the Agent’s right to make use of such notices and to notify the debtor about the assignment at any time.

12.2	The Loan CT. The Loan CT shall be secured by:

12.2.1	the Assignments of the Building Contracts,

12.2.2	the Assignments of the Refund Guarantees,

12.2.3	the Corporate Guarantee.

12.3	The Loan LT. The Loan LT shall be secured with regard to each Delivered Vessel by:

12.3.1	the Acknowledgement and Submission and the Hypothec;

12.3.2	an assignment of the Relevant Vessel’s Insurances by the Relevant Borrower and the Bareboat Charterer, such assignment to be substantially in the form of Exhibit 7 attached hereto;

12.3.3	an assignment of the Relevant Vessel’s Insurances by the Assured(s) (if any), such assignment to be substantially in the form of Exhibit 8 attached hereto;

12.3.4	an assignment of the Relevant Vessel’s Earnings by the Relevant Borrower and the Bareboat Charterer, such assignment to be substantially in the form of Exhibit 9 attached hereto;

12.3.5	pledges of the Earnings Accounts, such pledges to be in the form of Exhibit 10 attached hereto;

12.3.6	the SACE Guarantee.

12.4
Credit Facility.  The Credit Facility shall be secured with regard to each Delivered Vessel by the collateral set forth in Clause 12.3.1 through to Clause 12.3.5, provided, however, that all moneys received by the Lenders under this Agreement and the Security Documents set forth in Clause 12.3.2 through to Clause 12.3.5 shall be applied only junior in rank to the indebtedness outstanding with regard to the Credit Facility, as set forth in Clause 10.9.

12.5
Swap Exposure.  During the entire Security Period the Swap Exposure shall be secured by the security listed in Clause 12 hereof, provided, however, that all moneys received by the Lenders under this Agreement and the Security Documents set forth in this Clause 12 shall be applied in accordance with Clause 10.9.

13	INSURANCES

13.1
Insurance Conditions.  The Borrowers (without prejudice to the terms of the assignments of insurances referred to in Clause 12) hereby agree that all the Insurances regarding the Delivered Vessels shall be taken out by first class international underwriters of recognized standing and assigned to the Lenders and further agree:

13.1.1
to insure and keep insured the Delivered Vessels in United States Dollar or such other currency as may be approved in writing by the Agent at the Borrowers’ own expense in the full Insurance Value but in no event for less than one hundred and twenty (120) percent of the total amount outstanding of the Relevant Tranche regarding the Relevant Vessel against fire, marine and other risks (including Excess Risks) and War Risks;

13.1.2
to enter the relevant Delivered Vessel in the name of the Relevant Borrower for its full value and tonnage in a protection and indemnity association approved by the Agent against all protection and indemnity risks with highest available limit of liability (except for the case of oil pollution which shall be covered to the highest limit for the type of the Delivered Vessel accepted by first class protection and indemnity associations);

13.1.3
to effect war risk insurance (hull and P&I), including cover in respect of vandalism, sabotage and malicious mischief as well as the London Blocking and Trapping Addendum, the war P&I cover having a separate limit for the same amounts insured under the war hull cover, and such additional Insurances and at such terms and such conditions as shall in the reasonable opinion of the Agent be necessary or advisable;

13.1.4
Loss of Hire to be taken out for a period of 14/180/180 days or another period approved by the Agent subject to ABS 1/10/83 Wording - including war, NMIP 1996 - Chapter 16, or equivalent conditions. Loss of Hire war can be taken out under separate basic war risks insurance. The Loss of Hire insurance shall contain an automatic renewal clause.

13.1.5
to effect the Insurances upon such terms as shall from time to time be approved in writing by the Agent and through such brokers (the “Approved Brokers”) and with such insurance companies, underwriters, war risks and protection and indemnity associations as shall from time to time be approved in writing by the Agent;

13.1.6
to procure that a Loss Payable Clause in the form attached as Exhibit 12 and being attached to the assignment of Insurances as per Exhibits 7 and 8 are included in all policies relative to the Insurances referred to in this Clause;

13.1.7
to renew the Insurances at least fourteen (14) days before the relevant policies or contracts expire and to procure that the Approved Brokers shall promptly confirm in writing to the Agent as and when each such renewal is effected;

13.1.8	punctually to pay all premiums, calls contributions or other sums payable in respect of the Insurances and to produce to the Agent all relevant receipts when so required by the Agent;

13.1.9	to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or War Risks association;

13.1.10
to procure that the interest of the Agent or of the Lenders (as determined by the Agent) shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances aforesaid and to procure that the said slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued shall provide for fourteen (14) days prior written notice to be given to the Agent by the Approved Brokers in the event of cancellation of Insurances;

13.1.11
to procure that all such instruments of insurance as are referred to in Clause 13.1.10 hereinabove shall be deposited with the Agent or with the Approved Brokers and that such brokers shall provide the Agent with certified copies thereof and a letter or letters of undertaking in the form of Exhibit 13 or in another form acceptable to the Agent;

13.1.12
to procure that the protection and indemnity and/or war risks association wherein the Delivered Vessels are entered shall provide the Agent with a copy of the Certificate of Entry and a letter or letters of undertaking in such form as may be required by the Agent and in the case of the protection and indemnity association such letter of undertaking shall be in the form of Exhibit 14 or in another form acceptable to the Agent;

13.1.13
to promptly provide the Agent with full information regarding any casualty or other accident or damage to any of the Delivered Vessels involving an amount in excess of the lesser of (i) five (5) percent of the amount insured and (ii) Euros one million (EUR 1,000,000.00), or in consequence whereof any of the Delivered Vessels has become or may become a Total Loss;

13.1.14
not to do any act nor voluntarily suffer nor permit any act to be done whereby any Insurance shall or may be suspended or avoided and not to suffer nor permit any of the Delivered Vessels to engage in any voyage nor to carry any cargo not permitted under the Insurances in effect without first covering the relevant Delivered Vessel to the amount herein provided for with insurance satisfactory to the Agent for such voyage or the carriage of such cargo and (without limitation to the generality of the foregoing) in particular not to permit any of the Delivered Vessels to enter or trade to any zone which is declared a war zone by any Government or by the relevant Delivered Vessel’s War Risks Insurers unless the Borrowers have effected at their expense such special insurance as the Agent may require and the Agent has received sufficient evidence from the underwriters of the existence of such insurance cover;

13.1.15
to apply all amounts available in respect of the Insurances as are paid to the Borrowers to the repair of the damage and the reparation of the loss in respect of which the said amounts shall have been received or to the reimbursement of the Borrowers or operators for monies expended by it/them for repair of the damage or loss;

13.1.16
that according to general principles of insurance law the Lenders shall be entitled to inform the Approved Broker through which the Insurances referred to in Clause 13.1 are effected about facts and/or circumstances which could be material for the decision to accept the risk of such Insurances and for the rate of premium;

13.1.17
ensure that, if any of the Delivered Vessels shall be insured under any form of fleet cover, there shall (unless otherwise agreed by the Agent) be contained in such letters of undertaking, inter alia, undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the relevant Delivered Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the relevant Delivered Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance; failing receipt of such undertaking, the Borrowers will instruct the brokers, underwriters, association or club concerned to issue a separate policy or certificate of entry for the Relevant Vessel in the sole name of the Relevant Borrower or its brokers as agents for the Relevant Borrower.

13.2	MII/MAP. The Agent for and on behalf of the Lenders shall be entitled to take out in its own name or in the name of the Lenders

13.2.1	a Mortgagee’s Interest insurance covering an amount at least equal to one hundred twenty percent (120%) of the Loan being outstanding at that time, and

13.2.2	an Additional Perils (Oil Pollution) insurance covering an amount at least equal to one hundred ten percent (110%) of the Loan being outstanding at that time.

Any cost arising from such insurances as mentioned in Sub-Clauses 13.2.1 and 14.2.2 shall be conclusively notified by the Agent to the Borrowers and shall be borne by the Borrowers.

13.3
US Waters.  Should the Delivered Vessels or any of them be operated by any of the Borrowers, any operator or charterer within US territory waters (200 miles zone) or should it be intended to enter any US harbour then the Borrowers are obliged to insure such Delivered Vessel against all risks as the Agent deems necessary by first class underwriters (e.g. maximum available additional oil pollution cover in excess of the oil pollution cover provided by the P&I Club, drug seizure etc.).

14	ENVIRONMENTAL MATTERS

14.1	Definitions. In this Clause

14.1.1	“Environmental Approval” means any approval, license, permit, exemption or authorisation required under any applicable Environmental Law; and

14.1.2	“Environmental Claim” means:

14.1.2.1	any claim by any governmental, juridical or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; and

14.1.2.2
any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident; whereby “claim” means a claim for damages, compensation or any other payment of any kind; an order or direction to take certain action or to desist from or suspend certain action, and any form of enforcement or regulatory action, including the arrest or attachment of any asset; and

14.1.3	“Environmental Incident” means:

14.1.3.1	any release or potential release of Environmentally Sensitive Material from any of the Delivered Vessels; and

14.1.3.2
any incident in which Environmentally Sensitive Material is released or threatened to be released from any of the Delivered Vessels and which involves a collision between any of the Delivered Vessels and another vessel or some incident of navigation or operation, in either case, in connection with which that Delivered Vessel is actually or potentially liable to be arrested and/or that Delivered Vessel or any of the Borrowers and/or any operator or the Manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; and

14.1.3.3
any other incident in which Environmentally Sensitive Material is released or threatened to be released otherwise than from any of the Delivered Vessels and in connection with which any of the Delivered Vessels is actually or potentially liable to be arrested and/or where any of the Borrowers and/or any operator or the Manager of that Delivered Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; and

14.1.4
“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material; and

14.1.5
“Environmentally Sensitive Material” means oil, oil products and any other substance (including any gas) which is (or is capable of being or becoming) polluting, toxic or hazardous, except for those materials for whose transport the vessels are dedicated and used for in the ordinary course of their business.

14.2	Borrowers’ Undertakings. The Borrowers will:

14.2.1
comply with all applicable Environmental Laws and will maintain in force and promptly obtain or renew all Environmental Approvals required to operate its business as from time to time conducted or reasonably anticipated to be conducted;

14.2.2	notify the Agent forthwith in writing upon:

14.2.2.1	any Environmental Claim being made against them and/or any operator or the Manager for the time being of any of the Delivered Vessels, or otherwise in connection with any of the Delivered Vessels; and

14.2.2.2	any Environmental Incident occurring;

14.2.3
keep the Agent advised in writing on such regular basis and in such detail(s) as the Agent shall require, of their response to any Environmental Claim made in connection with any of the Delivered Vessels or Environmental Incident;

14.2.4	to indemnify the Lenders against any losses and/or costs and/or taxes of whatsoever nature they might incur deriving from an Environmental Claim or an Environmental Incident.

15	CHANGE OF CIRCUMSTANCES

15.1	Compensation of Lenders. If

15.1.1	any law, regulation, treaty or official directive (whether or not having the force of law) or the interpretation thereof by any authority charged with the administration thereof:

15.1.1.1
subjects the Lenders to any Taxes with respect to payments of principal or of interest on the Loans or any other amount payable hereunder (other than Tax assessed, levied or collected on the overall net income of the Lenders); or

15.1.1.2
changes the basis of taxation of payments to any of the Lenders of principal or of interest on the Loans or of any other amount payable hereunder (other than a change in the basis of taxation on the overall net income of the Relevant Lender); or

15.1.1.3
imposes, modifies or deems applicable any reserve and/or special deposit requirements against or in respect of assets or liabilities of, or deposits with or for the account of, or loans or credits extended by any office of any of the Lenders, provided, however, that these occur or have consequences not earlier than (5) years after the first Drawdown; or

15.1.1.4
imposes on any of the Lenders any other condition affecting this Agreement, other than interest, the Commitment or the Loans or its funding provided, however, that these occur or have consequences not earlier than (5) years after the first Drawdown; or

15.1.1.5	any of the Lenders complies with any request, law, regulation or directive from any competent fiscal or monetary authority (whether or not having the force of law);

15.1.2	and as a result of any of the foregoing either directly or indirectly

15.1.2.1	the costs to the Lenders or any of them of making, funding or maintaining the Loans or of maintaining the Commitment are increased; or

15.1.2.2	the amount of principal or any other amount payable to the Lenders or any of them hereunder is reduced, other than interest; or

15.1.2.3	the Lenders or any of them make any payment or foregoes any interest or other return on or calculated by reference to the gross amount of any sum receivable by it from the Borrowers hereunder;

then and in each case upon demand from time to time the Borrowers shall pay to the Lenders such amount as shall compensate the Lenders for such increased costs, reduction, payment or foregone interest or other return. If the Lenders are entitled to make a claim pursuant to this Clause, the Agent shall notify the Borrowers of the event by reason of which they are so entitled. The Agent shall submit to the Borrowers a letter setting out details of the event giving rise to such compensation, the amount thereof and the manner in which it has been calculated, in the absence of manifest error such letter shall be conclusive.

In such a case the Borrowers may prepay the Loans in accordance with Clause 9 together with all interest accrued thereon and all fees and other amounts (including amounts payable referred to above) owing to the Lenders hereunder, but without penalty.

15.2
Tax.  If any amount payable by the Borrowers hereunder whether in respect of principal, interest or otherwise is or becomes subject at any time to taxation in the Federal Republic of Germany or any other country, except for taxes on the overall income of the Lenders, the Borrowers will indemnify the Lenders of such amount in respect of such tax liability so that the Lenders receive or retain a net sum equal to the amount they would have received or retained had there been no such tax liability but if the Lenders shall be or become entitled to any tax credit or relief in respect of any such tax liability or deduction and if the Lenders in their sole determination actually receive a benefit from such tax credit or relief in their relevant country of domicile, incorporation or residence, the Lenders shall, subject to any laws or regulations applicable thereto, pay to the Borrowers after such benefit is effectively received by the Lenders such amount (which shall be conclusively certified by the Lenders) as shall ensure that the net amount actually retained by that recipient is equal to the amount which would have been retained if there had been no such liability or deduction. In addition the Borrowers shall indemnify the Lenders of any sum payable by the Borrowers under this Agreement against any liability for taxes in the Federal Republic of Germany or any other country, imposed on the Lenders by virtue of the negotiation, preparation or execution of this Agreement, and/or the Security Documents the performance of any duty or discharge of any liability hereunder and/or under the Security Documents or the receipt of any payment hereunder and/or under the Security Documents.

15.3
Change of Law.  Notwithstanding anything to the contrary herein contained, if any change in law, regulation or treaty or in the interpretation or application thereof by any authority charged with the administration thereof shall make it unlawful for the Lenders to make, fund or maintain the Loans, the Lenders may by written notice of the Agent to the Borrowers declare that the Lenders obligations hereunder shall be terminated forthwith whereupon the Borrowers will prepay forthwith (or if permitted by law on the next following Interest Payment Date) the Loans together with all interest accrued thereon and all fees and other amounts payable to the Lenders hereunder, provided, however, that no penalty shall be payable. The Lenders’ obligations and liabilities hereunder and its Commitment shall be cancelled on the giving of such Agent’s notice. In any such event, but without prejudice to the aforesaid liability of the Borrowers to prepay the Loans the Borrowers and the Lenders shall negotiate in good faith with a view to agreeing terms for making the Loans available from another jurisdiction, or funding the Loans from alternative sources, or otherwise restructuring the Loans on a basis which is lawful.

16	BASEL II

If the Lenders’ basis of calculation of the Loans under applicable Basel II regulations changes due to a change in any of the Obligors’ general financial position and/or rating, the Lenders may reassess the Margins in order to adopt the Margins to the new calculation basis and thus determine new margins (the “New Margins”), provided, however, that such adoption shall take effect not earlier than the Margin Day. The Agent shall notify the Borrowers about the New Margins in writing. The New Margins shall apply from the day the next Interest Period commences however not earlier than one (1) Month after the Borrowers having received the Agent’s notice to this effect.

Upon receipt of the Agent’s notice of New Margins representing an increase towards the then current Margins the Borrowers may prepay the Loans on the last Interest Payment Date immediately preceding the date on which the New Margin shall commence, provided that the Agent has received not less than fourteen (14) Business Days prior to such last Interest Payment Date the Borrowers’ written notice to this effect.

The Borrowers may make such prepayment without paying the Lenders any penalty but, as provided in Clause 9.6, the Borrowers shall reimburse the Lenders on demand for any breakage cost, proven out-of-pocket expenses and legal fees the Lenders incur due to such prepayment.

17	REPRESENTATIONS AND WARRANTIES

17.1
Borrowers Representation and Warranties.  The Borrowers hereby represent and warrant to and for the benefit of the Lenders that, as on the date hereof and on each Drawdown Date and on each Interest Payment Date and on each Repayment Date:

17.1.1	the Borrowers are limited partnerships duly organized and validly existing under the laws of the Federal Republic of Germany;

17.1.2
the Borrowers have the perpetual corporate existence and power to enter into this Agreement and each of the documents to which they are a party and to borrow and perform their obligations hereunder and thereunder and have taken all necessary corporate or other actions required to authorize the execution, delivery and performance of this Agreement and those of the documents to which they are a party;

17.1.3
the execution, delivery and performance of this Agreement and each of the documents to which any of the Borrowers is a party will not violate or exceed the powers granted to it by, or any provisions of (a) any law or regulation in any jurisdiction to which it is subject, (b) any order or decree of any governmental agency or court of or in any jurisdiction to which it is subject, (c) the constitutional documents, or (d) any mortgage, deed, contract or agreement to which it is a party or which is binding upon it or any of its assets;

17.1.4
no approval or consent from any governmental and quasi-governmental authorities is necessary under applicable law for the execution and delivery of this Agreement and any document and instrument delivered or to be delivered pursuant hereto and the mortgaging of the Vessels to the Lenders;

17.1.5
there are no actions, suits or proceedings pending or threatened against or affecting any of the Borrowers, its property at law or before any governmental authority which may affect the Borrowers’ solvency or ability to pay their debts or their ability to own the Delivered Vessels or affect a substantial part of any of the Borrowers property and none of the Borrowers is in default with respect to any order, writ, injunction, claim or demand of any court or any governmental authority;

17.1.6
this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by the Borrowers with all of the terms and conditions of this Agreement and all documents and instruments referred to herein and/or delivered pursuant hereto will not result in any breach by them of the terms, conditions or provisions of, or constitute a default under any indenture, bank loan or credit agreement or instrument to which any of the Borrowers is bound and will not result in the creation of any lien, charge or encumbrance (other than the Hypothec) upon any of the Borrower’s property or assets;

17.1.7
there are no material facts or circumstances which have not been disclosed to the Agent in writing which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide finance to the Borrowers;

17.1.8
in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their obligations and liabilities hereunder and/or under the Security Documents to which any of the Borrowers is a party, the Borrowers are acting for their own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities, as from time to time amended);

17.1.9
this Agreement and each of the Security Documents constitute, or will constitute, when executed and delivered, and, in case of the Hypothec, when registered in the Ships Registry, legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms, subject to laws of bankruptcy, insolvency, liquidation or other laws affecting generally creditors’ rights;

17.1.10
the Borrowers have not failed to pay any material sum when due or to perform any material monetary obligation under the provisions of any agreement to which any of them is a party or by which any of them may be bound and no event has occurred and is continuing which entitles, or which with the giving of notice, lapse of time or other condition would entitle, the other party or parties to any such agreement to declare such indebtedness to be due and payable by the Borrowers or any of them;

17.1.11
the Borrowers are not in default in the performance of any material non-monetary obligation under the provisions of this Agreement or any other agreement to which any of them is a party or by which any of them may be bound and no event has occurred and is continuing which entitles, or which with the giving of notice, lapse of time or other condition would entitle, the other party or parties to terminate any such agreement; and

17.1.12
save as provided by applicable laws of bankruptcy, insolvency, liquidation or similar laws of general application, the obligations of the Borrowers under this Agreement rank and will rank at least pari passu in priority of payment, security and in all other respects with all non-preferred indebtedness of the Borrowers except with respect to maritime liens which according to applicable law rank prior to the Hypothec, and

17.1.13	the Borrowers have not incurred any financial indebtedness other than financial indebtedness disclosed to the Agent in writing, and

17.1.14	each of the Relevant Borrower’s sole business is the owning and operation of the Relevant Vessel and other than the Relevant Vessel it does not own other substantial assets, and

17.1.15	the financial information provided pursuant to Clause 19 hereof is complete, accurate and not misleading in all material respects, and

17.1.16
the Corporate Guarantor shall be and remain a limited partner (Kommanditist) of each of the Borrowers, such Corporate Guarantor or an affiliated company of the Corporate Guarantor, accepted by the Agent, holding at least twenty five (25) percent of each of the Borrower’s share capital, and

17.1.17
to the best of their knowledge, no Prohibited Payment has been made or provided, directly or indirectly, by (or on behalf of) any of it, any of their subsidiaries, their officers, directors or any other person acting on their behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, any authority) in connection with this Loan Agreement or any Security Document, and

17.1.18
none of the sources of funds to be used by the Borrowers in connection with any payments to be made by the Borrowers or any of them under the Loan Agreement or any Security Document or its business are of Illicit Origin, and

17.1.19	the Loans will not be used to finance equipment or sectors under embargo decisions of the United Nations, the World Bank, the European Union or Italy.

17.2
Additional Representation and Warranties regarding Loan CT.  The Borrowers furthermore hereby represent and warrant to and for the benefit of the Lenders that, as on the date hereof and on each Drawdown Date and on each Interest Payment Date and on each Repayment Date until the full repayment of Loan CT:

17.2.1	the Corporate Guarantor is a company or corporation duly organized and validly existing and in good standing under the laws of its incorporation;

17.2.2
the Corporate Guarantor has the perpetual corporate existence and power to enter into the Corporate Guarantee and to perform its obligations thereunder and has taken all necessary corporate or other actions required to authorize the execution, delivery and performance of the Corporate Guarantee;

17.2.3
the execution, delivery and performance of the Corporate Guarantee will not violate or exceed the powers granted to the Corporate Guarantor by, or any provisions of (a) any law or regulation in any jurisdiction to which it is subject, (b) any order or decree of any governmental agency or court of or in any jurisdiction to which it is subject, (c) the constitutional documents, or (d) any mortgage, deed, contract or agreement to which it is a party or which is binding upon it or any of its assets and except as contemplated hereby and by the documents it is a party to will not cause any encumbrance to arise over or to attach to all or any part of its revenues or assets nor oblige it to create any such encumbrance;

17.2.4	no approval or consent from any governmental and quasi-governmental authorities is necessary under applicable law for the execution and delivery of the Corporate Guarantee;

17.2.5
according to the Borrowers’ records and best knowledge there are no actions, suits or proceedings pending or threatened against or affecting the Corporate Guarantor, its property at law or before any governmental authority which may affect the Corporate Guarantor’s solvency or ability to pay its debts or affect a substantial part of the Corporate Guarantor’s and according to the Borrowers’ records and best knowledge the Corporate Guarantor is not in default with respect to any order, writ, injunction, claim or demand of any court or any governmental authority;

17.2.6
the Corporate Guarantee, the consummation of the transactions therein contemplated and the fulfillment of the terms thereof and the compliance by the Corporate Guarantor with all of the terms and conditions of the Corporate Guarantee will not result in any breach by it of the terms, conditions or provisions of, or constitute a default under any indenture, bank loan or credit agreement or instrument to which the Corporate Guarantor is bound and will not result in the creation of any lien, charge or encumbrance upon any of the Corporate Guarantor’s property or assets;

17.2.7
there are no material facts or circumstances which have not been disclosed to the Agent in writing which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide finance to the Corporate Guarantor;

17.2.8
the Corporate Guarantee constitutes, or will constitute, when executed and delivered, legal, valid and binding obligations of the Corporate Guarantor, enforceable against it in accordance with its terms, subject to laws of bankruptcy, insolvency, liquidation or other laws affecting generally creditors’ rights.

18	ASSET PROTECTION

18.1
Evaluation.  The Borrowers covenant and undertake with the Lenders that they will from time to time annually upon request by the Agent, in any event not more than twice per year, cause the Fair Market Value of the Delivered Vessels to be valued in United States Dollars, Euros or British Pounds, such Fair Market Value being the arithmetic average of the valuations provided by one (1) internationally well reputed ship sale and purchase broker approved by the Agent, each such valuation to be made, unless the Agent requests otherwise, without physical inspection and on the basis of an arms-length transaction between willing buyer and willing seller without taking into account any charter party of the Delivered Vessels in force at the time of any such valuation and such broker being instructed to deliver to the Agent the aforesaid valuation in writing. All costs arising in connection with the obtaining of these valuations (including, but not limited to, the fees of the relevant broker and surveyor) shall be borne by the Borrowers.

18.2
Shortfall.  If the aggregate of the Fair Market Values assessed in accordance with Clause 18.1 at any time after the delivery of any or all Delivered Vessels shall be less than one hundred twenty (120) percent of the then outstanding balance of the Tranches LT, then and in such case within a period of thirty (30) days following receipt by the Borrowers of written notice from the Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall in the absence of manifest error be conclusive and binding upon the Borrowers) either furnish the Lenders with such additional security as shall be acceptable to the Lenders in their sole discretion for the purpose of remedying such deficiency in security or prepay to the Lenders (together with interest accrued thereon and any costs arising through such prepayment being made otherwise than at the end of an Interest Period) such part of the Tranches LT as shall be necessary to ensure compliance with the provisions of this Clause. Any additional security required as a result of the operation of this Clause is separate from and additional to any other security provided or to be provided under the other provisions of this Agreement and the Security Documents.

19	UNDERTAKINGS

19.1	Financial Covenants

19.1.1	Each of the Borrowers undertakes to the Lenders that during the Security Period it will

19.1.1.1	maintain the Relevant Earnings Account with the Agent;

19.1.1.2	have all Earnings of the Relevant Delivered Vessel paid into the Relevant Earnings Account.

19.1.2	The Borrowers undertake to the Lenders that during the Security Period they will:

19.1.2.1	not without the Agent’s prior written consent assume, guarantee or endorse or otherwise become or remain liable in connection with any obligation of any person, firm, company or other entity;

19.1.2.2	not without the Agent’s prior written consent authorize or accept any capital commitments exceeding Euros one million (EUR 1,000,000.00), in the single or in the aggregate, per Borrower;

19.1.2.3
not enter into any shareholder loans, inter company borrowings unless these are fully subordinated to the Borrowers’ obligations hereunder and under the Security Documents and on terms and conditions acceptable to the Lenders;

19.1.2.4
not create or permit to subsist any collateral over any of its assets with the exception of (i) suppliers’ collateral as common in trade or industry, such as reservation of title or subsequent assignment by way of security, and (ii) banking collateral as required by banks’ general business conditions, and (iii) the collateral created by the Security Documents; provided, however, that in case of the exceptions described in (i) and (ii) above the Borrowers shall secure that the Lenders participate before or at the same time and in the same rank in this collateral or providing the Lenders with equal collateral (Pari Passu),

19.1.2.5	pay dividends only in case

19.1.2.5.1	the payment of the Delivered Vessels’ running cost and of all amounts due and payable under this Agreement over the next twelve (12) Months is secured, and

19.1.2.5.2	no Event of Default has occurred and is continuing,

19.1.2.6
immediately pay the entire Ongoing Guarantee Fee to the Agent not being allowed to have such a fee divided in subsequent instalments) as soon as a cancellation of the Loan LT and/or the declaration of the Loan LT to be immediately due and payable as per Clause 22 occurs.

19.2	Covenants related to the Vessels under Construction

The Borrowers undertake to the Lenders that during the construction process of the Vessels they will

19.2.1
deliver to the Agent upon request copies of the reports of the construction supervision team of the Borrowers informing about the construction progress and the technical condition of each of the Vessels under construction;

19.2.2	ensure that the Agent and/or its agents are permitted to inspect the Vessels under construction at all reasonable times, whereby the costs of these inspections shall be borne by the Borrowers.

19.3	Covenants related to the Delivered Vessels

19.3.1	The Borrowers undertake to the Lenders that during the Security Period they will

19.3.1.1	have the Delivered Vessels registered in the Ships Registry and fly the German flag or any other flag acceptable to the Agent;

19.3.1.2
procure that at least two (2) of the first four (4) Delivered Vessels be employed under a time charter of a minimum duration of twelve (12) Months (or equivalent substitute satisfactory to the Lenders, such as a cash deposit to be opened and maintained by the Borrowers with the Agent and to be pledged to the Lenders, with an amount to cover operating expenses and financing cost under this Agreement for 12 months), at a charter hire in a sufficient amount to cover operating expenses and financing costs under this Agreement and furthermore on terms and conditions acceptable to the Lenders;

19.3.1.3	present a pool concept for the Vessels’ employment to the full satisfaction of the Lenders;

19.3.1.4
cause at least four (4) of the Delivered Vessels after the delivery of the last Vessel to be employed under the Charters or any other contract of employment on terms and conditions acceptable to the Agent (or equivalent substitute, as described in clause 19.3.1.2 above), provided that this covenant shall only be applicable until 31st December, 2014 in case the Borrowers have made all payments due hereunder from time to time and under any Security Documents and no Event of Default has occurred;

19.3.1.5	cause the Delivered Vessels to be managed by the Manager;

19.3.1.6	ensure that the Delivered Vessels are insured in accordance with the requirements of this Agreement and at all times comply with all terms and conditions of such Insurances;

19.3.1.7	maintain the Delivered Vessels with, or procure that the Delivered Vessel maintain the following class:

ABS: +A1 (E), Offshore Support Vessel AH, +AMS, *ACCU, Oil Recovery Capability Class 1, DPS-1, FiFi-II, TCM, UWILD,

and furthermore to be classed in the highest class for vessels of its kind with the Classification Society or with such other classification society as shall previously have been agreed to in writing by the Agent without any overdue recommendations or qualifications;

19.3.1.8	without prejudice to the aforesaid,

19.3.1.8.1	maintain the Delivered Vessels or procure that the Delivered Vessels be maintained in accordance with the highest standards of ship maintenance and operation for vessels of its kind;

19.3.1.8.2
ensure that the Agent and/or its agents are permitted to inspect the Delivered Vessel at all reasonable times, whereby the costs of one (1) inspection per year per Delivered Vessel shall be at the Borrowers cost, unless a Delivered Vessel has been repaired in a shipyard or there has occurred and is continuing an Event of Default: in these cases also the costs of further inspections shall be borne by the Borrowers;

19.3.1.8.3	promptly effect or cause to be effected at its expense all repairs and replacements as and when the Agent or the Classification Society may from time to time require the same;

19.3.1.8.4
not to remove material parts or material equipment from any of the Delivered Vessels unless replaced with equipment of the same or higher value and not to make material alterations, which would affect any of the Delivered Vessels’ class.

19.3.1.9
comply with all applicable  national and international laws, rules, regulations and orders of any governmental entity or administrative agency including, without limitation, constitutional provisions, statutes, decrees, treaties, laws, conventions and regulations having the force of law, applicable to the Borrowers or any of its businesses, properties or assets or the Delivered Vessels, including, but not limited to, the ISPS Code;

19.3.1.10
obtain promptly at any time or from time to time (as the case may be) and will at any time comply with the terms of and do all that is necessary to maintain in full force and effect all registrations, licenses, consents, approvals, authorizations and/or declarations required under any applicable law or regulation of any applicable jurisdiction to enable the Borrowers to lawfully enter into and perform its obligations hereunder and under the Security Documents to which they are a party and to ensure the legality, validity, enforceability or admissibility in evidence in all applicable jurisdictions of this Agreement and the Security Documents and furnish the Agent with a copies of the documents obtained in complying with this Clause;

19.3.1.11
if an Event of Default has occurred and the Lenders have accelerated the Loans, direct or cause to direct any of the Delivered Vessels or all of them to any destination or port as the Agent may request.

19.3.2
The Borrowers furthermore undertake to the Lenders that during the Security Period to comply or to procure that the Manager will comply within the requisite applicable time limits for vessels of same type, size, age and flag of the Delivered Vessels with the International Management Code for Safe Operation of Ships and for Pollution Prevention (as the same may be amended from time to time, the “ISM Code”) adopted by the International Maritime Organisation or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter,

19.3.2.1
to hold or to procure that the Manager holds, a valid Document of Compliance (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the Borrowers or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to the Delivered Vessels pursuant to the ISM Code,

19.3.2.2	upon the Agent’s request, to provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued and after every renewal and

19.3.2.3	to keep or to procure that there is kept, on board of each Delivered Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate.

19.3.3	The Borrowers undertake to the Lenders that during the Security Period they will not

19.3.3.1	without the Agent’s prior written consent cancel, change, amend or modify any Charter;

19.3.3.2	enter into any bareboat charter contract regarding any of the Delivered Vessels other than those referred to in Clause 20;

19.3.3.3
create, incur or allow to exist over any of the Delivered Vessels any further hypothec, mortgage, charge, lien or pledge other than (a) the Hypothec, (b) liens for Taxes not delinquent or being contested in good faith, (c) liens for current crew’s wages and salvage, (d) liens covered by valid policies of insurance held by the Lenders and meeting the requirements of Clause 13, and (e) liens not covered by insurance, incurred in the ordinary course of business and not more than thirty (30) days past due;

19.3.3.4	without the Agent’s prior written consent permit any change of register, flag, Classification Society, ownership or management of any of the Delivered Vessels;

19.3.3.5	own, charter or manage any vessel other than the Vessels;

19.3.3.6	permit any of the Delivered Vessels to be operated in any way contrary to applicable law;

19.3.3.7	permit any of the Delivered Vessels to carry nuclear fuels or radioactive products or waste;

19.3.3.8	permit any of the Delivered Vessels to carry toxic waste;

19.3.3.9	permit any of the Delivered Vessels to carry arms or ammunition.

19.4	Reporting Covenants

The Borrowers undertake to the Lenders that during the Security Period they will

19.4.1
deliver to the Agent copies of the Borrowers’ Financial Statements, not later than 30th April of each year, for the first time until 30th April, 2009 for the business year 2008, and such other information (including financial information) as the Agent may from time to time reasonably require;

19.4.2
deliver to the Agent copies of the Borrowers’ unaudited semi annual financial results and cash flow projections, not later than ninety (90) days after the end of each half-year, for the first time until 30th March, 2009;

19.4.3
deliver to the Agent copies of each of the Corporate Guarantor’s Financial Statements, on a consolidated basis, not later than 30th September of each year, for the first time until 30th September, 2008 for the business year 2007, and such other information (including financial information) as the Agent may from time to time reasonably require regarding the Corporate Guarantor;

19.4.4	deliver to the Agent upon the Agent’s request, class certificates for hull and machinery and the Agent shall be permitted access to all reports, files and records of the Classification Society;

19.4.5	deliver to the Agent upon the Agent’s request, information as to the employment of the Delivered Vessels, such as charter contracts, operating expenses etc;

19.4.6
deliver to the Agent such financial information on the Borrowers and on the Corporate Guarantor, the Manager and such further information on the Delivered Vessels as the Agent may from time to time require;

19.4.7
promptly inform the Agent of any occurrence of which they become aware which in their reasonable opinion might adversely affect their ability to perform their obligations hereunder or under any Security Document to which they are a party or constitute an Event of Default;

19.4.8
promptly inform the Agent of any damage to or alteration of any of the Delivered Vessels exceeding the value of an amount in excess of the lesser of (i) five (5) percent of the amount for which the relevant Delivered Vessel is insured or (ii) Euros one million (EUR 1,000,000.00).

19.5	Covenants regarding Corporate Structure

The Borrowers further undertake to the Lenders that during the Security Period they will not without the prior written consent of the Agent:

19.5.1
allow any change in any of the Borrower’s corporate or shareholder structure to the effect that the Relevant Borrower ceases to be either partly owned by the Corporate Guarantor by a share of 25% directly or through an affiliated company accepted by the Agent or ceases to be a limited partnership;

19.5.2	allow any change of the General Partner, any change in the General Partner’s corporate or shareholder structure;

19.5.3	change the nature of any of the Borrowers’ business or commence any business other than the ownership and operation of the Delivered Vessels;

19.5.4	consolidate with or merge into any other corporation or merge any other corporation into any of the Borrowers.

20	BAREBOAT REGISTRATION

20.1
Approval to Bareboat Registration.  At the Borrowers’ request the Lenders are ready to consent to the Delivered Vessels being temporarily registered in the name of a Bareboat Charterer as a chartered bareboat in a ships registry under a flag acceptable to the Agent provided

20.1.1	the relevant Bareboat Charterer is a wholly owned and controlled subsidiary of the Relevant Borrower,

20.1.2
all necessary or advisable approvals, consents, permits, certificates of registry, etc. have been granted by the German and the relevant authorities of the flag state and have been produced to the Agent in original or certified true and complete copy and the following documents have been produced to the Agent:

20.1.2.1	evidence in writing that the relevant Bareboat Charterer is a wholly owned and controlled subsidiary of the Relevant Borrower,

20.1.2.2	with respect to each Delivered Vessel to be registered under the flag accepted by the Agent the documentation set out in Exhibit 11 attached hereto.

20.2	Lenders’ Reservation. The Lenders reserve the right to grant their consent under additional conditions and to revoke such consent whenever they deem necessary or advisable.

21	ACCOUNTS

21.1	Earnings Accounts. The Borrowers shall establish and maintain in their relevant names throughout the Security Period the Earnings Accounts with the Agent.

21.2	Costs of Operations. The Relevant Borrower shall be entitled to debit its Earnings Account with the Delivered Vessel’s current costs of operation.

21.3
Agent’s Authorisation.  The Borrowers hereby instruct and authorize the Agent, and the Agent is entitled to make use of this instruction upon its sole discretion, to debit the Earnings Account with the Repayment Instalments, the Interest Payments, and the payments of any cost or expenses to be borne by the Borrowers pursuant to this Agreement on their respective due dates.

21.4	Interest. Interest (at the rate applicable from time to time for the period the relevant deposit has been made) accruing on the Earnings Accounts shall be for the Borrowers’ credit.

21.5
Keeping Accounts.  The Agent shall maintain and keep accounts showing all sums due to the Lenders from the Borrowers and the amounts in such accounts and in the books of the Agent and/or the Lenders shall be conclusive, save for manifest error.

22	EVENTS OF DEFAULT

22.1	Single events of Default. Without prejudice to no. 26 paragraph 2 of the Agent’s general business conditions (Allgemeine Geschäftsbedingungen), in case:

22.1.1
any of the Borrowers fails to pay when due any instalment of principal or interest or other sum payable hereunder or under or pursuant to any of the Security Documents or other document relating to this Agreement; or

22.1.2	any of the Borrowers defaults in the performance or observance of any other obligation or term contained herein, in any of the Security Documents or other document relating to this Agreement; or

22.1.3	this Agreement or any of the Security Documents ceases in whole or in part to be valid, binding and enforceable; or

22.1.4
any representation, warranty or undertaking made in this Agreement or in any certificate, statement or other document delivered in connection with the execution and delivery hereof shall prove to have been incorrect, inaccurate or misleading in any material respect; or

22.1.5
there is any material adverse change in the financial situation of any of the Obligors and such occurrence in the opinion of the Agent makes it unlikely that the Obligors will be able to perform their obligations hereunder and/or under the Security Documents in the manner provided herein and for therein; or

22.1.6
any of the Borrowers ceases or threatens to cease to carry on its business or disposes or threatens to dispose of any substantial part of its assets or the same are seized or appropriated for any reason; or

22.1.7
any of the Obligors (other than the Manager) becomes insolvent or bankrupt or becomes unable to pay its debts as they mature or makes any composition with or assignment for the benefit of its creditors or applies for or consents to or sustains the appointment of a trustee or receiver in respect of its assets or a substantial part thereof or ceases or threatens to cease to carry on business; or

22.1.8
any consent required for the performance by any of the Borrowers of its obligations hereunder or under any Security Document is revoked or is otherwise modified in a manner unacceptable to the Agent; or

22.1.9	the Loan or any portion thereof has not been utilized for its intended purpose; or

22.1.10
pursuant to a legal opinion given to the Agent and/or the Lenders by any of their counsels the validity and/or enforceability of this Agreement and or any Security Document may be subject to material doubt and if the Borrowers fail to comply within fourteen (14) days from receipt of the Agent’s written demand to remedy such material doubt to the Lenders satisfaction; or

22.1.11
any of the Borrowers is in default under any other agreement with the Lenders or any of them, or under any financing agreement to which the Borrowers, or any of them, is/are a party in which the Lenders or any of them is participating on the lenders’ side; or

22.1.12	any of the Borrowers is in default under any other financial agreement and the lender thereunder has cancelled such agreement and demanded early repayment; or

22.1.13	any of the Vessels is not delivered to the Relevant Borrower in due time in accordance with the terms of the Relevant Building Contract;

22.1.14	any Charter, the Pool Agreement, any Building Contract or Refund Guarantee is terminated, rescinded, invalid or unenforceable;

22.1.15	the performance by any of the Borrowers of its obligations under this Agreement, any of the Security Documents or any of the Master Agreement becomes illegal;

22.1.16
the Equity Provider 1 ceases to be a limited partner (Kommanditist) of each of the Borrowers (except for Borrowers 10, 11, and 12) holding at least seventy five (75) percent of each of the Borrower’s (except for Borrowers 10, 11 and 12) share capital;

22.1.17
the Equity Provider 2 ceases to be a limited partner (Kommanditist) of each of the Borrowers holding at least twenty five (25) percent of each of the Borrower’s share capital, unless the Equity Provider 2 transfers its shares in the Borrowers to an affiliated company accepted by the Agent;

22.1.18
the Equity Provider 3 ceases to be a limited partner (Kommanditist) of each of the Borrowers 10, 11 and 12 holding at least seventy five (75) percent of each of the Borrower’s 10, 11 and 12 share capital;

then, and in any such event and at any time thereafter, if any such event shall be continuing, the Lenders shall be entitled:

(i)
by written notice from the Agent to the Borrowers to declare the Loans immediately due and payable, whereupon the same shall become so payable in accordance together with interest accrued thereon and all other amounts payable hereunder and under the Security Documents; and/or

(ii)
by written notice from the Agent to the Borrowers to declare that the Commitment be cancelled, whereupon the same shall be cancelled and all amounts payable hereunder shall become immediately due and payable, provided, however, that in case of an event as set out in this Clause resulting from a breach of obligations arising from this Agreement, the Lenders shall be entitled to the rights set out in Subclause 22.1 (i) and Subclause 22.1 (ii) only after expiry, without result, of a reasonable period fixed for corrective action by the Borrowers or after a warning to the Borrowers has proved unsuccessful, unless this proviso can be dispensed due to the specific features of the particular case pursuant to Section 323 (2) and (3) of the German Civil Code (BGB), in particular, if the Borrowers definitely refuse performance or fail to render performance on a contractually fixed date or within a specified time-period.

23	ASSIGNMENT, TRANSFER AND SYNDICATION

23.1
Assignment by Borrowers.  The Borrowers shall not without the Lenders’ prior written consent assign all or part of their rights or transfer all or part of their obligations hereunder to any third party.

23.2
Assignment by Lenders to Branches.  The Lenders are entitled to assign, transfer (by way of Vertragsübernahme) pledge, and/or sub-participate their rights and obligations and the credit risk hereunder and under the Security Documents, in part or in full to any branch, wholly owned subsidiary or affiliate of such Lender.

23.3
Syndication.  The Lenders are entitled to assign, transfer (by way of Vertragsübernahme) pledge, and/or sub-participate their rights and obligations and the credit risk hereunder and under the Security Documents, in part or in full to any Lender or to any other third party (the “Syndicate Members” or, in case of an assignment and transfer (by way of Vertragsübernahme) the “New Lender”), provided, however, the Borrowers and SACE have given their prior written consent thereto in case such Syndicate Member or New Lender is not a Lender, such consent not to be unreasonably withheld.

23.4	Syndication Procedure. The procedure for the assignment and transfer (by way of Vertragsübernahme) shall be as described below.

23.4.1	In this Clause “Transfer Date” in a Transfer Certificate has the following meaning:

23.4.1.1	the Transfer Date which is specified in detail in the Transfer Certificate, or, if later,

23.4.1.2	the date on which the Agent signs the Transfer Certificate.

23.4.2	A transfer is effected if:

23.4.2.1	the transferring Lender and the New Lender furnish the Agent with a duly signed Transfer Certificate;

23.4.2.2	the Agent signs the Transfer Certificate; and

23.4.2.3	the New Lender has acceded to the Agency and Security Pooling Agreement.

23.4.3
Each party, including, but not limited to, the Borrowers, hereby grants the Agent an irrevocable power of attorney for the acceptance of the Transfer Certificate in its name and subject to release from the restrictions imposed by § 181 of the German Civil Code.

23.4.4	On the Transfer Date:

23.4.4.1	The New Lender assumes the rights and obligations of the transferring Lender, which, pursuant to the Transfer Certificate are the subject of the transfer; and

23.4.4.2	the transferring Lender is released from its relevant duties.

23.5
Assignment of rights to SACE.  With the implementation (Inanspruchnahme) of the SACE Guarantee, the rights to payment hereunder shall be directly and/or indirectly assigned to SACE either by operation of law or by will of the Lenders to the extent of any payments made by SACE under the SACE Guarantee as more closely described in the SACE Guarantee. It is hereby agreed that such assignment of rights is accepted by the Borrowers and will not require any other consent from them.

23.6
Disclosure.  The Lenders shall be entitled to disclose to any potential Syndicate Member, New Lender as well as — where relevant — to rating agencies, trustees, and accountants, such financial and other information regarding the Borrowers, the Loans, the collateral, the financial circumstances and other information, as the Lenders may deem reasonably necessary or appropriate in connection with the (potential) syndication, the assessment of the risk and the ongoing monitoring of the loan by any (potential) Syndicate Member or New Lender. Insofar the Lenders shall be released from any obligation of secrecy and from banking confidentiality. Where Syndicate Members, New Lenders, rating agencies, trustees and accountants are not already by law subject to rules of confidentiality, the Lenders shall require such Syndicate Members, New Lenders, rating agencies, trustees and accountants to sign a confidentiality agreement. The Lenders shall be entitled to release deal tables containing standard information for marketing purposes. Furthermore, the Lenders shall be entitled to inform each other and the Agent of any events or information of which they become aware affecting any of the Loans or the Security Documents. The Lenders shall be released from any obligation of secrecy and from banking confidentiality in this respect as well.

23.7
Borrowers Cooperation.  The Borrowers herewith irrevocably agree to the above-mentioned measures. To the extent the cooperation of the Borrowers shall be required in the course of syndication, the Borrowers will take all necessary steps, provided that this shall not result in any additional costs to them. The Borrowers undertake to and procure that each of third party sureties will, upon request of the Agent, participate and assist in a transfer of the security created by the Security Documents.

23.8
Binding Documents.  The Security Documents shall be binding upon, and shall inure to the benefit of, the Lenders and their relevant successors and assigns and their respective successors (in each case whether by merger, amalgamation, consolidation, take over or otherwise, and each such case a “Succession”), and each party hereby agrees that from the completion of the Succession the Agreement and the Security Documents shall be read and construed as if all references to the Lenders were references to the relevant successor. For the avoidance of doubt, the relevant successor shall not be a transferee or assignee for the purpose of the Security Documents but shall be (or shall be treated as) the same legal entity as the Lenders (or the relevant preceding successor, as the case may be).

24	APPLICABLE LAW, JURISDICTION

The terms and conditions set out in this Agreement shall unless otherwise specifically provided be governed by and construed in accordance with the laws of the Federal Republic of Germany and by the Borrowers’ acceptance hereof the Borrowers submit to the jurisdiction of the courts in Hannover, Federal Republic of Germany.

Nothing in this Clause shall affect the right of the Lenders to serve process in any manner permitted by law or limit the right of the enders to proceed against the Borrowers or any of them in any other jurisdiction.

25	JUDGEMENT CURRENCY

If in obtaining judgement in any court it becomes necessary or advisable for the Lenders to convert any amount owed pursuant hereto into another currency then such conversion shall be deemed to be made at the rate of exchange prevailing the day before the Lenders’ action is brought into court with prime banks in the country of such court. If in such case due to alterations of the exchange rate the amount finally received by the Lenders or any of them shall be insufficient to cover the amount owed in Euros then the Borrowers shall pay to the Lenders the amount required to compensate for such loss.

26	WAIVERS

Time is of the essence of this Agreement. No failure or delay on the part of the Lenders, the Mandated Lead Arranger and/or the Agent to exercise any power or right under this Agreement shall operate as a waiver thereof or of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

27	INVALIDITY

In the event that this Agreement or any provision hereof or any of the documents or instruments which may from time to time be delivered hereunder or any provision thereof shall be deemed invalid by present or future law of any nation or by decision of any court this shall not affect the validity of this Agreement, such documents and instruments as a whole and in such case the parties hereto shall execute and deliver such other and further agreements and/or documents and/or instruments and such things as the Lenders in their reasonable discretion, may deem to be necessary to carry out the original intent of the parties to this Agreement.

28	SURVIVAL

All of the covenants, representations and warranties made herein or in any of the documents or instruments delivered pursuant hereto shall survive the making of the Loan and shall be binding upon the Borrowers until all obligations of the Borrowers arising pursuant to the terms of this Agreement and/or such documents or instruments delivered pursuant hereto have been paid and performed in full.

29	EFFECTUATION

The Borrowers undertake to take all such steps and actions that are within their power in order to execute and deliver all such further documents and instruments as may be necessary in the sole discretion of the Lenders to effectuate the intent of this Agreement.

The Lenders reserve the right to obtain legal opinions from their counsel in any relevant country as to the validity and enforceability of this Agreement and all documents and instruments delivered pursuant thereto and the Borrowers agree and undertake to take all such steps and actions including but not limited to any alterations thereto as may be deemed necessary by such opinion or opinions.

30	LANGUAGE

Any document to be delivered by the Borrowers to the Agent, the Mandated Lead Arranger and/or the Lenders pursuant to this Agreement shall be in German or English or accompanied by a German or an English translation. The Agent may request the Borrowers to have any such translation certified by an authorized translator.

31	COSTS AND EXPENSES

31.1
Costs and Expenses.  Unless otherwise stipulated herein, all costs and expenses and claims for damages of the Lenders, SACE, the Agent and/or the Mandated Lead Arranger which occur during the legal relations between these parties on the one side and the Borrowers on the other side and which are in relation to the Loans shall be borne by the Borrowers whether or not any Drawdown ultimately takes place and all costs and expenses and claims for damages incurred in the maintenance of the security created by this Agreement and the Security Documents or the actual or attempted enforcement at any time of the rights of the Lenders, SACE, the Agent and/or the Mandated Lead Arranger hereunder and thereunder shall be borne by the Borrowers. This refers especially to expenses for maintenance, safeguarding and insurance of the Vessels or for upkeep and security of the Hypothec, costs for lifting a seizure of the Vessels, costs incident to guarding and custody of the Vessels, costs for every evaluation requested by the Agent with regard to value and condition of the Vessels in case of an Event of Default of the Borrowers and the fees for outside attorneys or other persons commissioned by the Lenders, SACE, the Agent and/or the Mandated Lead Arranger. This also includes expenses incurred by the Lenders, SACE, the Agent and/or the Mandated Lead Arranger in connection with the drafting, preparation, execution, carrying out, enforcement or attempted enforcement of this Agreement and/or the Security Documents as well as costs for translations and for legal opinions.

All such costs and expenses have to be paid when due and payable according to the respective invoice, which will be notified by the Agent to the Borrowers. All amounts so disbursed or expended by the Lenders, SACE, the Agent and/or the Mandated Lead Arranger shall be subject to (a) the Default Rate from the day five (5) Banking Days after the Agent has requested refunding or repayment thereof from the Borrowers until the time of refunding or repayment or (b) the Default Rate from the day of disbursement until the time of refunding or repayment thereof, if the Agent has given notice of default hereunder.

31.2
Taxes. The Borrowers shall bear all Taxes which are levied in Germany and other countries on the capital, the repayment rates, the interest and other payments, today or in future related to the Loans except for Taxes charged in the Federal Republic of Germany on the income of the Lenders, the Agent and/or the Mandated Lead Arranger. This provision concerns all Taxes and dues of any kind, whether they have direct or indirect, personal or real character (as e.g. income tax, capital tax, trade tax and turnover tax), whether these Taxes be levied on the total income or the aggregate property of the Lenders as mortgagees or on the extraordinary income or property or on any portion of the income and property or for reason of any legal or real events. This Agreement must be understood in its broadest sense as to entitle the Lenders (who fix the rate of interest without regard to any Taxes in Germany or other countries and who has entered into this Agreement on the basis - inter alia - of receiving payments in full and free of any such Taxes), the Agent and/or the Mandated Lead Arranger to pass on the Taxes. The Taxes will be charged to, and promptly paid by the Borrowers also if for reason of any legal or authoritative regulations they are to be collected from the Lenders, the Agent and/or the Mandated Lead Arranger.

Such Taxes collected from the Lenders, the Agent and/or the Mandated Lead Arranger and must be reimbursed by the Borrowers immediately when the Borrowers are informed to this effect by the Agent. Any failure of the Borrowers as a result of the foregoing to remit to the Lenders, the Agent and/or the Mandated Lead Arranger full payments required hereunder shall not waive default for non-payments as defined under Clause 22 of this Agreement.

32	NOTICES AND TIME

32.1	Addresses. Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or telefax and addressed

-	if to the Borrowers, to

the Borrowers
c/o HARTMANN OFFSHORE GMBH
Neue Straße 24
26789 Leer
Germany
Fax: +49-491-9995020

-	if to the Lenders, to the Agent:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax:  +49-511-3614785,

or to such other address as either party may notify to the other in writing.

32.2
Form of Communicating.  Communications sent by telefax shall be effective when sent and if sent by letter shall be effective on receipt. Any communication by telefax from a party to the relevant other party/ies shall be confirmed by letter if so requested by the relevant party and the relevant party may (in its absolute discretion) refuse to act on any such communication pending receipt of such letter.

32.3
Receipt.  A notice or other communication received on a day which is not a Banking Day or after business hours in the place of receipt on a Banking Day shall be deemed to be served on the next following Banking Day in such place.

32.4
Authorisation.  Each Borrower irrevocably authorises each of the other Borrowers and the Manager (the “Representative”) to act on its behalf as its agent in relation to this Agreement and the Security Documents and irrevocably authorises:

32.4.1
the Representative on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions and to make any agreement capable of being made by it on its behalf under this Agreement and the Security Documents; and

32.4.2
each Lender to make any communication or deliver any document to be made or delivered to such Borrower pursuant to this Agreement and/or the Security Documents to the Representative on its behalf in accordance with this Clause, and in each such case, irrespective if such Representative has given express or implied statement to act as representative on behalf of such Borrower, such Borrower will be bound thereby as though such Borrower had itself supplied such information, given such notice and instructions or made such agreement or, as the case may be, as if such communication or document had been made or delivered to it in accordance with this Clause.

33	GENERAL CONDITIONS

33.1
Part of this Agreement.  The General Conditions are deemed to be part of this Agreement. By signing this Agreement, the Borrowers acknowledge that they received a copy of the General Conditions and agree that they shall be part of this Agreement.

33.2
Language.  The German wording of the General Conditions is binding in all respects and in the case of any conflict or divergence between the English translation and the German wording in any respect whatsoever, the German wording shall prevail and govern this Agreement.

33.3	Conflict. In case of conflict between this Agreement and the General Conditions the terms and conditions of this Agreement shall prevail over those of the General Conditions.

34	EXHIBITS

The Exhibits to this Agreement form an integral part of this Agreement and their terms shall accordingly be deemed to have been set out herein in full.

35	COUNTERPARTS

This Agreement may be executed in several counterparts and by each party hereto on a separate counterpart, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

(Remainder of page left blank intentionally)

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed by their duly authorized attorneys the day and year first above written.

THE LENDERS:

SIGNED by		)
	and	)

for and on behalf of		)
NORDDEUTSCHE LANDESBANK		)
GIROZENTRALE		)	/s/

THE BORROWERS

SIGNED by		)
)
for and on behalf of		)	/s/

ATL OFFSHORE GMBH & CO. MS “JUIST” KG

ATL OFFSHORE GMBH & CO. MS “NORDERNEY” KG

ATL OFFSHORE GMBH & CO. “ISLE OF BALTRUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF LANGEOOG” KG

ATL OFFSHORE GMBH & CO. “ISLE OF AMRUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF SYLT” KG

ATL OFFSHORE GMBH & CO. “ISLE OF WANGEROOGE” KG

ATL OFFSHORE GMBH & CO. “ISLE OF NEUWERK” KG

ATL OFFSHORE GMBH & CO. “ISLE OF USEDUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF FEHMARN “ KG

ATL OFFSHORE GMBH & CO. “ISLE OF MEMMERT” KG

ATL OFFSHORE GMBH & CO. “ISLE OF MELLUM” KG

ACKNOWLEDGED BY:

THE CORPORATE GUARANTOR

Signed by	)
)
)
REEDEREI HARTMANN	)
GMBH & CO. KG	)	/s/

THE MANAGER

Signed by	)
)
HARTMANN OFFSHORE GMBH	)	/s/

SCHEDULES AND EXHIBITS

Schedule 1	List of Lenders and Participation

Schedule 2	List of Loans

Schedule 3	List of Borrowers, Building Contracts and Vessels

Schedule 4 And 4b	Synopsis of Construction Price Instalments and Trenches

Schedule 5	List of Conditions Precedent

Exhibit 1	Form of Drawdown Notice

Exhibit 2	Form of Guarantee Request

Exhibit 3	Form of Assignment of Building Contract

Exhibit 4	Form of Assignment of Refund Guarantee

Exhibit 5	Form of Corporate Guarantee

Exhibit 6	Form of Acknowledgement and Submission

Exhibit 7	Form of Assignment of Insurances by the Borrower

Exhibit 8	Form of Assignment of Insurances by the Assured(s)

Exhibit 9	Form of Assignment of Charter and other Earnings by the Borrower and the Bareboat Charterer

Exhibit 10	Form of Pledge of Earnings Account

Exhibit 11	Form of Bareboat Documentation

Exhibit 12	Form of Loss Payable Clause

Exhibit 13	Form of Broker’s Letter of Undertaking H+M

Exhibit 14	Form of Protection and Indemnity Association’s Letter of Undertaking

Exhibit 15	Manager’s Undertaking

Exhibit 16	Reimbursement Agreement

Exhibit 17	Form of Transfer Certificate

Exhibit 18	General Conditions of NORD/LB

Exhibit 19	Form of Letter of Undertaking and Indemnity

SCHEDULE 1

LIST OF LENDERS AND PARTICIPATION

No.	Lender	Participation Amount				Participation Percentage of Loan Amount
		Loan CT.A	Loan CT.B	Loan LT	Credit Facility	Loan CT.A	Loan CT.B	Loan LT	Credit Facility
1	NORDDEUTSCHE LANDESBANK GIROZENTRALE	EUR 123,000,000.00	EUR 24,000,000.00	EUR 420,570,000.00	EUR 84,114,000.00	100%	100%	100%	100%

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose
Loan CT.A	up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3, 9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4

Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees

Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and
to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.: Capitalized terms used in this Annex shall have the same meaning as given to them in the Loan Agreement

SCHEDULE 3

LIST OF BORROWERS, BUILDING CONTRACTS,
DEED OF ASSIGNMENTS AND VESSELS

SCHEDULE 3
Vessel	Name of Borrower	…ion Price[1] …ts	Delivery Date As per Building Contract
1	ATL Offshore GmbH & Co. MS “JUST” KG, Leer, Germany	…UR 1,793,200.00
…UR 1,793,200.00
		…UR 3,586,400.00	31st December, 2008
…UR 3,586,400.00
..UR 25,104,800.00
2	ATL Offshore GmbH & Co. MS “NORDERNEY” KG,	…UR 1,793,200.00
	Leer, Germany	…UR 1,793,200.00
		…UR 3,566,400.00	28th February, 2009
…UR 3,566,400.00
..UR 24,964,800.00
3	ATL Offshore GmbH & Co. “ISLE OF BALTRUM” KG,	…UR 1,828,650.00
	Leer, Germany	…UR 1,828,650.00
		…UR 3,657,300.00	30th September, 2009
…UR 3,657,300.00
..UR 25,601,100.00
4	ATL Offshore GmbH & Co. “ISLE of LANGEOOG” KG,	…UR 1,828,650.00
	Leer, Germany	…UR 1,828,650.00
		…UR 3,657,300.00	30th November, 2009
…UR 3,657,300.00
..UR 25,601,100.00
5	ATL Offshore GmbH & Co. “ISLE OF AMRUM” KG,	…UR 2,013,000.00
	Leer, Germany	…UR 2,013,000.00
		…UR 4,026,000.00	31st December, 2009
…UR 4,026,000.00
..UR 28,182,000.00
6	ATL Offshore GmbH & Co. “ISLE OF SYLT” KG, Leer, Germany	…UR 2,013,000.00
…UR 2,013,000.00
		…UR 4,026,000.00	31st December, 2009
…UR 4,026,000.00
..UR 28,182,000.00
7	ATL Offshore GmbH & Co. “ISLE OF WANGEROOGE KG,	…UR 2,100,000.00
	Leer, Germany	…UR 2,100,000.00
		…UR 4,200,000.00	31st October, 2009
…UR 4,200,000.00
..UR 29,395,000.00
8	ATL Offshore GmbH & Co. “ISLE OF NEUWERK” KG	…UR 2,100,000.00
	Leer, Germany	…UR 2,100,000.00
		…UR 4,200,000.00	30th November, 2009
…UR 4,200,000.00
..UR 29,395,000.00
9	ATL Offshore GmbH & Co. “ISLE OF USEDOM” KG,	…UR 2,100,000.00
	Leer, Germany	…UR 2,100,000.00
		…UR 4,200,000.00	28th February, 2010
…UR 4,200,000.00
..UR 29,395,000.00
10	ATL Offshore GmbH & Co. “ISLE OF FEHMARN” KG,	…UR 2,100,000.00
	Leer, Germany	…UR 2,100,000.00
		…UR 4,200,000.00	31st May, 2010
…UR 4,200,000.00
..UR 29,395,000.00
11	ATL Offshore GmbH & Co. “ISLE OF MEMMERT” KG,	…UR 2,089,750.00
	Leer, Germany	…UR 2,089,750.00
		…UR 4,179,500.00	31st March, 2010
…UR 4,179,500.00
..UR 29,256,500.00
12	ATL Offshore GmbH & Co. “ISLE OF MELLUM” KG,	…UR 2,089,750.00
	Leer, Germany	…UR 2,089,750.00
		…UR 4,179,500.00	30th June, 2010
…UR 4,179,500.00
..UR 29,256,500.00

1 EXHIBIT COLUMN TRUNCATED

SCHEDULE 4 AND 4B

SYNOPSIS OF CONSTRUCTION PRICE INSTALMENTS
AND TRANCHES

Vessel 1
Building Contract (1)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 1.1	EUR 1,793,200.00	—	—	—	—	—	—
Construction Price Instalment 1.2	EUR 1,793,200.00	—	—	—	—	—	—
Construction Price Instalment 1.3	EUR 3,586,400.00	CT.A 1.1	EUR 3,586,400.00	—	—	—	—
Construction Price Instalment 1.4	EUR 3,586,400.00	CT.A 1.2	EUR 3,586,400.00	—	—	—	—
Construction Price Instalment 1.5	EUR 25,104,800.00	—	—	—	EUR 25,104,800.00	LT1	EUR 35,047,500.00
Construction Price Total	EUR 35,864,000.00	—	—	—	—	—	—

Vessel 2
Building Contract (2)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 2.1	EUR 1,793,200.00	—	—	—	—	—	—
Construction Price Instalment 2.2	EUR 1,793,200.00	—	—	—	—	—	—
Construction Price Instalment 2.3	EUR 3,586,400.00	CT.A 2.1	EUR 3,566,400.00	—	—	—	—
Construction Price Instalment 2.4	EUR 3,586,400.00	CT.A 2.2	EUR 3,566,400.00	—	—	—	—
Construction Price Instalment 2.5	EUR 24,964,800.00	—	—	—	EUR 24,964,800.00	LT2	EUR 35,047,500.00
Construction Price Total	EUR 35,664,000.00	—	—	—	—	—	—

Vessel 3
Building Contract (3)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 3.1	EUR 1,828,650.00	—	—	—	—	—	—
Construction Price Instalment 3.2	EUR 1,828,650.00	—	—	—	—	—	—
Construction Price Instalment 3.3	EUR 3,657,300.00	CT.A 3.1	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 3.4	EUR 3,657,300.00	CT.A 3.2	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 3.5	EUR 25,601,100.00	—	—	—	EUR 25,601,100.00	LT3	EUR 35,047,500.00
Construction Price Total	EUR 36,573,000.00	—	—	—	—	—	—

Vessel 4
Building Contract (4)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 4.1	EUR 1,828,650.00	—	—	—	—	—	—
Construction Price Instalment 4.2	EUR 1,828,650.00	—	—	—	—	—	—
Construction Price Instalment 4.3	EUR 3,657,300.00	CT.A 4.1	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 4.4	EUR 3,657,300.00	CT.A 4.2	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 4.5	EUR 25,601,100.00	—	—	—	EUR 25,601,100.00	LT4	EUR 35,047,500.00
Construction Price Total	EUR 36,573,000.00	—	—	—	—	—	—

Vessel 5
Building Contract (5)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 5.1	EUR 2,013,000.00	—	—	—	—	—	—
Construction Price Instalment 5.2	EUR 2,013,000.00	—	—	—	—	—	—
Construction Price Instalment 5.3	EUR 4,026,000.00	CT.A 3.1	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 5.4	EUR 4,026,000.00	CT.A 3.2	EUR 3,657,300.00	—	—	—	—
Construction Price Instalment 5.5	EUR 28,182,000.00	—	—	CT.B 1	EUR 28,182,000.00	LT5	EUR 35,047,500.00
Construction Price Total	EUR 40,260,000.00	—	—	—	—	—	—

Vessel 6
Building Contract (5)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 6.1	EUR 2,013,000.00	—	—	—	—	—	—
Construction Price Instalment 6.2	EUR 2,013,000.00	—	—	—	—	—	—
Construction Price Instalment 6.3	EUR 4,026,000.00	CT.A 6.1	EUR 4,026,000.00	—	—	—	—
Construction Price Instalment 6.4	EUR 4,026,000.00	CT.A 6.2	EUR 4,026,000.00	—	—	—	—
Construction Price Instalment 6.5	EUR 28,182,000.00	—	—	CT.B 2	EUR 28,182,000.00	LT6	EUR 35,047,500.00
Construction Price Total	EUR 40,260,000.00	—	—	—	—	—	—

Vessel 7
Building Contract (7)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 7.1	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 7.2	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 7.3	EUR 4,200,000.00	CT.A 7.1	EUR 4,200,000.00	—	—	—	—
Construction Price Instalment 7.4	EUR 4,200,000.00	CT.A 7.2	EUR 4,200,000.00	—	—	—	—
Construction Price Instalment 7.5	EUR 29,395,000.00	—	—	CT.B 3	EUR 29,395,000.00	LT7	EUR 35,047,500.00
Construction Price Total	EUR 41,995,000.00	—	—	—	—	—	—

Vessel 8
Building Contract (8)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 8.1	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 8.2	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 8.3	EUR 4,200,000.00	CT.A 8.1	EUR 4,200,000.00	—	—	—	—
Construction Price Instalment 8.4	EUR 4,200,000.00	CT.A 8.2	EUR 4,200,000.00	—	—	—	—
Construction Price Instalment 8.5	EUR 29,395,000.00	—	—	CT.B 4	EUR 29,395,000.00	LT8	EUR 35,047,500.00
Construction Price Total	EUR 41,995,000.00	—	—	—	—	—	—

Vessel 9
Building Contract (9)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 9.1	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 9.2	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 9.3	EUR 4,200,000.00	CT.A 9.1	EUR 4,200,000.00	—	—	—	—
Construction Price Instalment 9.4	EUR 4,200,000.00	CT.A 9.2	EUR 4,200,00.00	—	—	—	—
Construction Price Instalment 9.5	EUR 29,395,000.00	—	—	CT.B 5	EUR 29,395,000.00	LT9	EUR 35,047,500.00
Construction Price Total	EUR 41,995,000.00	—	—	—	—	—	—

Vessel 10
Building Contract (10)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 10.1	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 10.2	EUR 2,100,000.00	—	—	—	—	—	—
Construction Price Instalment 10.3	EUR 4,200,000.00	CT.A 10.1	EUR 4,026,000.00	—	—	—	—
Construction Price Instalment 10.4	EUR 4,200,000.00	CT.A 10.2	EUR 4,026,000.00	—	—	—	—
Construction Price Instalment 10.5	EUR 29,395,000.00	—	—	CT.B 6	EUR 29,395,000.00	LT10	EUR 35,047,500.00
Construction Price Total	EUR 41,995,000.00	—	—	—	—	—	—

Vessel 11
Building Contract (11)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 11.1	EUR 2,089,750.00	—	—	—	—	—	—
Construction Price Instalment 11.2	EUR 2,089,750.00	—	—	—	—	—	—
Construction Price Instalment 11.3	EUR 4,179,500.00	CT.A 11.1	EUR 4,179,500.00	—	—	—	—
Construction Price Instalment 11.4	EUR 4,179,500.00	CT.A 11.2	EUR 4,179,500.00	—	—	—	—
Construction Price Instalment 11.5	EUR 29,256,500.00	—	—	CT.B 7	EUR 29,256,500.00	LT11	EUR 35,047,500.00
Construction Price Total	EUR 41,795,000.00	—	—	—	—	—	—

Vessel 12
Building Contract (12)		Loan CT.A		Loan CT.B		Loan LT
Instalment	Amount	Tranche	Amount	Tranche	Amount	Tranche	Amount
Construction Price Instalment 12.1	EUR 2,089,750.00	—	—	—	—	—	—
Construction Price Instalment 12.2	EUR 2,089,750.00	—	—	—	—	—	—
Construction Price Instalment 12.3	EUR 4,179,500.00	CT.A 12.1	EUR 4,179,500.00	—	—	—	—
Construction Price Instalment 12.4	EUR 4,179,500.00	CT.A 12.2	EUR 4,179,500.00	—	—	—	—
Construction Price Instalment 12.5	EUR 29,256,000.00	—	—	CT.B 8	EUR 29,256,000.00	LT12	EUR 35,047,500.00
Construction Price Total	EUR 41,795,000.00	—	—	—	—	—	—

SCHEDULE 4B

SYNOPSIS OF CONSTRUCTION PRICE INSTALMENTS
AND TRANCHES

Repayment Schedule
Hull No. 6160 Date	Credit Facility Optional Drawdown	Balance
31.03.2009	-146.031,25 €	-146.031,25€
30.06.2009	-146.031,25€	-292.062,50€
30.09.2009	-146.031,25€	-438.093,75€
31.12.2009	-146.031,25€	-584.125,00€
31.03.2010	-146.031,25€	-730.156,25€
30.06.2010	-146.031,25€	-876.187,50€
30.09.2010	-146.031,25€	-1.022.218,75€
31.12.2010	-146.031,25€	-1.168.250,00€
31.03.2011	-146.031,25€	-1.314.281,25€
30.06.2011	-146.031,25€	-1.460.312,50€
30.09.2011	-146.031,25€	-1.606.343,75 €
31.12.2011	-146.031,25€	-1.752.375,00€
31.03.2012	-146.031,25€	-1.898.406,25€
30.06.2012	-146.031.25€	-2.044.437,50 €
30.09.2012	-146.031,25€	-2.190.468,75€
31.12.2012	-146.031,25€	-2.336.500,00€
31.03.2013	-146.031,25€	-2.462.531,25€
30.06.2013	-146.031,25€	-2.628.562,50€
30.09.2013	-146.031,25€	-2.774.593,75€
31.12.2013	-146.031,25€	-2.920.625,00€
31.03.2014	-146.031,25€	-3.066.656,25€
30.06.2014	-146.031,25€	-3.212.687,50€
30.09.2014	-146.031,25€	-3.358.718,75€
31.12.2014	-146.031,25€	-3.504.750,00€
31.03.2015	-146.031,25€	-3.650.781,25€
30.06,2015	-146.031,25€	-3.796.812,50€
30.09.2015	-146.031,25€	-3.942.843,75€
31.12.2015	-146.031,25€	-4.088.875,00€
31.03.2016	-146.031,25€	-4.234.906,25€
30.06.2016	-146.031,25€	-4.380.937,50€
30.09.2016	-146.031,25€	-4.526.968,75€
31.12.2016	-146.031,25€	-4.673.000,00€
31.03.2017	-146.031,25€	-4.819.031,25€
30.06.2017	-146.031,25€	-4.965.062,50€
30.09.2017	-146.031,25€	-5.111.093,75€
31.12.2017	-146.031,25€	-5,257,125.00€
31.03.2018	-146.031,25€	-5.403.156,25€
30.06.2018	-146.031,25€	-5.549.187,50€
30.09.2018	-146.031,25€	-5.695.218,75€
31.12.2018	-146.031,25€	-5.841.250,00€
31.03.2019	-146.031,25€	-5.987.281,25€
30.06.2019	-146.031,25€	-6.133.312,50€
30.09.2019	-146.031,25€	-6.279.343,75€
31.12.2019	-146.031,25€	-6.425.375,00€
31.03.2020	-146.031,25€	-6.571.406,25€
30.05.2020	-146.031,25€	-6.717.437,50€
30.09.2020	-146.031,25€	-6.863.468,75€
31.12.2020	-146.031,25€	-7.009.500,00€
31.03.2021	584.125,00€	-6.425.375.00€
30.06.2021	584.125,00€	-5,841,250,00€
30.09.2021	584.125,00€	-5,257,125,00€
31.12.2021	584.125,00€	-4,673,000,00€
31.03.2022	584.125,00€	-4,088.875,00€
30.06.2022	584.125,00€	-3,504.750,00€
30.09.2022	584.125,00€	-2.920.625,00€
31.12.2022	584.125,00€	-2,336.500,00€
31.03.2023	584.125,00€	-1.752.375,00€
30.06.2023	584.125,00€	-1.168.250,00€
30.09.2023	584.125,00€	-584.125,00€
31.12.2023	584.125,00€	0,00€

Repayment Schedule

Hull No. 6161 Date	Credit Facility Optional Drawdown	Balance
31.05.2009	-146.031,25€	-146.031,25€
31.08.2009	-146.031,25€	-292062.50€
30.11.2009	-146.031,25€	-438.093,75€
28.02.2010	-146.031,25€	-584.125,00€
31.05.2010	-146.031,25€	-730.156,25€
31.08.2010	-146.031,25€	-876.187,50€
30.11.2010	-146.031,25€	-1.022.218,75€
28.02.2011	-146.031,25€	-1.168.250,00€
31.05.2011	-146.031,25€	-1.314.281,25€
31.08.2011	-146.031,25€	-1.460.312,50€
30.11.2011	-146.031,25€	-1.606.343,75€
29.02.2012	-146.031,25€	-1.752.375,00€
31.05.2012	-146.031,25€	-1.898.406,25€
31.08.2012	-146.031,25€	-2.044.437,50€
30.11.2012	-146.031,25€	-2.190.468,75€
28.02.2013	-146.031,25€	-2.336.500,00€
31.05.2013	-146.031,25€	-2.482.531,25€
31.08.2013	-146.031,25€	-2.628.562,50€
30.11.2013	-146.031,25€	-2.774.593,75€
28.02.2014	-146.031,25€	-2.920.625,00€
31.05.2014	-146.031,25€	-3.066.656,25€
31.08.2014	-146.031.25€	-3.212.687,50€
30.11.2014	-146.031,25€	-3,358.718,75€
28.02.2015	-146.031,25€	-3.504.750,00€
31.05.2015	-146.031,25€	-3.650.781,25€
31.08.2015	-146.031,25€	-3.796.812,50€
30.11.2015	-146.031,25€	-3.942.843,75€
29.02.2016	-146.031,25€	-4.088.875,00€
31.05.2016	-146.031,25€	-4.234,906,25€
31.08.2016	-146.031.25€	-4.380.937,50€
30.11.2016	-146.031,25€	-4.526.968,75€
28.02,2017	-146.031,25€	-4,673.000,00€
31.05.2017	-146.031,25€	-4.819.031,25€
31.08.2017	-146.031,25€	-4.965.062,50€
30.11.2017	-146.031,25€	-5.111.093,75€
28.02,2018	-146.031,25€	-5.257.125,00€
31.05.2018	-146.031,25€	-5.403.156,25€
31.08.2018	-146.031,25€	-5.549.187,50€
30.11.2018	-146.031,25€	-5.695.216,75€
28.02.2019	-146.031,25€	-5.841.250,00€
31.05.2019	-146.031,25€	-5.987.281,25€
31.08.2019	-146.031,25€	-6.133.312,50€
30.11.2019	-146.031,25€	-5.279.343,75€
29.02.2020	-146.031,25€	-6.425.375,00€
31.05.2020	-146.031,25€	-6.571.406,25€
31.08.2020	-146.031,25€	-6.717.437,50€
30.11.2020	-146.031,25€	-6.863.468,75€
28.02.2021	-146.031,25€	-7,009.500,00€
31.05.2021	584.125,00€	-6,425.375,00€
31.08.2021	584.125,00€	-5.841.250,00€
30.11.2021	584.125,00€	-5.257.125,00€
28.02.2022	584.125,00€	-4.637.000,00€
31.05.2022	584.125,00€	-4.088.875,00€
31.08.2022	584.125,00€	-3.504.750,00€
30.11.2022	584.125,00€	-2.920.625,00€
28.02.2023	584.125,00€	-2,336.500,00€
31.05.2023	584.125,00€	-1,752.375,00€
31.08.2023	584.125,00€	-1,168.250,00€
30.11.2023	584.125,00€	-584.125,00€
29.02.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6162 Date	Credit Facility Optional Drawdown	Balance
31.12.2009	-146.031,25€	-146.031,25€
31.03.2010	-146.031,25€	-292.062,50€
30.06.2010	-146.031,25€	-438.093,75€
30.09.2010	-146.031,25€	-584.125,00€
31.12.2010	-146.031,25€	-730.156,25€
31.03.2011	-146.031,25€	-876.187,50€
30.06.2011	-146.031,25€	-1.022.218,75€
30.09.2011	-146.031,25€	-1.168.250,00€
31.12.2011	-146.031,25€	-1.314.281,25€
31.03.2012	-146.031,25€	-1.460.312,50€
30.06.2012	-146.031,25€	-1.606.343,75€
30.09.2012	-146.031,25€	-1.752.375,00€
31.12.2012	-146.031,25€	-1.898.406,25€
31.03.2013	-146.031,25€	-2.044.437,50€
30.06.2013	-146.031,25€	-2.190.468,75€
30.09.2013	-146.031,25€	-2.336.500,00€
30.12.2013	-146.031,25€	-2.482.531,25€
31.03.2014	-146.031,25€	-2.628.562,50€
30.06.2014	-146.031,25€	-2.774.593,75€
30.09.2014	-146.031,25€	-2.920.625,00€
31.12.2014	-146.031,25€	-3.066.656,25€
31.03.2015	-146.031,25€	-3.212.687,50€
30.06.2015	-146.031,25€	-3.358.718,75€
30.09.2015	-146.031,25€	-3.504.750,00€
31.12.2015	-146.031,25€	-3.650.781,25€
31.03.2016	-146.031,25€	-3.796.812,50€
30.06.2016	-146.031,25€	-3.942.843,75€
30.09.2016	-146.031,25€	-4.088.875,00€
31.12.2016	-146.031,25€	-4.234.906,25€
31.03.2017	-146.031,25€	-4.380.937,50€
30.06.2017	-146.031,25€	-4.526.968,75€
30.09.2017	-146.031.25€	-4.673.000,00€
31.12.2017	-146.031,25€	-4.819.031,25€
31.03.2018	-146.031,25€	-4.965.062,50€
30.06.2018	-146.031,25€	-5.111.093,75€
30.09.2018	-146.031,25€	-5.257.125,00€
31.12.2018	-146.031,25€	-5.403.156,25€
31.03.2019	-146.031,25€	-5.549.187,50€
30.06.2019	-146.031,25€	-5.695.218,75€
30.09.2019	-146.031,25€	-5.841.250,00€
31.12.2019	-146.031,25€	-5.987.281,25€
31.03.2020	-146.031,25€	-6.133.312,50€
30.06.2020	-146.031,25€	-6.279.343,75€
30.09.2020	-146.031,25€	-6.425.375,00€
31.12.2020	-146.031,25€	-6.571.406,25€
31.03.2021	-146.031,25€	-6.717.437,50€
30.06.2021	-146.031,25€	-6.863.468,75€
30.09.2021	-146.031,25€	-7.009.500,00€
31.12.2021	584.125,00€	-6.425.375,00€
31.03.2022	584.125,00€	-5.841.250,00€
30.06.2022	584.125,00€	-5.257.125,00€
30.09.2022	584.125,00€	-4.673.000,00€
31.12.2022	584.125,00€	-4.088.875,00€
31.03.2023	584.125,00€	-3.504.750,00€
30.06.2023	584.125,00€	-2.920.625,00€
30.09.2023	584.125,00€	-2.336.500,00€
31.12.2023	584.125,00€	-1.752.375,00€
31.03.2024	584.125,00€	-1.168.250,00€
30.06.2024	584.125,00€	-584.125,00€
30.09.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6163 Date	Credit Facility Optional Drawdown	Balance
28.02.2010	-146.031,25€	-146.031,25€
31.05.2010	-146.031,25€	-292.062,50€
31.08.2010	-146.031,25€	-438.093,75€
30.11.2010	-146.031,25€	-584.125,00€
28.02.2011	-146.031,25€	-730.156,25€
31.05.2011	-146.031,25€	-876.187,50€
31.08.2011	-146.031,25€	-1.022.218,75€
30.11.2011	-146.031,25€	1.168.250,00€
28.02.2012	-146.031,25€	-1.314.281,25€
31.05.2012	-146.031,25€	-1.460.312,50€
31.08.2012	-146.031,25€	-1.606.343,75€
30.11.2012	-146.031,25€	-1.752.375,00€
28.02.2013	-146.031,25€	-1.898.406,25€
31.05.2013	-146.031,25€	-2.044.437,50€
31.08.2013	-146.031,25€	-2.190.468,75€
30.11.2013	-146.031,25€	-2.336.500,00€
28.02.2014	-146.031,25€	-2.482.531,25€
31.05.2014	-146.031,25€	-2.628.562,50€
31.08.2014	-146.031,25€	-2.774.593,75€
30.11.2014	-146.031,25€	-2.920.625,00€
28.02.2015	-146.031,25€	-3.066.656,25€
31.05.2015	-146.031,25€	-3.212.687,50€
31.08.2015	-146.031,25€	-3.358.718,75€
30.11.2015	-146.031,25€	-3.504.750,00€
29.02.2016	-146.031,25€	-3.650.781,25€
31.05.2016	-146.031,25€	-3.796.812,50€
31.08.2016	-146.031,25€	-3.942.843,75€
30.11.2016	-146.031,25€	-4.088.875,00€
28.02.2017	-146.031,25€	-4.234.906,25€
31.05.2017	-146.031,25€	-4.380.937,50€
31.08.2017	-146.031,25€	-4.526.968,75€
30.11.2017	-146.031,25€	-4.673.000,00€
28.02.2018	-146.031,25€	-4.819.031,25€
31.05.2018	-146.031,25€	-4.965.062,50€
31.08.2018	-146.031,25€	-5.111.093,75€
31.11.2018	-146.031,25€	-5.257.125,00€
28.02.2019	-146.031,25€	-5.403.156,25€
31.05.2019	-146.031,25€	-5.549.187,50€
31.08.2019	-146.031,25€	-5.695.218,75€
30.11.2019	-146.031,25€	-5.841.250,00€
29.02.2020	-146.031,25€	-5.987.281,25€
31.05.2020	-146.031,25€	-6.133.312,50€
31.08.2020	-146.031,25€	-6.279.343,75€
30.11.2020	-146.031,25€	-6.425.975,00€
28.02.2021	-146.031,25€	-6.571.406,25€
31.05.2021	-146.031,25€	-6.717.437,50€
31.08.2021	-146.031,25€	-6.863.468,75€
30.11.2021	-146.031,25€	-7.009.500,00€
28.02.2022	584.125,00€	-6.425.375,00€
31.05.2022	584.125,00€	-5.841.250,00€
31.08.2022	584.125,00€	-5.257.125,00€
30.11.2022	584.125,00€	-4.673.000,00€
28.02.2023	584.125,00€	-4.088.875,00€
31.05.2023	584.125,00€	-3.504.750,00 €
31.08.2023	584.125,00€	-2.920.625,00€
30.11.2023	584.125,00€	-2.336.500,00€
29.02.2024	584.125,00€	-1.752.375,00€
31.05.2024	584.125,00€	-1.168.250,00€
31.08.2024	584.125,00€	-584.125,00€
30.11.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6168 Date	Credit Facility Optional Drawdown	Balance
31.03.2010	-146.031,25€	-146.031,25€
30.06.2010	-146.031,25€	-292.062,50€
30.09.2010	-146.031,25€	-438.093,75€
31.12.2010	-146.031,25€	-584.125,00€
31.03.2011	-146.031,25€	-730.156,25€
30.06.2011	-146.031,25€	-876.187,50€
30.09.2011	-146.031,25€	-1.022.218,75€
31.12.2011	-146.031,25€	1.168.250,00€
31.03.2012	-146.031,25€	-1.314.281,25€
30.06.2012	-146.031,25€	-1.460.312,50€
30.09.2012	-146.031,25€	-1.606.343,75€
31.12.2012	-146.031,25€	-1.752.375,00€
31.03.2013	-146.031,25€	-1.898.406,25€
30.06.2013	-146.031,25€	-2.044.437,50€
30.09.2013	-146.031,25€	-2.190.468,75€
31.12.2013	-146.031,25€	-2.336.500,00€
31.03.2014	-146.031,25€	-2.482.531,25€
30.06.2014	-146.031,25€	-2.628.562,50€
30.09.2014	-146.031,25€	-2.774.593,75€
31.12.2014	-146.031,25€	-2.920.625,00€
31.03.2015	-146.031,25€	-3.066.656,25€
30.06.2015	-146.031,25€	-3.212.687,50€
30.09.2015	-146.031,25€	-3.358.718,75€
31.12.2015	-146.031,25€	-3.504.750,00€
31.03.2016	-146.031,25€	-3.650.781,25€
30.06.2016	-146.031,25€	-3.796.812,50€
30.09.2016	-146.031,25€	-3.942.843,75€
31.12.2016	-146.031,25€	-4.088.875,00€
31.03.2017	-146.031,25€	-4.234.906,25€
30.06.2017	-146.031,25€	-4.380.937,50€
30.09.2017	-146.031,25€	-4.526.968,75€
31.12.2017	-146.031,25€	-4.673.000,00€
31.03.2018	-146.031,25€	-4.819.031,25€
30.06.2018	-146.031,25€	-4.965.062,50€
30.09.2018	-146.031,25€	-5.111.093,75€
31.12.2018	-146.031,25€	-5.257.125,00€
31.03.2019	-146.031,25€	-5.403.156,25€
30.06.2019	-146.031,25€	-5.549.187,50€
30.09.2019	-146.031,25€	-5.695.218,75€
31.12.2019	-146.031,25€	-5.841.250,00€
31.03.2020	-146.031,25€	-5.987.281,25€
30.06.2020	-146.031,25€	-6.133.312,50€
30.09.2020	-146.031,25€	-6.279.343,75€
31.12.2020	-146.031,25€	-6.425.975,00€
31.03.2021	-146.031,25€	-6.571.406,25€
30.06.2021	-146.031,25€	-6.717.437,50€
30.09.2021	-146.031,25€	-6.863.468,75€
31.12.2021	-146.031,25€	-7.009.500,00€
31.03.2022	584.125,00€	-6.425.375,00€
30.06.2022	584.125,00€	-5.841.250,00€
30.09.2022	584.125,00€	-5.257.125,00€
31.12.2022	584.125,00€	-4.673.000,00€
31.03.2023	584.125,00€	-4.088.875,00€
30.06.2023	584.125,00€	-3.504.750,00 €
30.09.2023	584.125,00€	-2.920.625,00€
31.12.2023	584.125,00€	-2.336.500,00€
31.03.2024	584.125,00€	-1.752.375,00€
30.06.2024	584.125,00€	-1.168.250,00€
30.09.2024	584.125,00€	-584.125,00€
31.12.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6169 Date	Credit Facility Optional Drawdown	Balance
31.03.2010	-146.031,25€	-146.031,25€
30.06.2010	-146.031,25€	-292.062,50€
30.09.2010	-146.031,25€	-438.093,75€
31.12.2010	-146.031,25€	-584.125,00€
31.03.2011	-146.031,25€	-730.156,25€
30.06.2011	-146.031,25€	-876.187,50€
30.09.2011	-146.031,25€	-1.022.218,75€
31.12.2011	-146.031,25€	1.168.250,00€
31.03.2012	-146.031,25€	-1.314.281,25€
30.06.2012	-146.031,25€	-1.460.312,50€
30.09.2012	-146.031,25€	-1.606.343,75€
31.12.2012	-146.031,25€	-1.752.375,00€
31.03.2013	-146.031,25€	-1.898.406,25€
30.06.2013	-146.031,25€	-2.044.437,50€
30.09.2013	-146.031,25€	-2.190.468,75€
31.12.2013	-146.031,25€	-2.336.500,00€
31.03.2014	-146.031,25€	-2.482.531,25€
30.06.2014	-146.031,25€	-2.628.562,50€
30.09.2014	-146.031,25€	-2.774.593,75€
31.12.2014	-146.031,25€	-2.920.625,00€
31.03.2015	-146.031,25€	-3.066.656,25€
30.06.2015	-146.031,25€	-3.212.687,50€
30.09.2015	-146.031,25€	-3.358.718,75€
31.12.2015	-146.031,25€	-3.504.750,00€
31.03.2016	-146.031,25€	-3.650.781,25€
30.06.2016	-146.031,25€	-3.796.812,50€
30.09.2016	-146.031,25€	-3.942.843,75€
31.12.2016	-146.031,25€	-4.088.875,00€
31.03.2017	-146.031,25€	-4.234.906,25€
30.06.2017	-146.031,25€	-4.380.937,50€
30.09.2017	-146.031,25€	-4.526.968,75€
31.12.2017	-146.031,25€	-4.673.000,00€
31.03.2018	-146.031,25€	-4.819.031,25€
30.06.2018	-146.031,25€	-4.965.062,50€
30.09.2018	-146.031,25€	-5.111.093,75€
31.12.2018	-146.031,25€	-5.257.125,00€
31.03.2019	-146.031,25€	-5.403.156,25€
30.06.2019	-146.031,25€	-5.549.187,50€
30.09.2019	-146.031,25€	-5.695.218,75€
31.12.2019	-146.031,25€	-5.841.250,00€
31.03.2020	-146.031,25€	-5.987.281,25€
30.06.2020	-146.031,25€	-6.133.312,50€
30.09.2020	-146.031,25€	-6.279.343,75€
31.12.2020	-146.031,25€	-6.425.975,00€
31.03.2021	-146.031,25€	-6.571.406,25€
30.06.2021	-146.031,25€	-6.717.437,50€
30.09.2021	-146.031,25€	-6.863.468,75€
31.12.2021	-146.031,25€	-7.009.500,00€
31.03.2022	584.125,00€	-6.425.375,00€
30.06.2022	584.125,00€	-5.841.250,00€
30.09.2022	584.125,00€	-5.257.125,00€
31.12.2022	584.125,00€	-4.673.000,00€
31.03.2023	584.125,00€	-4.088.875,00€
30.06.2023	584.125,00€	-3.504.750,00 €
30.09.2023	584.125,00€	-2.920.625,00€
31.12.2023	584.125,00€	-2.336.500,00€
31.03.2024	584.125,00€	-1.752.375,00€
30.06.2024	584.125,00€	-1.168.250,00€
30.09.2024	584.125,00€	-584.125,00€
31.12.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6171 Date	Credit Facility Optional Drawdown	Balance
31.01.2010	-146.031,25€	-146.031,25€
30.04.2010	-146.031,25€	-292.062,50€
31.07.2010	-146.031,25€	-438.093,75€
31.10.2010	-146.031,25€	-584.125,00€
31.01.2011	-146.031,25€	-730.156,25€
30.04.2011	-146.031,25€	-876.187,50€
31.07.2011	-146.031,25€	-1.022.218,75€
31.10.2011	-146.031,25€	1.168.250,00€
31.01.2012	-146.031,25€	-1.314.281,25€
30.04.2012	-146.031,25€	-1.460.312,50€
31.07.2012	-146.031,25€	-1.606.343,75€
31.10.2012	-146.031,25€	-1.752.375,00€
31.01.2013	-146.031,25€	-1.898.406,25€
30.04.2013	-146.031,25€	-2.044.437,50€
31.07.2013	-146.031,25€	-2.190.468,75€
31.10.2013	-146.031,25€	-2.336.500,00€
31.01.2014	-146.031,25€	-2.482.531,25€
30.04.2014	-146.031,25€	-2.628.562,50€
31.07.2014	-146.031,25€	-2.774.593,75€
31.10.2014	-146.031,25€	-2.920.625,00€
31.01.2015	-146.031,25€	-3.066.656,25€
30.04.2015	-146.031,25€	-3.212.687,50€
31.07.2015	-146.031,25€	-3.358.718,75€
31.10.2015	-146.031,25€	-3.504.750,00€
31.01.2016	-146.031,25€	-3.650.781,25€
30.04.2016	-146.031,25€	-3.796.812,50€
31.07.2016	-146.031,25€	-3.942.843,75€
31.10.2016	-146.031,25€	-4.088.875,00€
31.01.2017	-146.031,25€	-4.234.906,25€
30.04.2017	-146.031,25€	-4.380.937,50€
31.07.2017	-146.031,25€	-4.526.968,75€
31.10.2017	-146.031,25€	-4.673.000,00€
31.01.2018	-146.031,25€	-4.819.031,25€
30.04.2018	-146.031,25€	-4.965.062,50€
31.07.2018	-146.031,25€	-5.111.093,75€
31.10.2018	-146.031,25€	-5.257.125,00€
31.01.2019	-146.031,25€	-5.403.156,25€
30.04.2019	-146.031,25€	-5.549.187,50€
31.07.2019	-146.031,25€	-5.695.218,75€
31.10.2019	-146.031,25€	-5.841.250,00€
31.01.2020	-146.031,25€	-5.987.281,25€
30.04.2020	-146.031,25€	-6.133.312,50€
31.07.2020	-146.031,25€	-6.279.343,75€
31.10.2020	-146.031,25€	-6.425.975,00€
31.01.2021	-146.031,25€	-6.571.406,25€
30.04.2021	-146.031,25€	-6.717.437,50€
31.07.2021	-146.031,25€	-6.863.468,75€
31.10.2021	-146.031,25€	-7.009.500,00€
31.01.2022	584.125,00€	-6.425.375,00€
30.04.2022	584.125,00€	-5.841.250,00€
31.07.2022	584.125,00€	-5.257.125,00€
31.10.2022	584.125,00€	-4.673.000,00€
31.01.2023	584.125,00€	-4.088.875,00€
30.04.2023	584.125,00€	-3.504.750,00 €
31.07.2023	584.125,00€	-2.920.625,00€
31.10.2023	584.125,00€	-2.336.500,00€
31.01.2024	584.125,00€	-1.752.375,00€
30.04.2024	584.125,00€	-1.168.250,00€
31.07.2024	584.125,00€	-584.125,00€
31.10.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6172 Date	Credit Facility Optional Drawdown	Balance
28.02.2010	-146.031,25€	-146.031,25€
31.05.2010	-146.031,25€	-292.062,50€
31.08.2010	-146.031,25€	-438.093,75€
30.11.2010	-146.031,25€	-584.125,00€
28.02.2011	-146.031,25€	-730.156,25€
31.05.2011	-146.031,25€	-876.187,50€
31.08.2011	-146.031,25€	-1.022.218,75€
30.11.2011	-146.031,25€	1.168.250,00€
29.02.2012	-146.031,25€	-1.314.281,25€
31.05.2012	-146.031,25€	-1.460.312,50€
31.08.2012	-146.031,25€	-1.606.343,75€
30.11.2012	-146.031,25€	-1.752.375,00€
28.02.2013	-146.031,25€	-1.898.406,25€
31.05.2013	-146.031,25€	-2.044.437,50€
31.08.2013	-146.031,25€	-2.190.468,75€
30.11.2013	-146.031,25€	-2.336.500,00€
28.02.2014	-146.031,25€	-2.482.531,25€
31.05.2014	-146.031,25€	-2.628.562,50€
31.08.2014	-146.031,25€	-2.774.593,75€
30.11.2014	-146.031,25€	-2.920.625,00€
28.02.2015	-146.031,25€	-3.066.656,25€
31.05.2015	-146.031,25€	-3.212.687,50€
31.08.2015	-146.031,25€	-3.358.718,75€
30.11.2015	-146.031,25€	-3.504.750,00€
29.02.2016	-146.031,25€	-3.650.781,25€
31.05.2016	-146.031,25€	-3.796.812,50€
31.08.2016	-146.031,25€	-3.942.843,75€
30.11.2016	-146.031,25€	-4.088.875,00€
28.02.2017	-146.031,25€	-4.234.906,25€
31.05.2017	-146.031,25€	-4.380.937,50€
31.08.2017	-146.031,25€	-4.526.968,75€
30.11.2017	-146.031,25€	-4.673.000,00€
28.02.2018	-146.031,25€	-4.819.031,25€
31.05.2018	-146.031,25€	-4.965.062,50€
31.08.2018	-146.031,25€	-5.111.093,75€
30.11.2018	-146.031,25€	-5.257.125,00€
28.02.2019	-146.031,25€	-5.403.156,25€
31.05.2019	-146.031,25€	-5.549.187,50€
31.08.2019	-146.031,25€	-5.695.218,75€
30.11.2019	-146.031,25€	-5.841.250,00€
29.02.2020	-146.031,25€	-5.987.281,25€
31.05.2020	-146.031,25€	-6.133.312,50€
31.08.2020	-146.031,25€	-6.279.343,75€
30.11.2020	-146.031,25€	-6.425.975,00€
28.02.2021	-146.031,25€	-6.571.406,25€
31.05.2021	-146.031,25€	-6.717.437,50€
31.08.2021	-146.031,25€	-6.863.468,75€
30.11.2021	-146.031,25€	-7.009.500,00€
28.02.2022	584.125,00€	-6.425.375,00€
31.05.2022	584.125,00€	-5.841.250,00€
31.08.2022	584.125,00€	-5.257.125,00€
30.11.2022	584.125,00€	-4.673.000,00€
28.02.2023	584.125,00€	-4.088.875,00€
31.05.2023	584.125,00€	-3.504.750,00 €
31.08.2023	584.125,00€	-2.920.625,00€
30.11.2023	584.125,00€	-2.336.500,00€
29.02.2024	584.125,00€	-1.752.375,00€
31.05.2024	584.125,00€	-1.168.250,00€
31.08.2024	584.125,00€	-584.125,00€
30.11.2024	584.125,00€	0,00€

Repayment Schedule

Hull No. 6173 Date	Credit Facility Optional Drawdown	Balance
30.05.2010	-146.031.25€	-146.031,25€
30.08.2010	-146.031,25€	-292.062,50€
31.11.2010	-146.031,25€	-438.093,75€
28.02.2011	-146.031,25€	-584.125,00€
31.05.2011	-146.031,25€	-730.156,25€
31.08.2011	-146.031,25€	-876.187,50€
30.11.2011	-146.031,25€	-1.022.218,75€
29.02.2012	-146.031,25€	1.168.250,00€
31.05.2012	-146.031,25€	-1.314.281,25€
31.08.2012	-146.031,25€	-1.460.312,50€
30.11.2012	-146.031,25€	-1.606.343,75€
28.02.2013	-146.031,25€	-1.752.375,00€
31.05.2013	-146.031,25€	-1.898.406,25€
31.08.2013	-146.031,25€	-2.044.437,50€
30.11.2013	-146.031,25€	-2.190.468,75€
28.02.2014	-146.031,25€	-2.336.500,00€
31.05.2014	-146.031,25€	-2.482.531,25€
31.08.2014	-146.031,25€	-2.628.562,50€
30.11.2014	-146.031,25€	-2.774.593,75€
28.02.2015	-146.031,25€	-2.920.625,00€
31.05.2015	-146.031,25€	-3.066.656,25€
31.08.2015	-146.031,25€	-3.212.687,50€
30.11.2015	-146.031,25€	-3.358.718,75€
29.02.2016	-146.031,25€	-3.504.750,00€
31.05.2016	-146.031,25€	-3.650.781,25€
31.08.2016	-146.031,25€	-3.796.812,50€
30.11.2016	-146.031,25€	-3.942.843,75€
28.02.2017	-146.031,25€	-4.088.875,00€
31.05.2017	-146.031,25€	-4.234.906,25€
31.08.2017	-146.031,25€	-4.380.937,50€
30.11.2017	-146.031,25€	-4.526.968,75€
28.02.2018	-146.031,25€	-4.673.000,00€
31.05.2018	-146.031,25€	-4.819.031,25€
31.08.2018	-146.031,25€	-4.965.062,50€
30.11.2018	-146.031,25€	-5.111.093,75€
28.02.2019	-146.031,25€	-5.257.125,00€
31.05.2019	-146.031,25€	-5.403.156,25€
31.08.2019	-146.031,25€	-5.549.187,50€
30.11.2019	-146.031,25€	-5.695.218,75€
28.02.2020	-146.031,25€	-5.841.250,00€
31.05.2020	-146.031,25€	-5.987.281,25€
31.08.2020	-146.031,25€	-6.133.312,50€
30.11.2020	-146.031,25€	-6.279.343,75€
28.02.2021	-146.031,25€	-6.425.975,00€
31.05.2021	-146.031,25€	-6.571.406,25€
31.08.2021	-146.031,25€	-6.717.437,50€
30.11.2021	-146.031,25€	-6.863.468,75€
28.02.2022	-146.031,25€	-7.009.500,00€
31.05.2022	584.125,00€	-6.425.375,00€
31.08.2022	584.125,00€	-5.841.250,00€
30.11.2022	584.125,00€	-5.257.125,00€
28.02.2023	584.125,00€	-4.673.000,00€
31.05.2023	584.125,00€	-4.088.875,00€
31.08.2023	584.125,00€	-3.504.750,00 €
30.11.2023	584.125,00€	-2.920.625,00€
29.02.2024	584.125,00€	-2.336.500,00€
31.05.2024	584.125,00€	-1.752.375,00€
31.08.2024	584.125,00€	-1.168.250,00€
30.11.2024	584.125,00€	-584.125,00€
28.02.2025	584.125,00€	0,00€

Repayment Schedule

Hull No. 6174 Date	Credit Facility Optional Drawdown	Balance
31.08.2010	-146.031,25€	-146.031,25€
30.11.2010	-146.031,25€	-292.062,50€
28.02.2011	-146.031,25€	-438.093,75€
31.05.2011	-146.031,25€	-584.125,00€
31.08.2011	-146.031,25€	-730.156,25€
30.11.2011	-146.031,25€	-876.187,50€
29.02.2012	-146.031,25€	-1.022.218,75€
31.05.2012	-146.031,25€	1.168.250,00€
31.08.2012	-146.031,25€	-1.314.281,25€
30.11.2012	-146.031,25€	-1.460.312,50€
28.02.2013	-146.031,25€	-1.606..343,75€
31.05.2013	-146.031,25€	-1.752.375,00€
31.08.2013	-146.031,25€	-1.898.406,25€
30.11.2013	-146.031,25€	-2.044.437,50€
28.02.2014	-146.031,25€	-2.190.468,75€
31.05.2014	-146.031,25€	-2.336.500,00€
31.08.2014	-146.031,25€	-2.482.531,25€
30.11.2014	-146.031,25€	-2.628.562,50€
28.02.2015	-146.031,25€	-2.774.593,75€
31.05.2015	-146.031,25€	-2.920.625,00€
31.08.2015	-146.031,25€	-3.066.656,25€
30.11.2015	-146.031,25€	-3.212.687,50€
29.02.2016	-146.031,25€	-3.358.718,75€
31.05.2016	-146.031,25€	-3.504.750,00€
31.08.2016	-146.031,25€	-3.650.781,25€
30.11.2016	-146.031,25€	-3.796.812,50€
28.02.2017	-146.031,25€	-3.942.843,75€
31.05.2017	-146.031,25€	-4.088.875,00€
31.08.2017	-146.031,25€	-4.234.906,25€
30.11.2017	-146.031,25€	-4.380.937,50€
28.02.2018	-146.031,25€	-4.526.968,75€
31.05.2018	-146.031,25€	-4.673.000,00€
31.08.2018	-146.031,25€	-4.819.031,25€
30.11.2018	-146.031,25€	-4.965.062,50€
28.02.2019	-146.031,25€	-5.111.093,75€
31.05.2019	-146.031,25€	-5.257.125,00€
31.08.2019	-146.031,25€	-5.403.156,25€
30.11.2019	-146.031,25€	-5.549.187,50€
28.02.2020	-146.031,25€	-5.695.218,75€
31.05.2020	-146.031,25€	-5.841.250,00€
31.08.2020	-146.031,25€	-5.987.281,25€
30.11.2020	-146.031,25€	-6.133.312,50€
28.02.2021	-146.031,25€	-6.279.343,75€
31.05.2021	-146.031,25€	-6.425.975,00€
31.08.2021	-146.031,25€	-6.571.406,25€
30.11.2021	-146.031,25€	-6.717.437,50€
28.02.2022	-146.031,25€	-6.863.468,75€
31.05.2022	-146.031,25€	-7.009.500,00€
31.08.2022	584.125,00€	-6.425.375,00€
30.11.2022	584.125,00€	-5.841.250,00€
28.02.2023	584.125,00€	-5.257.125,00€
31.05.2023	584.125,00€	-4.673.000,00€
31.08.2023	584.125,00€	-4.088.875,00€
30.11.2023	584.125,00€	-3.504.750,00 €
29.02.2024	584.125,00€	-2.920.625,00€
31.05.2024	584.125,00€	-2.336.500,00€
31.08.2024	584.125,00€	-1.752.375,00€
30.11.2024	584.125,00€	-1.168.250,00€
28.02.2025	584.125,00€	-584.125,00€
31.05.2025	584.125,00€	0,00€

Repayment Schedule

Hull No. 6175 Date	Credit Facility Optional Drawdown	Balance
30.06.2010	-146.031,25€	-146.031,25€
30.09.2010	-146.031,25€	-292.062,50€
31.12.2010	-146.031,25€	-438.093,75€
31.03.2011	-146.031,25€	-584.125,00€
30.06.2011	-146.031,25€	-730.156,25€
30.09.2011	-146.031,25€	-876.187,50€
31.12.2011	-146.031,25€	-1.022.218,75€
31.03.2012	-146.031,25€	1.168.250,00€
30.06.2012	-146.031,25€	-1.314.281,25€
30.09.2012	-146.031,25€	-1.460.312,50€
31.12.2012	-146.031,25€	-1.606..343,75€
31.03.2013	-146.031,25€	-1.752.375,00€
30.06.2013	-146.031,25€	-1.898.406,25€
30.09.2013	-146.031,25€	-2.044.437,50€
31.12.2013	-146.031,25€	-2.190.468,75€
31.03.2014	-146.031,25€	-2.336.500,00€
30.06.2014	-146.031,25€	-2.482.531,25€
30.09.2014	-146.031,25€	-2.628.562,50€
31.12.2014	-146.031,25€	-2.774.593,75€
31.03.2015	-146.031,25€	-2.920.625,00€
30.06.2015	-146.031,25€	-3.066.656,25€
30.09.2015	-146.031,25€	-3.212.687,50€
31.12.2015	-146.031,25€	-3.358.718,75€
31.03.2016	-146.031,25€	-3.504.750,00€
30.06.2016	-146.031,25€	-3.650.781,25€
30.09.2016	-146.031,25€	-3.796.812,50€
31.12.2016	-146.031,25€	-3.942.843,75€
31.03.2017	-146.031,25€	-4.088.875,00€
30.06.2017	-146.031,25€	-4.234.906,25€
30.09.2017	-146.031,25€	-4.380.937,50€
31.12.2017	-146.031,25€	-4.526.968,75€
31.03.2018	-146.031,25€	-4.673.000,00€
30.06.2018	-146.031,25€	-4.819.031,25€
30.09.2018	-146.031,25€	-4.965.062,50€
31.12.2018	-146.031,25€	-5.111.093,75€
31.03.2019	-146.031,25€	-5.257.125,00€
30.06.2019	-146.031,25€	-5.403.156,25€
30.09.2019	-146.031,25€	-5.549.187,50€
31.12.2019	-146.031,25€	-5.695.218,75€
31.03.2020	-146.031,25€	-5.841.250,00€
30.06.2020	-146.031,25€	-5.987.281,25€
30.09.2020	-146.031,25€	-6.133.312,50€
31.12.2020	-146.031,25€	-6.279.343,75€
31.03.2021	-146.031,25€	-6.425.975,00€
30.06.2021	-146.031,25€	-6.571.406,25€
30.09.2021	-146.031,25€	-6.717.437,50€
31.12.2021	-146.031,25€	-6.863.468,75€
31.03.2022	-146.031,25€	-7.009.500,00€
30.06.2022	584.125,00€	-6.425.375,00€
30.09.2022	584.125,00€	-5.841.250,00€
31.12.2022	584.125,00€	-5.257.125,00€
31.03.2023	584.125,00€	-4.673.000,00€
30.06.2023	584.125,00€	-4.088.875,00€
30.09.2023	584.125,00€	-3.504.750,00 €
31.12.2023	584.125,00€	-2.920.625,00€
31.03.2024	584.125,00€	-2.336.500,00€
30.06.2024	584.125,00€	-1.752.375,00€
30.09.2024	584.125,00€	-1.168.250,00€
31.12.2024	584.125,00€	-584.125,00€
31.03.2025	584.125,00€	0,00€

Repayment Schedule

Hull No. 6176 Date	Credit Facility Optional Drawdown	Balance
30.09.2010	-146.031,25€	-146.031,25€
31.12.2010	-146.031,25€	-292.062,50€
31.03.2011	-146.031,25€	-438.093,75€
30.06.2011	-146.031,25€	-584.125,00€
30.09.2011	-146.031,25€	-730.156,25€
31.12.2011	-146.031,25€	-876.187,50€
31.03.2012	-146.031,25€	-1.022.218,75€
30.06.2012	-146.031,25€	1.168.250,00€
30.09.2012	-146.031,25€	-1.314.281,25€
31.12.2012	-146.031,25€	-1.460.312,50€
31.03.2013	-146.031,25€	-1.606.343,75€
30.06.2013	-146.031,25€	-1.752.375,00€
30.09.2013	-146.031,25€	-1.898.406,25€
31.12.2013	-146.031,25€	-2.044.437,50€
31.03.2014	-146.031,25€	-2.190.468,75€
30.06.2014	-146.031,25€	-2.336.500,00€
30.09.2014	-146.031,25€	-2.482.531,25€
31.12.2014	-146.031,25€	-2.628.562,50€
31.03.2015	-146.031,25€	-2.774.593,75€
30.06.2015	-146.031,25€	-2.920.625,00€
30.09.2015	-146.031,25€	-3.066.656,25€
31.12.2015	-146.031,25€	-3.212.687,50€
31.03.2016	-146.031,25€	-3.358.718,75€
30.06.2016	-146.031,25€	-3.504.750,00€
30.09.2016	-146.031,25€	-3.650.781,25€
31.12.2016	-146.031,25€	-3.796.812,50€
31.03.2017	-146.031,25€	-3.942.843,75€
30.06.2017	-146.031,25€	-4.088.875,00€
30.09.2017	-146.031,25€	-4.234.906,25€
31.12.2017	-146.031,25€	-4.380.937,50€
31.03.2018	-146.031,25€	-4.526.968,75€
30.06.2018	-146.031,25€	-4.673.000,00€
30.09.2018	-146.031,25€	-4.819.031,25€
31.12.2018	-146.031,25€	-4.965.062,50€
31.03.2019	-146.031,25€	-5.111.093,75€
30.06.2019	-146.031,25€	-5.257.125,00€
30.09.2019	-146.031,25€	-5.403.156,25€
31.12.2019	-146.031,25€	-5.549.187,50€
31.03.2020	-146.031,25€	-5.695.218,75€
30.06.2020	-146.031,25€	-5.841.250,00€
30.09.2020	-146.031,25€	-5.987.281,25€
31.12.2020	-146.031,25€	-6.133.312,50€
31.03.2021	-146.031,25€	-6.279.343,75€
30.06.2021	-146.031,25€	-6.425.975,00€
30.09.2021	-146.031,25€	-6.571.406,25€
31.12.2021	-146.031,25€	-6.717.437,50€
31.03.2022	-146.031,25€	-6.863.468,75€
30.06.2022	-146.031,25€	-7.009.500,00€
30.09.2022	584.125,00€	-6.425.375,00€
31.12.2022	584.125,00€	-5.841.250,00€
31.03.2023	584.125,00€	-5.257.125,00€
30.06.2023	584.125,00€	-4.673.000,00€
30.09.2023	584.125,00€	-4.088.875,00€
31.12.2023	584.125,00€	-3.504.750,00€
31.03.2024	584.125,00€	-2.920.625,00€
30.06.2024	584.125,00€	-2.336.500,00€
30.09.2024	584.125,00€	-1.752.375,00€
31.12.2024	584.125,00€	-1.168.250,00€
31.03.2025	584.125,00€	-584.125,00€
30.06.2025	584.125,00€	0,00€

SCHEDULE 5

LIST OF CONDITIONS PRECEDENT

SCHEDULE 5

Loan Agreement dated _______________, 2008

STATUS OF CONDITIONS PRECEDENT

Terms and expressions used in this schedule and not defined otherwise shall have the same meaning as in the loan agreement and references to clauses are references to clauses of the loan agreement.

NO.	CONDITIONS PRECEDENT	COMMENTS/STATUS
1.
First Drawdown
It is a condition precendent to the first Drawdown that the Agent shall have received not less than three (3) Banking Day prior to the proposed first Drawdown Date the following in form and content satisfactory to it.

1.1	a counterpart of the Loan Agreement, duly signed on behalf of the Borrowers
1.2	counterparts of the Master Agreements, duly signed on behalf of the Borrowers
1.3
transcripts from the commercial register in Aurich not older than one (1) week evidencing that each of the Borrowers is a limited partnership duly organized and existingunder the laws of the Federal Republic of Germany and that the General Partner is the sole general partner of the each of the Borrowers

1.4	true copies of the partnership agreements (Gesellschaftsvertiäge) of each of the Borrowers
1.5
transcripts from the commercial register in Aurich not older than one (1) week evidencing that the Borrowers’ general partner is duly organized and existing under the laws of the Federal Republic of Germany and evidencing, furthermore, the names and dates of birth of the individuals authorized to represent the General Partner

1.6	true copies of the articles of association (Satzung) of the Borrower’s general partner
1.7	true and complete copies of all Building Contracts and any and all amendments, supplements, side letters and additional agreements whatsoever in relation thereto such as (i) the Deeds of Assignment
1.8	true and complete copies of all Refund Guarantees and any and all amendments, supplements, side letters and additional agreements whatsoever in relation thereto

1

1.10	if required under the Building Contracts: evidence that the Builder has granted its prior consent to the assignment of each of the Building Contracts
1.11	the assignments of the Building Contracts (1) - (12) and the notices thereof in the form of Exhibit 13
1.12	evidence that the Builder has been notified about the assignments of the Building Contracts (1) - (12) by submitting the acknowledgements attached to the these assignments, duly executed by Builder
1.13	evidence that the Refund Guarantor has granted its prior consent to the assignment of each of the Refund Guarantees and the right to demand thereunder
1.14	the assignments of the Refund Guarantees and the notices thereof in the form of Exhibit 14
1.15
evidence that the Refund Guarantor has been notified about the assignments of the Refund Guarantees by submitting the acknowledgements attached to these assignments, duly executed by the Refund Guarantor

1.16
A transcript from the commercial register in Aurich not older than one (1) week evidencing that the Corporate Guarantor is a limited partnership duly organized and existing under the laws of the Federal Republic of German

1.17
transcripts from the commercial register in Aurich not older than one (1) week evidencing that the Corporate Guarantor’s general partner is duly organized and existing under the laws of the Federal Republic of Germany and evidencing, furthermore, the names and dates of birth of the individuals authorized to represent the Corporate Guarantor’s general partner

1.18	evidence about the signing authority of the person(s) signing the documents and instruments referred to in this clause 1 for and on behalf of the relevant party
1.19	all documents required by the Lenders to comply with “know your customer” regulations
1.20	evidence that Borrowers are beneficiary as per meaning of section 8 of the German Anti Money Laundering Act (§ 8 GWG)
1.21	a legal opinion from Swiss counsel about the validity, legality and enforceability of the Building Contracts and the “deeds of assignment” relating thereto
1.22	a legal opinion from Italian counsel about the validity legality and enforceability of the Refund Guarantees

2

1.23
1.23.1 evidence that
1.23.1.1 the Equity Provider 1 has paid EUR 37,950,000.00 as equity in total to the Borrowers directly or indirectly through a trustee and
1.23.1.2 the full amount of such equity is at the free and undisturbed disposal of the Relevant Borrower and

1.23.2 evidence that the Equity Provider 1 has provided the Agent with a guarantee in the amount of at least EUR 40,970,000.00 securing the payment of additional equity, such guarantee in form and content and the issuer of the guarantee satisfactory to the Agent

1.24
1.24.1 evidence that
1.24.1.1 the Equity Provider 2 has paid EUR 14,750,000.00 as equity in total to the Borrowers directly or indirectly through a trustee and
1.24.1.2 the full amount of such equity is at the free and undisturbed disposal of the Relevant Borrower and

1.24.2   evidence that the Equity Provider 2 has provided the Agent with the Corporate Guarantee in the amount of at least EUR 20,300,000.00, securing the payment of additional equity, such guarantee in form and content and the issuer of the guarantee satisfactory to the Agent

1.25
evidence that
1.25.1.1 the Equity Provider 3 has paid EUR 26,300,000.00 as equity in total to the Borrower directly or indirectly through a trustee and
1.25.1.2 the full amount of such equity is at the free and undisturbed disposal of the Relevant Borrower

2.
Drawdown of Tranches CT

It is furthermore a condition precedent to each Drawdown of the Tranches CT that the Agent shall have received with regard to the first Drawdown not less than three (3) Banking Day and with regard to each subsequent Drawdown not less than three (3) Banking Days prior to the proposed Drawdown Date the following in form and content satisfactory to it

2.1	the relevant Drawdown Notice;
2.2	evidence about the signing authority of the person(s) signing the documents and instruments referred to in this clause 2 for an on behalf of the relevant party

3

2.3	evidence that the relevant Construction Price Instalment is due and payable to the Builder by submitting a copy of the Builder’s invoice
2.4
evidence that the relevant milestone during the construction process of the Relevant Vessel has been reached by submitting to the Agent a confirmation from the Classification Society (not applicable for the relevant first pre-delivery tranche)

2.5
evidence that the balance between the Relevant Tranche and the relevant corresponding Construction Price Instalment, if any, will be paid to the Builder prior to or at the latest simultaneously with the Drawdown

2.6	evidence that no event of default has occurred under the Relevant Building Contract by submitting to the Agent a written confirmation duly signed by the Relevant Borrower

It is furthermore a condition precedent to the Drawdown of any of the Tranches CT B that the Agent shall have received not later than either on the proposed date of issuance of a Payment Guarantee prior to or at least simultaneously with such issuance the following in form and content satisfactory to it

2.7	the relevant guarantee request notice in the form of Exhibit 2 of the Loan Agreement
2.8	evidence that the Relevant Borrower has to provide a payment guarantee in favour of the Builder
3.
Drawdown of Tranches LT

It is a condition precedent to each Drawdown of any of the Tranches LT that the Agent shall have received not less than three (3) Banking Days prior to the proposed Drawdown Date the following in form and content satisfactory to it

3.1	the relevant Drawdown Notice;
3.2
evidence that the Fair Market Value of the Relevant Vessel is not less than one hundred twenty (120) percent of the Relevant Tranche LT by submitting an evaluation report by an internationally well reputed ship sale and purchase broker accepted by the Agent

3.3	evidence that the Relevant Vessel is fully insured as set out in Clause 13 of the Loan Agreement
3.4	a list showing the names and address details of all Assureds of the Relevant Vessel
3.5	the Acknowledgement and Submission, duly executed by the Borrowers
3.6
evidence that the balance between the Relevant Tranche and the relevant corresponding Construction Price Instalment, if any, will be paid to the Builder prior to or at the latest simultaneously with the Drawdown

3.7	the Builder’s invoice regarding the Relevant Vessel

4

3.8	all applications, forms and other documents necessary to open the Earnings Account in the name of the Relevant Borrower with the Agent
3.9	the pledge of the Relevant Earnings Account
3.10	the Manager’s Undertaking
3.11
In case the Relevant Borrower wishes to register the Relevant Vessel as a bareboat in another registry:
-   evidence that the relevant Bareboat Charterer is a company organized and existing under the laws of its incorporation
-   evidence that the relevant Bareboat Charterer is owned and controlled by the Relevant Borrower
-   the documentation to be executed and delivered by the Relevant Borrower and the Bareboat Charterer in accordance with Clause 20 of the Loan Agreement

3.12	the SACE Guarantee
3.13	evidence of a concept for the pool employment of the Vessels acceptable to the Agent
3.14
evidence that at least two (2) of the first four (4) Delivered Vessels be employed under a time charter of a minimum duration of twelve (12) Months (or equivalend substitute satisfactory to the Lenders, such as a cash deposit to be opened and maintained by the Borrowers with the Agent and to be pledged to the Lenders, with an amount corresponding to the balance of twelve (12) Months charter), at a charter hire in a sufficient amount to cover operating expenses and financing costs under this Agreement and furthermore on terms and conditions acceptable to the Lenders

3.15
true and complete copies of all management agreements regarding all Vessels made between the Manager and the Relevant Borrower, and any and all amendments, supplements, side letters and additional agreements whatsoever in relation thereto

3.16	the Reimbursement Agreement duly signed by all parties to it
3.17	the Letter of Undertaking and indemnity duly executed by the Builder
3.18	a legal opinion from German counsel about the validity legality and enforceability of the Loan Agreement and the Security Documents governed by German law

It is furthermore a condition precedent to the Drawdown of any of the Tranches LT that the Agent shall have received not later than either on the proposed Drawdown Date prior to or at least simultaneously with the Drawdown or simultaneously with the release by the Agent of the funds from a blocked account to the Builder the following in form and content satisfactory to it

5

3.13
evidence that the Relevant Borrower has acquired ownership title in the Relevant Vessel free and clear of liens, mortgages and other encumbrances by submitting – inter alia – true and complete copies of the Builder’s Certificate, the Bill of Sale, the Builder’s Warranty, a non-registration or deletion certificate (as may be applicable) of the competent Itanian authority and the Protocol of Delivery and Acceptance

3.14	evidence that the Relevant Vessel has been duly registered in the ownership of the Relevant Borrower in the Ships Register;
3.15
In case the Relevant Borrower wishes to register the Relevant Vessel as a bareboat in another registry:
evicence that the relevant Vessel is registered as a bareboat in the non-German registry as a bareboat only

3.16	evidence that the Hypothec is registered with first priority over the Relevant Vessel;
3.17	evidence that the balance between the Relevant Tranche and the relevant corresponding Construction Price Instalment, if any, is paid to the Builder
3.18	the assignments of insurances in the form of Exhibits 8 and 9, duly executed and notified by the Relevant Borrower and the relevant Assured(s) respectively, to the relevant brokers and insurers
3.19	the assignment of charter and other earnings in the form of Exhibit 10, duly executed by the Relevant Borrower and the Bareboad Charterer, if any,
3.20	evidence that the Charterer has been notified about the assignment of Charter by submitting the acknowledgements attached to these assignments, duly executed by the Charterer
3.21	copy of a confirmation of class for hull and machinery, not older than seventy two (72) hours, showing that the Relevant Vessel is in class free of recommendations and conditions
4.
Drawdown of Tranches CF
It is a condition precedent to each Drawdown of any of the Tranches CF that the Agent shall have received no less than three (3) Banking Days prior to the proposed Drawdown Date the following in form and content satisfactory to it

4.1	the relevant Drawdown Notice;
4.2	evidence that the Relevant Tranche LT is due and payable
4.3	all conditions precedent described in Clause 3 have been fulfilled to the satisfaction of the Agent

6

EXHIBIT 1

FORM OF DRAWDOWN NOTICE

To:	NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany
Facsimile No.: +49-511-3614785

 _________________, 200__

Dear Sirs,

DRAWDOWN NOTICE

We refer to the loan agreement dated _____________, 2008, (the “Loan Agreement”) made between yourselves and certain lenders as lenders and ourselves as borrowers, pursuant to which it has been agreed that the Lenders (as the term is defined in the Loan Agreement) shall make available to us upon the terms and conditions stipulated therein those loan facilities listed in Annex 1 hereto for the purposes as stipulated therein.

Expressions defined in the Loan Agreement shall have the same meaning when used in this letter.

With reference to Clause 5 in connection with Schedule 5 of the Loan Agreement we hereby give you notice that we wish to draw as follows:

Tranche(s):	_______________________
Amount:	_______________________
Proposed Drawdown Date:	_______________________
Duration of first Interest Period:	_______________________

We hereby further authorise and instruct you to pay the proceeds of the Relevant Tranche(s) on the Drawdown Date as follows:

Account no.	______________________________
Bank:	______________________________
Bank Code:	______________________________
IBAN:	______________________________
Beneficiary:	______________________________
Reference:	______________________________

We hereby confirm that at the date hereof the Representations and Warranties set out in Clause 18 of the Loan Agreement are true and no Event of Default has occurred under the Loan Agreement and under the Relevant Building Contract.

We undertake to indemnify you against any costs, damages, losses or expenses of whatsoever nature which you may sustain or incur as a consequence of the Loan not being drawn after this Drawdown Notice has been served, including but not limited to any costs, damages, losses or expenses of whatsoever nature incurred to fund the said Loan provided, however, you have submitted to us a conclusive calculation about the compensation amount required.

We hereby further irrevocably and unconditionally undertake to pay all such costs, losses, damages or other expenses of whatsoever nature incurred immediately upon receipt by us of a written demand therefore from you.

Yours faithfully,

THE BORROWERS

SIGNED by	)
_________________________________________	)
for and on behalf of	)	___________________________

ATL OFFSHORE GMBH & CO. MS “ISLE OF JUIST” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF NOREERNEY” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF BALTRUM” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF LANGEOOG” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF AMRUM” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF SYLT” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF WANGEROOGE” KG

ATL OFFSHORE GMBH & CO. MS “ISEL OF NEUWERK” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF USEDUM” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF FEHMARN” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF MEMMERT” KG

ATL OFFSHORE GMBH & CO. MS “ISLE OF MELLUM” KG

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose

Loan CT.A	up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3, 9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4

Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees

Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the repayment  of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.:  Capitalized terms used in this Annex shall have the same meaning as given to them in the Loan Agreement

EXHIBIT 2

FORM OF GUARANTEE REQUEST

/Nord/LB Logo/

GUARANTEE APPLICATION FORM

To:           NORD/LB Hannover (the “Bank”)

Date:
From:

Full Name:  _______________

Full registered address:  ______________

Customer’s account with the Bank:  ____________

Hereby we ask for issuance of the Bank’s   ___________________________ guarantee to secure
(type of the guarantee to be issued)

compliance with our liabilities:

The Beneficiary:
Full name:
Full registered address:

Beneficiary’s Bank:

Full name and address  ____________________________________________________________________________
_______________________________________________________________________________________________
SWIFT  ________________________________________________________________________________________
Guarantee amount _______________________________________________________________________________
Direct/Indirect or advised Guarantee:  _____________________
Maturity:  from ___________________ till __________________
Description of goods:  ____________________________________________________________________________
Wording of Guarantee text: (standard or individual, which has to be attached) ________________________________
The original copy to be handed out
to our authorised representative _____________________________________________________________________
(Name, surname                                Identification code)

We have familiarised ourselves with the Bank’s rates and accept them.
Hereby we authorise the Bank to debit our account No. __________________ with the guarantee issuance fee.
Beneficiary’s bank commissions:  ___________________________________________________________________
Please find enclosed terms and conditions of the tender or contract (copy)
Signed this ____ day of _______________, by ______________________, on behalf of _____________________________.

EXHIBIT 3

FORM OF ASSIGNMENT OF BUILDING CONTRACT

ASSIGNMENT OF RIGHTS UNDER A BUILDING CONTRACT	/LOGO/

HULL NO. ____

OF

FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A.
of Genoa, Italy

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

AND

ATL OFFSHORE GMBH & CO. ________________ KG
Leer

1

THIS ASSIGNMENT is made the ____ day of _________________, 2008, between

(1)
ATL OFFSHORE GMBH & CO. __________________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstr. 14, 26789 Leer; Germany (the “Assignor), and NORDDEUTSCHE

(2)
LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered offices at Friedrichswall 10, 30159 Hannover, Germany (the “Assignee”).

WHEREAS

I.
under the terms of a shipbuilding contract dated ___________, 200__ and made between the Assignor (the “Buyer”) as buyer and FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy, (the “Builder”) as builder and seller (as from time to time amended, varied or supplemented the “Building Contract”), the Builder agreed to build a A.H.T.S vessel, type Moss 424, 16,000 bhp under its hull no. _______________ (the “Vessel”) and deliver the Vessel to the Assignor in accordance with the terms of the Building Contract.

II.
Pursuant to the terms and conditions of a loan agreement dated _____________, 2008 (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Assignee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Assignor and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders make available to the Assignor and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities (the “Loan”) as further described in the Loan Agreement for the purpose of - inter alia - financing part of the acquisition cost of the Vessel.

III.
The Assignee and/or any of the Lenders and the Assignor and, as the case may be, the Additional Borrowers have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of NewYork, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag fur Finanztermingeschafte’) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreement”).

IV.
Under the terms of the Loan Agreement the disbursement by the Assignee of the Loan or any part thereof is, inter alia, conditional on the Assignor assigning to the Assignee all the Assignor’s rights, title, interest and benefit in, under and in connection with the Building Contract.

2

NOW THEREFORE the parties hereto agree as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Assignment:

1.1
Clause headings are inserted for convenience only and shall not affect the construction of this Assignment and, unless otherwise specified, all references to Clauses and to the Annex are references to Clauses of, and the Annex to, this Assignment; and

1.2	Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa; and

1.3	References to persons include references to bodies corporate and uninmrporate; and

1.4	References to any document are to be construed as references to such document as from time to time amended and/or supplemented (subject, where relevant, to the provisions of this Assignment); and

1.5	Capitalized terms not otherwise defined herein shall have the same meanings assigned thereto in the Loan Agreement.

2.	ASSIGNMENT

2.1
To secure the repayment of the Loan and the performance of all and any of the Assignor’s and the Additional Borrowers’ obligations under and in connection with the Loan Agreement and the Master Agreements and the Security Documents and further in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Assignor), the Assignor hereby assigns and agrees to assign to the Assignee absolutely and with full title guarantee all the Assignor’s rights, titles and interest in and to all monies due and to become due to, all claims for damages arising in connection with the Building Contract and all liens now or hereafter belonging to the Assignor, its successors and/or assigns under the Building Contract and all the Assignor’s rights and benefits thereunder and particularly, but without limitation, all of the Assignor’s right, title and interest in and to the Vessel, its appurtenances and equipment, and the Assignee hereby accepts such assignment.  The Assignee hereby accepts the assignment.

2.2
If and as long as no Event of Default (as defined in the Loan Agreement and/or the Master Agreements) shall have occurred under the Loan Agreement and/or the Master Agreements, the Assignor shall have the right to continue its operations under the Building Contract (other than for the receiptof the monies hereby assigned and for the matters mentioned herein) but always in accordance with the Loan Agreement and the Master Agreements.

2.3
If an Event of Default (as defined in the Loan Agreement and/orthe Master Agreements) shall have occurred and is continuing under the Loan Agreement and/or the Master Agreements, the Assignee shall have the right (without being obliged) to realize and enforce the collateral granted by this Assignment.

3

The Assignee will, except where such prior notice is inappropriate and/or incongruous, give the Assignor one week’s prior written notice if it intends to realize the collateral granted by this Assignment, provided always that the Assignee shall not be obliged to give such prior notice in circumstances where (i) the Assignor hasseriously and finally repudiated its obligations under the Loan Agreement, the Master Agreements and/or the Security Documents relating thereto, (ii) the Assignor has suspended payments of its debts or is unable or admits its inability to pay its debts as they fall due, or (iii) any insolvency, administration, winding-up, bankruptcy or similar proceeding has been applied for with respect to the Assignor.

For the purposes of realization and enforcement of the collateral granted by this Assignment the Assignor hereby authorizes the Assignee to:

2.3.1	avail itself of all the rights and benefits of the Assignor under the Building Contract including, without limitation, the performance of the Building Contract;

2.3.2	make any demands and enforce any of the Assignor’s rights and powers under the Building Contract with the same force and effect as if it was made and enforced by the Assignor thereunder;

2.3.3	assign the Building Contract and such rights and powers to a nominee with the written consent of the Builder;

2.3.4	demand and receive all sums payable or to become payable to the Assignor under the Building Contract and apply them in accordance with the applicable provisions of Clause 2.4; and

2.3.5	receive any expenses from the Assignor upon the Assignee’s first written demand incurred by the Assignee in connection with the exercise of its rights hereunder.

In case the Assignee makes use of its rights set forth in this Subclause 2.3 it shall not be liable for any loss incurred due to the exercise of any of its rights unless caused by its willful misconduct.

2.4	All monies received by the Assignee pursuant to this Assignment (including, but without limitation) in respect of:

2.4.1	an assignment by the Assignee of its title and interest in all rights, powers and benefits in and under the Building Contract, or

2.4.2	such collections or recoveries as are referred to in Clause 2.3,

shall be applied by the Assignee as stipulated in the Loan Agreement.

2.5
The Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or to take any other action to collect any monies orto enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder.

4

3.	NO RELEASE FROM OBLIGATIONS

Nothing contained in this assignment shall relieve the Assignor of any obligation under the Building Contract, and the Assignor shall remain liable to observe and perform all the covenants and conditions thereof on its part to be observed or performed under the Building Contract and the Assignee shall not by virtue of entering into this Assignment be under any duty to observe and perform such covenants or conditions or be liable for any failure to observe and perform the same unless the Assignee shall by mailing written notice to the Assignor and tle Builder avail itself of all the rights and benefits of the Assignor under the Building Contract by taking over the Vessel, but the foregoing exemption from duty and liability shall not extend to any person, firm or corporation which shall acquire the benefits of the Building Contract from the Assignee or from the Assignee’s assignees for the purpose of performing the samefor its own benefit or for the benefit of the Assignee under the Loan Agreement and/or the Master Agreements.

4.	COVENANTS AND UNDERTAKINGS

The Assignor covenants and agrees that it will:

4.1	duly perform all of the obligations required by it to be performed under the Building Contract; and

4.2	promptly furnish to the Assignee a copy of the counterpart of each and every other type of addendum or amendment made to the Building Contract not hereby forbidden; and

4.3	keep the Assignee informed about the progress of the Vessel’s construction and any further matter of interest in connection with the Vessel’s construction; and

4.4
promptly furnish the Assignee by letter or telefax with the particulars of each and every instance of damage to the Vessel in excess of Euro one million (EUR 1,000,000.00) and/or breach or claim of breach by the Builder or the Assignor under the Building Contract; and

4.5	not without the Assignee’s prior written consent, which shall not be unreasonably withheld, amend, terminate, cancel or rescind the Building Contract

5.	SUCCESSORS AND ASSIGNS

Whenever in this Assignment any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such parties, and all covenants and agreements in this Assignment contained by and on behalf of the parties hereto shall bind and iinure to the benefit of the respective successors and permitted assigns of the respective party hereto.

5

6.	ATTORNEY IN FACT

In addition to the assignment as stipulated in Clause 2 hereof, the Assignor by way of security hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney with full Power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due to the Assignor under or arising out of the Building Contract and liens and rights and benefits under the Building Contract, to endorse any cheques or other instruments or orders instruments or orders in connection therewith and to take any other action permitted under this Assignment which the Assignee may deem to be necessary or advisable to exercise any other rights, power or benefits which are given to the Assignee under this Assignment or under applicable law and generally to do any and all such things as the Assignor itself could do in relation to the property hereby assigned, provided however that the power hereby constituted may be exercisable only after the occurrence of an Event of Default (as defined in the Loan Agreement and/or the Master Agreements) under the Loan Agreement and/or the Master Agreements (although any third party shall be entitled to rely on the exercise of the power by the Assignee as conclusive evidence that such Event of Default has occurred).

7.	NOTICE OF ASSIGNMENT

The Assignor shall execute and deliver to the Builder a notice of the assignment made hereby and procure that the Builder acknowledges the same.  Such notice and acknowledgment shall be in the form attached hereto as Annex 2.

8.	FURTHER ASSURANCE

8.1
The Assignor covenants that at any time and from time to time upon request and whenever the Assignee so require it will promptly and duly execute and deliver to the Assignee any and all such further instruments, documents and writings as the Assignee may deem desirable to assist the Assignee in obtaining the full benefit of the property hereby assigned and the rights, benefits and power herein granted.

8.2	The security created by this Assignment:

8.2.1
shall be held by the Assignee as a continuing security for the payment of all sums payable under the Loan Agreement and the Master Agreements and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Loan Agreement and the Master Agreements; and

8.2.2
shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter net by the Assignee for all or any part of the monies hereby and thereby secured.

9.	NO WAIVER

Every Power and remedy given to the Assignee hereunder shall be in addition to and not a limitation of any and every other power or remedy vested in the Assignee under or in connection with the Loan Agreement and the Master Agreements or at law and all the powers so vested in the Assignee may be exercised from time to time and as often as the Assignee may deem expedient and no delay or omission of the Assignee to exercise any right or power shall be construed as a waiver of or an acquiescence in default by the Assignor.

6

10.	WARRANTY

The Assignor hereby warran that it has not heretofore assigned, charged or pledged, and will not assign, charge or pledge while this Assignment is in effect, the whole or any part of the monies property Assignee.

The Assignor warrants that the whole or any part of the monies, property, benefits or things hereby assigned are aassignable and that no applicable laws, rules or regulations or agreements by which the Assignor is bound exist which prohibit or prevent the valid and enforceable assignment thereof.

11.	RE-ASSIGNMENT

On discharge in full by the Assignor of all the obligations hereby secured the Assignee, on demand and at the Assignor’s expense, shall reassign to the Assignor without recourse to the Assignee all of the subject matter of this Assignment.

12.	TRANSFER OF RIGHTS AND OBLIGATIONS

12.1	The Assignor may not assign or otherwise transfer, pledge or encumber in any other way any of its rights under this Assignment.

12.2	The Assignee shall have the right at any time to transfer and/or assign all or part of its rights and obligations under this Assignment to any third party.

12.3
The Assignee shall have the right at any time and from time to time to transfer all or part of its rights and obligations under this Agreement in connection with a transfer of all or part of its participation in the Loan for refinancing purposes.

12.4
This Assignment shall be binding upon, and shall inure to be benefit of the Assignee, its successors and their respective successors (in each case whether by merger, amalgamation consolidation, take over or otherwise, and each such case being a “succession” in the sense of this Clause), transferees and/or assignees as the case may be and each party hereby agrees that from the completion of the succession this Assignment shall be read and construed as if all references to the Assignee were references to the relevant successor.

12.5	In connection with any assignation, transfer and/or sub-participation under this Clause the Assignee may disclose confidential information.

7

13.	COMMUNICATION

Any notice or other communication to be given pursuant hereto shall be by letter or registered er or by telefax arid addressed

- if to the Assignor, to:

ATL OFFSHORE GMBH & CO. ____________________ KG
c/o HARTMANN OFFSHORE GMBH
Garrelsstr. 14
26789 Leer
Germany
Fax:  +49-491-9995020

- if to the Assignee, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Germany
Fax:  +49-511-3614785

or to such other address as either party may notify to the other in writing.

Communications sent by telefax shall be effective on the date of despatch and five (5) days after having been posted if sent by post.

14.	LAW AND JURISDICTION

14.1
This Assignment shall be construed in accordance with and be governed by the laws of the Federal Republic of Germany except in so far as the laws of another country compulsorily apply to the subject matter in question.

14.2
In relation to any dispute arising out of or in connection with this Assignment and for the exclusive benefit of the Assignee the Assignor and the Assignee hereby irrevocably and unconditionally submit to the jurisdiction of the courts of Hannover and waive any objection to proceedings with respect to this Assignment in such court on the grounds of venue or inconvenient forum, the Assignee being entitled to initiate legal proceedings or further legal proceedings in respect of any dispute arising out of or in connection with this Assignment before any other competent court.

15.	MISCELLANEOUS

If any Provision of this Assignment is or becomes invalid or unenforceable, such invalidity or enforceability shall not affect the validity and enforceability of the remaining provisions hereof.  In such event the parties shall substitute the invalid and/or unenforceable provision(s) by valid and enforceable provision(s) implementing the intentions of the parties.

(remainder of page left blank intentionally)

8

IN WITNESS WHEREOF the parties hereto have executed this Assignment the day and year first above written.

SIGNED AND DELIVERED by:	)
__________________________	)
for and on behalf of	)
ATL Offshore GmbH	)
As sole general partner of	)
ATL OFFSHORE GMBH &CO.	)
_________________________ KG	)	_____________________________________

SIGNED AND DELIVERED by:	)
__________________________	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)	_____________________________________

9

Annex 1

List of Additional Borrowers

Borr. No.	Name of Borrower	Address

1	ALT Offshore GmbH & Co. MS “Juist” KG	Neue Str. 24 26789 Leer Germany

2	ALT Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany

3	ALT Offshore GmbH & Co. MS “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany

4	ALT Offshore GmbH & Co. MS “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany

5	ALT Offshore GmbH & Co. MS “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany

6	ALT Offshore GmbH & Co. MS “Isle of Sylt” KG	Neue Str. 24 26789 Leer Germany

7	ALT Offshore GmbH & Co. MS “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany

8	ALT Offshore GmbH & Co. MS “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany

9	ALT Offshore GmbH & Co. MS “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany

10	ALT Offshore GmbH & Co. MS “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany

11	ALT Offshore GmbH & Co. MS “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany

12	ALT Offshore GmbH & Co. MS “Isle Of Mellum” KG	Neue Str. 24 26789 Leer Germany

10

Annex 2

ATL OFFSHORE GMBH & CO. _________________ KG
Leer, Germany

FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A.

Genoa, Italy

____________________, 2008
Dear Sirs,

Shipbuilding contract dated _____________, 200_ made between ourselves (the “Buyer”) as buyer and yourself (the “Builder”) as builder and seller (as from time to time amended, varied or supplemented the “Building Contract”) regarding the construction and delivery of a A.H.T.S. vessel under construction as hull no. ______ (the “Vessel”)

Notice of Assignment

Please take notice that by an instrument entitled “Assignment of Rights under a Building Contract” dated the day hereof, the Buyer has assigned absolutely to NORDDEUTSCHEE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany, (the “Assignee”), all its right, title and interest in and to all monies due and to become due to, all claims for damages arising in connection with the Building Contract and all liens now or hereafter belonging to the Buyer under the Building Contract and all rights and benefits thereunder and particularly, but without limitation, of all of the Buyer’s right, title and interest in and to the Vessel, its appurtenances and equipment.

Notwithstanding the above, the Buyer remains fully responsible as buyer under the Building Contract in every respect, in particular for the payment of the Vessel’s purchase price under the Building Contract, including the payment of the instalment payable at the Vessel’s delivery.

You shall be entitled to continue to deal with the Buyer notwithstanding the Assignment referred to herein, unless and until you receive notice from the Assignee that the Buyer is in default of its obligations to the Assignee.  Following receipt of such notice you shall not be required to enquire about the validity of such notice but shall be entitled to act upon it as if it were valid in all respects.

Although the Assignee has agreed that, subject as aforesaid, the Buyer shall continue to superintend the construction of the Vessel, this being subject to the restriction that without the in the us written consent of the Assignee the Buyer shall not agree with the Builder any change in the provisions of the Building Contract.

11

Please acknowledge the receipt of this Notice by countersigning and returning to NORDDEUTSCHE LANDESBANK GIROZENTRALE, Shipping and Aircraft Finance Department, Friedrichswall 10, 30159 Hannover, Federal Republic of Germany, the Acknowledgement being attached to this letter.

Yours faithfully,

ATL OFFSHORE GMBH & CO. ________________ KG

12

From:	FINCANTIERI CANTIERI NAVALIITALIANI S.P.A.
Via Cipro, 11
16129 Genoa
Italy

To:	NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Germany

 _______________________ 2008

Dear Sirs,

Shipbuilding contract dated __________, 200_ made between ATL OFFSHORE GMBH & CO. ________________ KG of Leer, Germany (the “Buyer”) as buyer and ourselves (the “Builder”) as builder and seller (as from time to time amended. varied or sunulemented the “Building Contract”) regarding the construction and delivery of a A.H.T.S. vessel under construction as hull no. (the “Vessel”)

We, the undersigned FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy, hereby acknowledge receipt of the foregoing Notice of Assignment of Building Contract.

We furthermore, acknowledge that, in case we become entitled to terminate, cancel, or rescind the Building Contract by reason of default by the Buyer, we shall not exercise that right without giving you prior written notice, and an opportunity to remedy such situation within 14 days or such period to which we may agree.

We confirm that we have not received any other notice of assignment, pledge or other encumbrance.

We hereby undertake that we will act in accordance with the terms and condition of the Notice of Assignment of the Building Contract received from the Buyer.

This acknowledgement is given without prejudice to our rights under the Building Contract.

Yours faithfully,

FINCANTIERI CANTIERI NAVALIITALIANI S.P.A.
(evidence of legal authority of signatories to be attached)
(company seal to be attached)

13

EXHIBIT 4

FORM OF ASSIGNMENT OF REFUND GUARANTEE

ASSIGNMENT OF                                                                                                                     /LOGO/
REFUND GUARANTEE

HULL NO. ____
OF
FINCANTIERI CANTIERI NAVALI ITALINI S.P.A.
of Genoa, Italy

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

AND

ATL OFFSHORE GMBH & CO. ______________________ KG
Leer

THIS ASSIGNMENT is made the ____ day of _____________, 2008, between

(1)
ATL OFFSHORE GMBH & CO. ______________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstr. 14, 26789 Leer, Germany (the “Assignor”), and

(2)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered offices at Friedrichswall 10, 30159 Hannover, Germany (the “Assignee”).

WHEREAS

I.
Under the terms of a shipbuilding contract dated __________, 200_ and made between the Assignor (the “Buyer”) as buyer and FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy, (the “Builder”) as builder and seller (as from time to time amended, varied or supplemented the “Building Contract”), the Builder agreed to build a A.H.T.S vessel, type Moss 424, 16,000 bhp under its hull no. (the “Vessel”) and deliver the Vessel to the Assignor in accordance with the terms of the Building Contract.

II.
Under the terms of a refund guarantee no. _____________ dated ___________, 200_, (the “Refund Guarantee”) from _____________, of _____________, (the “Refund Guarantor”) to the Assignor, the Refund Guarantor has undertaken to pay to the Assignor an aggregate amount of Euro _________________ (EUR ________________) plus interest (as further specified in the Refund Guarantee) securing the Builder’s contingent obligation to repay to the Assignor the instalments of the Vessel’s contract price as specified in the Building Contract.

III.
Pursuant to the terms and conditions of a loan agreement dated _____________, 2008 (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Assignee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Assignor and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders make available to the Assignor and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities (the “Loan”) as further described in the Loan Agreement for the purpose of - inter alia - financing part of the acquisition cost of the Vessel.

IV.
The Assignee and/or any of the Lenders and the Assignor and, as the case may be, the Additional Borrowers have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form Published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag für Finanztermingeschäfté) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged underthe master agreements for financial derivatives transactions (the “Master Agreement”).

V.
Under the terms of the Loan Agreement the disbursement by the Assignee of the Loan or any part thereof is, inter alia, conditional on the Assignor assigning to the Assignee all the Assignor’s rights, title, interest and benefit in, under and in connection with the Refund Guarantee.

NOW THEREFORE the parties hereto agree as follows:

1

1.	DEFINITIONS AND INTERPRETATION

In this Assignment:

1.1
Clause headings are inserted for convenience only and shall not affect the construction of this Assignment and, unless otherwise specified, all references to Clauses and to the Annex are references to Clauses of, and the Annex to, this Assignment;

1.2	unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

1.3	references to persons include references to bodies corporate and unincorporate; and

1.4	references to any document are to be construed as references to such document as from time to time amended and/or supplemented (subject, where relevant, to the provisions of this Assignment); and

1.5	capitalized terms not otherwise defined herein shall have the same meanings assigned thereto in the Loan Agreement.

2.	ASSIGNMENT

To secure the repayment of the Loan and the erformance of all and any of the Assignor’s and of the Additional Borrowers’ obligations under and in connection with the Loan Agreement and MasterAgreements and the Security Documents and further in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Assignor), the Assignor hereby assigns and agrees to assign to the Assignee absolutely and with full title guarantee all the Assignor’s rights, title, interest and benefits in and under the Refund Guarantee including without limitation the Assignor’s rights to make a demand underthe Refund Guarantee and its rights in all monies payable by the Refund Guarantor under the Refund Guarantee and including (without prejudice to the generality of the foregoing) interest and cost payable under the Refund Guarantee and all claims for damages in respect of any breach by the Refund Guarantor of the Refund Guarantee and the Assignee hereby accepts such assignment.

3.	WARRANTY

The Assignor hereby warrants that it has not heretofore assigned, charged or pledged, and will not assign, charge or pledge, while this Assignment is in effect, the whole or any part of the monies, property, benefits or things hereby assigned, to anyone other than the Assignee.

The Assignor warrants that the whole or any part of the monies, property, benefits or things hereby assigned are assignable ad that no applicable laws, rules or regulations or agreements by which the Assignor is bound, exist which prohibit or prevent the valid and enforceable assignment thereof.

2

4.	UNDERTAKINGS BY THE ASSIGNOR

The Assignor hereby undertakes and agrees with the Assignee:

4.1
to execute and deliver to the Refund Guarantor a notice of assignment with respect to the Refund Guarantee and to procure that the Refund Guarantor executes and delivers to the Assignee acting for and on behalf of the Assignee a duplicate of such notice together with an acknowledgement thereof (such notice and acknowledgment to be in such form as attached hereto as Annex 2); and

4.2
not without the prior written consent of the Assignee, delivered to the Assignor and the Refund Guarantor, to agree to or permit or suffer any amendment whatsoever of or variation whatsoever in the terms of, nor to consent or agree to any waiver or release or cancellation of any obligation of the Refund Guarantor under or in connection with the Refund Guarantee; and

4.3
to do or permitto be done each and every act or thing which the Assignee may from time to time require to be done for the purpose of enforcing the Assignee’s rights, or any of them, under this Assignment or under the Refund Guarantee, and the Assignor will allow its name to be used as and when required by the Assignee for such purpose.

5.	ENFORCEMENT

5.1
Upon, or at any time after, the happening of any Event of Default as defined in the Loan Agreement and/or the Master Agreements, the Assignee shall be entitled to realize and enforce the collateral granted by this Assignment.

5.2
The Assignee will, except where such prior notice is inappropriate and/or incongruous, give the Assignor one week’s prior written notice if it intends to realize the collateral granted by this Assignment, provided always that the Assignee shall not be obliged to give such prior notice in circumstances where (i) the Assignor hasseriously and finally repudiated its obligations under the Loan Agreement, the Master Agreements and/orthe Security Documents relating thereto, (ii) the Assignor has suspended payments of its debts or is unable or admits its inability to pay its debts as they fall due, or (iii) any insolvency, administration, winding-up, bankruptcy or similar proceeding has been applied for with respect to the Assignor.

5.3
For the purposes of realization and enforcement of the collateral granted by this Assignment the Assignor hereby authorizes the Assignee to put into force and exercise as and when it may seem fit any and every power possessed by it by virtue of this Assignment and more particularly (but without any limitation to the generality of the foregoing):

5.3.1	to assign its title and interest in all rights, powers and benefits in and under the Refund Guarantee upon such terms as the Assignee shall in its absolute discretion determine; and

5.3.2
to collect, recover or compromise and give a good discharge for any monies payable to the Assignor by the Refund Guarantor, or any damages recoverable by the Assignor from the Refund Guarantor, or in connection with the Refund Guarantee.

3

5.4
In addition to the assignment as stipulated in Clause 2, the Assignor by way of security hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the Refund Guarantee, to endorse any cheques or other instruments or orders instruments or orders in connection therewith and to take any other action permitted under this Assignment which the Assignee may deem to be necessary or advisable to exercise any other rights, power or benefits which are given to the Assignee under this Assignment or under applicable law and generally to do any and all such things as the Assignor itself could do in relation to the property hereby assigned, provided however that the power hereby constituted may be exercisable only after the occurrence of an Event of Default under the Loan Agreement and/or the Master Agreements which is continuing (although any third party shall be entitled to rely on the exercise of the power by the Assignee as conclusive evidence that such Event of Default has occurred).

5.5	All monies received by the Assignee pursuant to this Assignment (including, but without limitation) in respect of:

5.5.1	an assignment by the Assignee of its title and interest in all rights, powers and benefits in and under the Refund Guarantee; or

5.5.2	such collections, recoveries or compromises as are referred to in Clause 5.3.2, shall be applied by the Assignee as stipulated in the the Loan Agreement.

5.6
Subject as aforesaid the Assignee shall be entitled to exercise its power of assignment in such manner and at such time as the Assignee in its absolute discretion may determine and the Assignee shall not in any circumstances be liable for any loss occasioned by any such assignment unless caused by its wilful misconduct.

5.7
Upon any assignment of the Refund Guarantee pursuant to Clauses 5.3.1 and 5.6 the assignee or purchaser shall not be bound to see or inquire whether the Assignee’s power of assignment has arisen and the assignment shall be deemed to be within the power of the Assignee and the receipt of the Assignee for the consideration for such assignment shall effectively discharge the assignee or purchaser who shall not be concerned with the manner of application of the proceeds thereof or be in anyway responsible therefor.

5.8
The Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder orto make any claim orto take any other action to collect any monies orto enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder.

4

5.9
No delay or omission of the Assignee to exercise any right or power vested in it hereunder shall impair such right or power or be construed as a waiver of or acquiescence in any default by the Assignor and, in the event of the Assignee at any time agreeing to waive such right or power, such waiver shall be revocable by the Assignee at any time and the right or power shall thenceforth be exercisable as though there had been no such waiver.

6.	FURTHER ASSURANCE

6.1
The Assignor agrees that, at any time and from time to time upon request and whenever the Assignee so requires, the Assignor will promptly and duly execute and deliver to the Assignee any and all such further instruments and documents as the Assignee may deem reasonably desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

6.2	The security created by this Assignment:

6.2.1
shall be held by the Assignee as a continuing security for the payment of all sums payable under the Loan Agreement and the Master Agreements and the performance and observance of and compliance with all of the covenants terms and conditions contained in the Loan Agreement and the Master Agreements; and

6.2.2
shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the monies hereby and thereby secured.

6.3
Every Power and remedy given to the Assignee hereunder shall be in addition to and not in limitation of any and every other power or remedy vested in the Assignee under the Loan Agreement or the Master Agreements or at law and all the powers so vested in the Assignee may be exercised from time to time and asoften as the Assignee may deem expedient and no delay or omission of the Assignee to exercise any right or power shall be construed as a waiver of or an acquiescence in any default by the Assignor.

6.4
The Assignor shall pay to the Assignee on demand all costs, fees, expenses and taxes (including, without limitation, legal fees and expenses) incurred by the Assignee in preserving or enforcing or attempting to preserve or enforce any of its rights under this Assignment, provided, however, the Assignee submits to the Assignor a conclusive calculation about the compensation amount required.

7.	RE-ASSIGNMENT

On discharge in full by the Assignor of all the obligations hereby secured the Assignee, on demand and at the Assignor’s expense, shall reassign to the Assignor without recourse to the assignee all of the subject matter of this Assignment.

5

8.	TRANSFER OF RIGHTS AND OBLIGATIONS

8.1	The Assignor may not assign or otherwise transfer, pledge or encumber in any other way any of their rights under this Assignment.

8.2	The Assignee shall have the right at any time to transfer and/or assign all or part of its rights and obligations under this Assignment to anythird party.

8.3
The Assignee shall have the right at any time and from time to time to transfer all or part of its rights and obligations under this Assignment in connection with a transfer of all or part of its participation in the Loan.

8.4
This Assignment shall be binding upon, and shall inure to be benefit of the Assignee, its successors and their respective successors (in each case whether by merger, amalgamation, consolidation, take over or otherwise, and each such case being a “succession” in the sense of this Clause), transferees and/or assignees as the case may be, and each party hereby agrees that from the completion of the succession this Assignment shall be read and construed as if all references to the Assignee were references to the relevant successor.

In connection with any assignation, transfer and/or sub-participation under this Clause the Assignee may disclose confidential information.

9.	COMMUNICATION

Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or by telefax and addressed

- if to the Assignor, to:

ATL OFFSHORE GMBH & CO. ____________________ KG
c/o HARTMANN OFFSHORE GMBH
Garrelsstr. 14
26789 Leer
Germany
Fax:  +49-491-9995020

- if to the Assignee, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Germany
Fax:  +49-511-3614785

or to such other address as either party may notify to the other in writing.

6

Communications sent by telefax shall be effective on the date of despatch and five (5) days after having been posted if sent by post.

Any document and or communication to be made pursuant to this Assignment shall be in English.

10.	LAW AND JURISDICTION

10.1
This Assignment shall be construed in accordance with and be governed by the laws of the Federal Republic of Germany except in so far as the laws of another country compulsorily apply to the subject matter in question.

10.2
In relation to any dispute arising out of or in connection with this Assignment and for the exclusive benefit of the Assignee the Assignor and the Assignee hereby irrevocably and unconditionally submit to the jurisdiction of the courts of Hannover and waive any objection to proceedings with respect to this Assignment in such court on the grounds of venue or inconvenient forum, the Assignee being entitled to initiate legal proceedings or further legal proceedings in respect of any dispute arising out of or in connection with this Assignment before any other competent court.

11.	MISCELLANEOUS

If any provision of this Assignment is or becomes invalid or unenforceable, such invalidity or nenforceabi[ity shall not affect the validity and enforceability of the remaining provisions hereof.  In such event the parties shall substitute the invalid and/or unenforceable provision(s) by valid and enforceable provision(s) implementing the intentions of the parties.

(remainder of page left blank intentionallally)

7

IN WITNESS WHEREOF the parties hereto have executed this Assignment the day and year first above written.

SIGNED AND DELIVERED by:	)
_________________________	)
for and on behalf of	)
ATL Offshore GmbH	)
As sole general partner of	)
ATL OFFSHORE GMBH &CO.	)
_________________________ KG	)	_______________________________________

SIGNED AND DELIVERED by:	)
_________________________	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)	_______________________________________

8

Annex 1

List of Additional Borrowers

Borr. No.	Name of Borrower	Address
1	ALT Offshore GmbH & Co. MS “Juist” KG	Neue Str. 24 26789 Leer Germany
2	ALT Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany
3	ALT Offshore GmbH & Co. MS “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany
4	ALT Offshore GmbH & Co. MS “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany
5	ALT Offshore GmbH & Co. MS “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany
6	ALT Offshore GmbH & Co. MS “Isle of Sylt” KG	Neue Str. 24 26789 Leer Germany
7	ALT Offshore GmbH & Co. MS “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany
8	ALT Offshore GmbH & Co. MS “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany
9	ALT Offshore GmbH & Co. MS “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany
10	ALT Offshore GmbH & Co. MS “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany
11	ALT Offshore GmbH & Co. MS “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany

9

12	ALT Offshore GmbH & Co. MS “Isle Of Mellum” KG	Neue Str. 24 26789 Leer Germany

10

Annex 2
ATL OFFSHORE GMBH & CO. _________________ KG
Leer, Germany
____________________________________________________________________________________________________

________________________________

________________________________

 ____________________, 2008

Dear Sirs,

Hull No. _____________ of FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy

Your Refund Guarantee No. _____________ dated ___________, 200_ (the “Refund Guarantee”) in favour of ourselves (the “Buyer”)

Notice of Assignment

Please take notice that by an instrument entitled “Assignment of Refund Guarantee” dated _______________, 200_, the Buyer has assigned absolutely to NORDDEUTSCHEE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany, (the “Assignee”), all its rights, title, interest and benefits in and in and under the Refund Guarantee and in all monies payable by you to the Buyer thereunder including (without prejudice to the generality of the foregoing) interest and cost payable under the Refund Guarantee and all claims for damages in respect of any breach by you of the Refund Guarantee.

You are hereby irrevocably instructed and authorized to pay to the Assignee as the Assignee may from time to time direct you in writing or to such other bank or account as the Assignee may from time to time direct you in writing each and every sum payable by you under the terms of the Refund Guarantee.

You shall be entitled or obliged to enquire whether the Assignee has become entitled to make such demand as our attorney-in-fact or assignee and you shall be obliged to make payment pursuant to any such demand in accordance with the terms of the Refund Guarantee and the instructions given to you by the Assignee as to the account of the Assignee to which payment shall be made.

Further we acknowledge that we are not entitled without the prior written consent of the Assignee to agree to or permit or suffer any amendment whatsoever of the Refund Guarantee, or to consent or agree to any waiver or release or cancellation of any obligation under or in connection with the Refund Guarantee.

11

The authority and instructions contained herein cannot be revoked or varied by us without the prior written consent of the Assignee.

Please acknowledge the receipt of this Notice by countersigning and returning to NORDDEUTSCHE LANDESBANK GIROZENTRALE, Shipping and Aircraft Finance Department, Friedrichswall 10, 30159 Hannover, Federal Republic of Germany, the Acknowledgement being attached to this letter.

Yours faithfully,

______________________________________________
ATL OFFSHORE GMBH & CO. ________________ KG

12

__________________________
_________________
_____________________________________________________________________________________________________

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Germany

 ____________________, 200_

Dear Sirs,

Hull No. _____________ of FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy

Your Refund Guarantee No. _____________ dated ___________, 200_ (the “Refund Guarantee”) in favour of ATL OFFSHORE GMBH & CO. _______________ KG of Leer, Germany

Acknowledgement of Notice of Assignment

We hereby acknowledge receipt of and consent to the foregoing Notice of Assignment and confirm that NORDDEUTSCHEE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany, shall be fully entitled to exercise all rights and to demand and receive all sums payable by us under the Refund Guarantee.

We confirm that we have not received any other notice of assignment, pledge or other encumbrance.

Further we acknowledge that we are not entitled without the prior written consent of NORDDEUTSCHE LANDESBANK GIROZENTRALE to agree to or permit or suffer any amendment whatsoever of the Refund Guarantee, or to consent or agree to any waiver or release or cancellation of any obligation under or in connection with the Refund Guarantee.

Yours faithfully,

___________________________________________________

_________________________________
(evidence of legal authority of signatories to be attached)
(company seal to be attached)

13

EXHIBIT 5

FORM OF CORPORATE GUARANTEE

[DOCUMENT TRANSLATED FROM GERMAN]

FIXED LIABILITY GUARANTEE

as security for the bank claims described in further detail under No. 1,

REEDEREI HARTMANN GMBH & CO. KG
Königstr. 23
26789 Leer
- hereinafter known as the “Guarantor” -

gives an absolute Guarantee to

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany
- hereinafter known as the “Bank” -

without a time limit, as primary debtor for the principal debtor named under No. 1, up to the amount of

EUR 20,300,000.00
(in words: Twenty million three hundred thousand Euros),

including additional compensation, such as, in particular, interest and expenses.

The Guarantee is in effect in addition to any other statements of guarantee issued by the Guarantor.

The Guarantor hereby declares this Guarantee in favor of the bank, which accepts the Guarantee for itself.

1.	Purpose of the Security

The Guarantee is created to secure all outstanding accounts against the companies named on the list enclosed as Annex 1 to this Guarantee,

- hereinafter known as the “Principal Debtors” -

arising from the loan agreement (hereinafter known as the “Loan Agreement”) concluded between the Principal Debtors and the Bank on 2008, and from the Master Agreement. Claims against the outstanding accounts from the Loan Agreement may, however, only be made in regard to the Loan CT, including any associated interest and expenses. The Loan CT, as well as the Master Agreements are described in further detail in the Loan Agreement.

1

2.	Application to the Payment Account

If yields (interest and repayment amounts), which are secured according to No. 1, are debited against a bank giro account of the Principal Debtor (payment account) and this causes the payment account to be overdrawn, then the Guarantee does not extend only to the remaining amount still owed on the loan/credit accounts. Rather, it also refers to the overdraft that arose in the payment account due to the yield charge, but limited to an amount that reflects the yields to be paid for a period of 3 months, plus any interest incurred on this. If the yields fall due at intervals of more than 3 months, then the Guarantee extends to the overdraft of the payment account caused by the last yield charge.

3.	Joint and Several Guarantee

The Guarantee was assumed as directly enforceable, with a waiver of the benefit of discussion. The Guarantor waives the defense of voidability, as per § 770, para. 2 BGB, unless the Principal Debtor’s defense and/or counterclaim is undisputed or legally established. The Guarantor may not derive any rights from the nature or time of recovery of other collateral or from the issuance of such collateral. The Bank is not obliged first to claim other collateral before making a claim against the Guarantors.
No objection may be derived from the fact that the Bank approves an extension or partial payment for the Principal Debtors, without the Guarantor’s knowledge.

4.	Multiple Guarantors

Multiple guarantors obliging themselves in this certificate are jointly and severally liable.

If any other guarantees exist for the Bank’s claims against the Principal Debtors beyond this certificate, then no joint debt exists in relation to such guarantees; therefore the Guarantors in this certificate are not released by payments made by other Guarantors. Relative to the other Guarantors, the Guarantors in this certificate, to the extent in deviation of § 769 BGB, are liable for the full amount of their Guarantee.

5.	Acknowledgments of debt

Acknowledgments of debt which the Principal Debtors have granted or are yet to grant to the Bank are fully effective vis-à-vis the Guarantor.

6.	Payments by the Guarantor

If the Guarantor makes payments, then the Bank’s rights against the Principal Debtors are transferred to it, if the Bank, on the basis of all its claims against the Principal Debtors, has obtained a complete release. Up to that time, the payments only serve as security.
The Bank is authorized first to apply the proceeds of collateral and payments by the Principal Debtors or other obliged parties to the part of their outstanding accounts exceeding the Guarantee amount.

2

7.	Cancellation

7.1
The Guarantee may be canceled, under observance of a notice period of four weeks, effective for the future in such a manner that it, at the time the cancellation goes into effect, is limited to the outstanding accounts established as of that time, as well as any other outstanding accounts that arise from credits or loans already promised.

If the Guarantee secures an overdraft facility, then the Guarantor may be held liable for this facility up to the amount of the balance that exists when the cancellation goes into effect. In the case of further repayments, then the Guarantor is only liable up to the amount of the lowest account closing balance established at the time of the claim.
7.2	Furthermore, the Guarantor, at its request, once the cancellation goes into effect, is released from the Guarantee-related liability, if the following conditions are met:
•	the Principal Debtors have provided the Bank with equivalent, substitute security
•	the Guarantor has provided the Bank, instead of the Guarantee, other equivalent security.

8.	Amendments

Any amendments to the Guarantee must be made in writing. This is also true for any changes to this clause.

9.	Place of Jurisdiction

If the jurisdiction of the Bank’s general place of jurisdiction of the Bank is not apparent in § 29 ZPO, the Bank may pursue its claims by taking legal action at its general place of jurisdiction, if the Guarantor to be sued in that legal action is a businessman and/or a legal entity, in the sense of No. 6 AGB, or has no general place of jurisdiction domestically upon assuming the Guarantee or later transfers its registered address or customary location out of the Federal Republic of Germany or its legal address or customary location is unknown at the time the suit is filed.

10.	Legal Effectiveness

If any provisions of this statement of guarantee completely or partially lack legal validity or cannot be executed, then the other provisions shall nonetheless remain in effect.

11.	General Business Conditions

The Bank makes express reference to the fact that its General Business Conditions (AGB) form an integral part of the Guarantee. The AGB may be reviewed in the cash offices of the Bank. Each contractual partner of the Bank shall receive a copy of the AGB, to the extent there is no business connection yet and the conclusion of the contract occurs outside the bank.

3

12.	Obtaining information and procuring documents

The Guarantor must disclose its economic relationships to the Bank at any time, upon request. The Bank is entitled, at any time, to inspect the public register, as well as the land register and the land files and request simple or certified copies and extracts, and obtain any information from insurance companies, authorities and other offices, especially credit institutions that it deems necessary to assess the Guarantor’s asset positions.

13.	Particular Agreements

The amount of the Guarantee is reduced by repayments made on the outstanding accounts by the same proportion in which these outstanding accounts are reduced. Proceeds from the utilization of collateral made available by the Principal Debtors are not considered repayments in the sense of this provision.

Furthermore, the Bank shall reduce the Guarantee amount by means of an express written statement, if it is proven to it in writing and to its satisfaction that the Guarantor has made shareholder’s equity irrevocably available to the Principal Debtors in accordance with the enclosed Annex 2. The amount of the reduction should reflect the amount of the shareholder’s equity paid in.

The Bank and the Guarantor agree that overall the proceeds from the utilization of the collateral and the amount yet to be paid or already paid under the Guarantee may not exceed the Bank’s secured claim.

We are completely aware of the Loan Agreement with the companies named under No. 1, as well as of the Master Agreement.

Leer, on _______________________________ 2008

_______________________________________
REEDEREI HARTMANN GMBH & CO. KG

4

Annex 1
List of Principal Debtors
No.	Name of Principal Debtor	Address
1	ATL Offshore GmbH & Co. MS “Juist” KG	Neue Str. 24 26789 Leer Germany
2	ATL Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany
3	ATL Offshore GmbH & Co. MS “Isle of Baltrum” KG	Neue Str. 24 26789 Leer Germany
4	ATL Offshore GmbH & Co. MS “Isle of Langeoog” KG	Neue Str. 24 26789 Leer Germany
5	ATL Offshore GmbH & Co. MS “Isle of Amrun” KG	Neue Str. 24 26789 Leer Germany
6	ATL Offshore GmbH & Co. MS “Isle of Sylt” KG	Neue Str. 24 26789 Leer Germany
7	ATL Offshore GmbH & Co. MS “Isle of Wangerooge” KG	Neue Str. 24 26789 Leer Germany
8	ATL Offshore GmbH & Co. MS “Isle of Neuwerk” KG	Neue Str. 24 26789 Leer Germany
9	ATL Offshore GmbH & Co. MS “Isle of Usedom” KG	Neue Str. 24 26789 Leer Germany
10	ATL Offshore GmbH & Co. MS “Isle of Fehmarn” KG	Neue Str. 24 26789 Leer Germany
11	ATL Offshore GmbH & Co. MS “Isle of Memmet” KG	Neue Str. 24 26789 Leer Germany
12	ATL Offshore GmbH & Co. MS “Isle of Mellum” KG	Neue Str. 24 26789 Leer Germany

5

Annex 2

Projection of the Shareholder’s Equity Participation of the Guarantor in the Principal Debtors

(to be inserted in coordination between the principal debtors and the bank)

6

EXHIBIT 6

FORM OF ACKNOWLEDGEMENT AND SUBMISSION

[DOCUMENT TRANSLATED FROM GERMAN]

Abstract Debt Obligation

and

Overall Ship Mortgage Creation Certificate

The undersigned

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 1” or “Shipowner No. 1” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 2” or “Shipowner No. 2” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 3” or “Shipowner No. 3” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 4” or “Shipowner No. 4” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 5” or “Shipowner No. 5” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 6” or “Shipowner No. 6” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 7” or “Shipowner No. 7” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 8” or “Shipowner No. 8” -
and

1

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 9” or “Shipowner No. 9” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 10” or “Shipowner No. 10” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 11” or “Shipowner No. 11” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer

- hereinafter known as “Debtor No. 12” or “Shipowner No. 12” and together with Debtor No. 1, Debtor No. 2, Debtor No. 3, Debtor No. 4, Debtor No. 5, Debtor No. 6, Debtor No. 7, Debtor No 8, Debtor No. 9, Debtor No. 10 and this is a this and Debtor No. 11, known as the “Debtors” or “Shipowners” –
and

ATL OFFSHORE GMBH, Leer
as currently personally liable shareholder of the individual debtors

- hereinafter known as “Debtor No. 13” and together with the Debtors known as the “Joint Debtors” -

owe as Joint Debtors, on the basis of this abstract Debt Obligation of

NORDDEUTSCHE LANDESBANK –GIROZENTRALE-
Hannover, Germany

- hereinafter known as the “Bank” -

the monetary amount of

EUR 504,684,000.00
(in words: five hundred four million six hundred eighty-four thousand Euros).

This debt incurs interest as of today, at 15% (in words: fifteen percent) annually. Interest is due on December 30 of each calendar year retroactively for the entire calendar year, and payable for the first time on December 30, 200_.

Capital and cumulative interest are due for immediate payment following a cancellation without notice that is permissible for the Bank at any time.

2

This debt obligation is issued independent of all other agreements between the Joint Debtors and the Bank and obliges the Joint Debtors individually and independent of these legal relationships. The Joint Debtors waive all current and future, known and unknown objections and defenses, including the defense of unjustified enrichment, against this abstract debt obligation.

As security for all current and future monetary outstanding accounts of the Bank arising from this abstract debt obligation,

Debtor No. 1 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 1”), plus all accessories,

and

Debtor No. 2 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 2”), plus all accessories,

and

Debtor No. 3 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 3”), plus all accessories,

and

Debtor No. 4 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 4”), plus all accessories,

and

Debtor No. 5 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 5”), plus all accessories,

and

3

Debtor No. 6 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 6”), plus all accessories,

and

Debtor No. 7 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 7”), plus all accessories,

and

Debtor No. 8 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 8”), plus all accessories,

and

Debtor No. 9 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 8”), plus all accessories,

and

Debtor No. 10 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 5”), plus all accessories,

and

Debtor No. 11 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 5”), plus all accessories,

and

Debtor No. 12 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich (hereinafter known as the “Register”), (hereinafter known as “Ship 12”, and together with Ship 1, Ship 2, Ship 3, Ship 4, Ship 5, Ship 6, Ship 7, Ship 8, Ship 9, Ship 10, and Ship 11 as the “Ships”), plus all accessories,

4

The Shipowners authorize and request the recording, as Joint Debtors, of an overall ship mortgage (hereinafter known as the “Mortgage”), in favor of the Bank in the amount of

EUR 504,684,000.00
(in words: five hundred four million six eighty-four thousand Euros)

plus 15% (in words: fifteen percent) annual interest as of today, on the ships, and in fact in first position. If the concurrent recording of the mortgage on the ships is impossible for material reasons, then with the first ship to be recorded, first the entry of an individual ship mortgage is requested in the above amount, which after the recording of the second ship and its inclusion in the overall liability, is changed into an overall ship mortgage and after the recording of the third and the following ships these ships must also be included. Partial enforcement is permissible.

The Shipowners hereby declare that they are or will be in proprietary possession of the ships, plus all accessories, after the acquisition.

The Shipowners hereby ensure that no other rights to the pledged ships or claims by ship creditors which would have priority before the Bank's rights exist, and that they have not ceded, pledged, otherwise encumbered or disposed of any outstanding accounts from the insurance policies taken out on the ships, nor will they do so, in any other way than to the Bank, to the extent they are liable for the mortgage in accordance with § 32 SchRG.

The Shipowners are obliged to provide the Bank with their current pledge rights to the outstanding insurance accounts from insurance policies taken out on the ships with the same priority as the mortgage has.

If the Joint Debtors or one of them fails to fulfill one of the above requirements, then the debt shall fall due for immediate payment, in addition to any interest incurred.

If any statements in this certificate are entirely or partially unworkable or cannot be executed, then the other statements remain in effect.

The Joint Debtors assume the expenses and taxes of this transaction and request that four certified and two simple copies of this certificate be prepared. The Bank must be sent the following, to be handed to the attorneys, Ehlermann, Rindfleisch, Gadow, Ballindamm 26, 20095 Hamburg:

a)	four certified and one simple copy of the certificate, immediately after its preparation, plus the submission of the associated powers of attorney;

b)	two certified copies of the register;

c)	the ship certificates.

5

Moreover, the Joint Debtors request that the original of the certificate, plus certified copies of the powers of attorney issued upon its creation, be immediately sent to the Seagoing Vessel Register at the District Court of Aurich, Schlossplatz 2, 26603 Aurich.

The remaining copy(-ies) are to be retained by the Shipowners.

6

Subjugation Certificate

The following companies represented by us

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 1” or “Shipowner No. 1” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 2” or “Shipowner No. 2” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 3” or “Shipowner No. 3” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 4” or “Shipowner No. 4” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 5” or “Shipowner No. 5” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 6” or “Shipowner No. 6” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 7” or “Shipowner No. 7” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 8” or “Shipowner No. 8” -
and

7

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 9” or “Shipowner No. 9” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 10” or “Shipowner No. 10” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer
- hereinafter known as “Debtor No. 11” or “Shipowner No. 11” -
and

ATL OFFSHORE GMBH & CO.                                                          KG
Leer

hereinafter known as “Debtor No. 12” or “Shipowner No. 12” and together with Debtor No. 1, Debtor No. 2, Debtor No. 3, Debtor No. 4, Debtor No. 5, Debtor No. 6, Debtor No. 7, Debtor No 8, Debtor No. 9, Debtor No. 10 and Debtor No. 11, known as the “Debtors” or “Shipowners” –

and

ATL OFFSHORE GMBH, Leer
as currently personally liable shareholder of the individual debtors

- hereinafter known as “Debtor No. 13” and together with the Debtors as “Joint Debtors” -

acknowledged today, in a special certificate (Register of Deeds No.                                         of the Notary                                                                                         in                                        ), of which a certified copy is enclosed as an annex to this certificate, to which reference is expressly made as a part of this certificate, and which was read aloud, that they owe the Bank

NORDDEUTSCHE LANDESBANK –GIROZENTRALE-
Hannover, Germany,

- hereinafter known as the “Bank” -

from abstract debt obligations, the amount of EUR 504,684,000.00 (in words: five hundred four million six hundred eighty-four thousand Euros).

The debt incurs interest as of today, at 15% (in words: fifteen percent) annually. Interest is due on December 30 of each calendar year retroactively for the entire calendar year, and payable for the first time on December 30, 200_.

Capital and cumulative interest are due for immediate payment following a  cancellation without notice that is permissible for the Bank at any time.

8

In order to secure all monetary outstanding accounts to which the Bank is entitled against the Shipowners currently or in the future, either conditional and/or limited in time, arising from the aforementioned debt obligations,

Shipowner No. 1 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 1”), plus all accessories,

and Shipowner No. 2 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 2”), plus all accessories,

and Shipowner No. 3 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 3”), plus all accessories,

and Shipowner No. 4 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 4”), plus all accessories,

and Shipowner No. 5 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 5”), plus all accessories,

and Shipowner No. 6 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 6”), plus all accessories,

and Shipowner No. 7 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 7”), plus all accessories,

and Shipowner No. 8 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 8”), plus all accessories,

9

and Shipowner No. 9 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 9”), plus all accessories,

and Shipowner No. 10 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 10”), plus all accessories,

and Shipowner No. 11 has pledged to the Bank the motor vessel “                  ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 11”), plus all accessories,

and Shipowner No. 12 has pledged to the Bank the motor vessel “                                ”, IMO No.                  , acquired or to be acquired by it, to be recorded in the Seagoing Vessel Register of the District Court of Aurich, (hereinafter known as “Ship 12”, and together with Ship 1, Ship 2, Ship 3, Ship 4, Ship 5, Ship 6, Ship 7, Ship 8, Ship 9, Ship 10, and Ship 11 as the “Ships”), plus all accessories, and the Shipowners authorized and requested the recording of an overall ship mortgage of EUR 504,684,000.00 (in words: five hundred four million six eighty-four thousand Euros), plus 15% (in words: fifteen percent) annual interest in favor of the Bank, and in fact, in first-ranking position.

For all monetary outstanding accounts of the Bank arising from the abstract debt obligation submitted today in the special certificate, the Joint Debtors hereby subject themselves with regard to the amount to be paid last of EUR 50,468,400.00 (in words: fifty million four hundred sixty-eight thousand four hundred Euros) annually as of today until complete fulfillment of the abstract debt obligation and for the claim arising from the corresponding amount to be paid last of the overall ship mortgage created in the special certificate, plus proportional interest of 15% (in words: fifteen percent) annually as of today, to immediate compulsory enforcement in their entire assets, and for the Shipowners, in particular also the pledged ships.

The Shipowners hereby authorize and request the recording of this subjugation with the overall ship mortgage in the Seagoing Vessel Register in first place, with the measure that enforcement against the current owners of the current ships should be permissible.

The Shipowners assume the expenses and taxes of this transaction, as well as of the register entry and requests four copies of this certificate, one of which currently without any further proof, one with an enforcement clause to give to the Bank, to be handed to the attorneys, Ehlermann Rindfleisch Gadow, Ballindamm 26, 20095 Hamburg, and with another copy of this certificate to be sent to the Seagoing Vessel Register with the District Court of Aurich, Schlossplatz 2, 26603, Aurich. A certified copy of the powers of attorney submitted must be enclosed with these

10

copies when this certificate is prepared. The Bank is entitled, without any further proof, at its request, at any time, to have other, also enforceable copies or reproductions of this certificate issued, at the expense of the Shipowners.

If any statements in this certificate are entirely or partially unworkable or cannot be executed, then the remaining statements remain in effect.

The protocol and the Annex were read aloud to the appearing parties, approved and signed by them in their own hand, as follows:

11

EXHIBIT 7

FORM OF GENERAL ASSIGNMENT OF INSURANCES

BY THE BORROWER

ASSIGNMENT OF INSURANCES	/LOGO/

MV “_____________________”

LOAN, GUARANTEE FACILITY AND
CREDIT FACILITY AGREEMENT
DATED _______________, 2008

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

AND

ATL OFFSHORE GMBH & CO. ______________________ KG
Leer

AND

____________________________________
____________________________________

THIS ASSIGNMENT is made the _____ day of ____________, 2008, between

(1)
ATL OFFSHORE GMBH & CO. ______________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstr. 14, 26789 Leer, Germany (the “Assignor”), and

(2)
________________________, a company organized and existing uinder the laws of ______________, having its registered office at ___________________ (the “Bareboat Charter” and together with the Owner the “Assignors”), and

(3)
NORDDEUTSCHE NORDDEUTSCHE LANDESBANK GIROZENTRALE, a company organized and existing under the laws of Germany, having its offices at Friedrichswall 10, 30159 Hannover, Germany, in its capacity as agent under the Agency and Security Pooling Agreement (as defined in the Loan Agreement) and the Loan Agreement (the “Assignee”).

WHEREAS

I.	The Owner is the owner of the motor vessel “____________” (the “Vessel”) registered in the ownership of the Owner in the register of ships held with the local court of Aurich, Germany.

II.	The Bareboat Charterer is the bareboat charterer of the Vessel and assured under the Vessel’s insurances.

III.
Pursuant to the terms and conditions of a loan agreement dated ______________ 2008, (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Assignee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Owner and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders make available to the Owner and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities listed in Annex 2 hereto (the “Loan”) for the purposes as stipulated therein.

IV.
The Lenders, the Assignor and SACE S.P.A., an organization organized and existing under the laws of Italy, having its registered office at Piazza Poli 37/42, 00187 Rome, Italy, (“SACE”), have agreed that after a demand under the SACE Guarantee has been made by the Assignee for and on behalf of the Lenders, the rights to payment under the Loan Agreement shall be automatically assigned to SACE to the extent of any payments made by SACE under the SACE Guarantee according to clause 23.5 of the Loan Agreement.

V.
The Assignee and/or any of the Lenders and the Owner and, as the case may be, the Additional Borrowers have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag für Fonanztermdngeschäfté’) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreements”).

1

VI.
The obligations of the Owner and of the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents and under the Reimbursement Agreement (as such terms are defined in the Loan Agreement) shall be secured by, inter alia, this Assignment.

NOW IT IS HEREBY AGREED as follows:

1.
TO secure the obligations of the Owner and of the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents, including for the avoidance of doubt any obligations under the Loan Agreement towards SACE as described in clause 23.5 of the Loan Agreement, and under the Reimbursement Agreement, the Assignors hereby assign and agree to assign absolutely to the Assignee:

1.1
ANY and all moneys and claims for money due or to become due to the Assignors or any of them with respect to the actual or constructive or agreed or arranged or compromised total loss or requisition for title or other compulsory requisition of the Vessel and all claims for damages or compensation with respect to such loss or requisition for title or compulsory requisition (with the exception of requisition hire); and

1.2
ALL policies and contracts of insurances whatsoever including without limitation all entries in a protection and indemnity club or association that have been or may hereafter during the subsistence of this Agreement be taken out in respect of the Vessel her freights disbursements profits or otherwise howsoever and all the benefits thereof including all claims of whatsoever nature and returns of premiums.

ALL the properties assigned in Clause (1.1.) and (1.2.) hereof are hereinafter together called the “Insurances”.

THE Assignee hereby accepts the assignment.

2.	EACH of the Assignors warrants and covenants as follows:

2.1
THAT it will procure that all documents in respect of the Insurances or any of them shall contain a loss payable clause substantially in the following form or any other form that the Assignee may in its absolute discretion demand or approve:

2

“Loss Payable Clause

It is noted that by an Assignment in writing dated the ____ day of _________________, 20__, ATL OFFSHORE GMBH & CO. KG of Leer, Germany, (the “Owner”) as owner of the motor vessel “____________________” (the “Vessel”) and _________________ of __________________________ (the “Bareboat Charterer” and together with the Owner the “Assignors”) as bareboat charterer and assured under the insurances for the Vessel assigned absolutely to NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany (the “Mortgagee”) this policy and all benefits thereof including all claims of whatsoever nature (including return of premiums) hereunder.

Claims hereunder payable in respect of a total or constructive total or an arranged or agreed or compromised total loss or unrepaired damage and all claims which (in the opinion of the Mortgagee) are analogous thereto shall be payable to the Mortgagee up to their mortgage interest.

Subject thereto all other claims unless and until underwriters have received notice from the Mortgagee of a default under the Mortgage in which event all claims hereunder shall be payable directly to the Mortgagee up to their mortgage interest as follows:

1)           a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall be paid directly to the Owner;

2)           a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall only be paid out according to the prior written instructions of the Mortgagee.

Notwithstanding the terms of the said Loss Payable Clause and Notice of Assignment unless and until Brokers receive notice from the Mortgagee to the contrary Brokers shall be empowered to arrange their proportion of any collision and/or salvage guarantee where the aggregate liability under all guarantees to be given in respect of any one casualty shall not exceed the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value or the equivalent in any other currency to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty.

3

All collections are to be made through _______________________ as Brokers.

2.2
THAT it will apply all amounts paid to it pursuant to the terms of this Assignment for the purpose of making good the loss and fully repairing all the damage in respect of which those amounts are paid;

2.3
THAT it will hold the original copies of any and all documents whatsoever in connection with the Insurances to the order of the Assignee and will not terminate or amend any of the Insurances without the prior written consent of the Assignee, such consent not to be unreasonably withheld;

2.4
THAT if by reason of anything done omitted or knowingly suffered to be done or omitted by the Assignors the Insurances shall at any time become void the Assignors at their own cost will forthwith effect new insurance with insurers and brokers and on terms approved by the Assignee and will forthwith (if so required by the Assignee) execute an assignment of any such new insurance in favour of the Assignee and will pay any amounts payable by way of premium under the new insurance and such new insurances shall in any event be deemed to be one of the Insurances to which all the provisions hereof shall apply;

2.5
THAT it will forthwith give notice of the assignment of the Insurances contained in this Assignment to each of the relevant brokers insurance officers, companies, underwriters protection and indemnity associations and clubs in form and substance acceptable to the Assignee and shall from time to time provide the Assignee with letters of undertaking in a form accepted by the Assignee.

3.
THE benefits and proceeds of all or any of the Insurances shall be distributed in accordance with the terms of the Loss Payable Clause set out in Clause (2.1) hereof and any and all amounts so paid to the Assignee for and on behalf of the Assignors shall be applied in payment of any and all amounts whatsoever which are for the time being due and payable to the Assignee under the Loan Agreement and/or the Master Agreements and/or the Security Documents and/or the Reimbursement Agreement in accordance with the provisions of the Loan Agreement.  Any credit balance shall be payable to the Assignors or to whomsoever may be entitled thereto.

4.
NOTWITHSTANDING the foregoing the Assignors remain liable to perform all the obligations to be performed by them under the Insurances and the Assignee shall have no obligation of any kind whatsoever in the event of any failure by the Assignors to perform their obligations thereunder.

5.
EACH of the Assignors warrants that it has not assigned, mortgaged, charged, pledged or otherwise disposed of all or any part of the Insurances to anyone other than the Assignee and covenants that it will not hereafter assign, mortgage, charge, pledge or otherwise dispose of the same to anyone other than the Assignee.

4

6.
EACH of the Assignors warrants that the Insurances are assignable and that no applicable laws, rules or regulations or agreements by which the Assignor is bound exist which prohibit or prevent the valid and enforceable assignment of the Insurances.

7.
On discharge in full by the Assignors of all the obligations hereby secured the Assignee, on demand and at the Assignors expense, shall reassign to the Assignors without recourse to the Assignee all of the subject matter of this Assignment.

8.
THE Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may be entitled at any time hereunder.

9.	The Assignors may not assign or otherwise transfer, pledge or encumber in any other way any of their rights under this Assignment.

The Assignee shall have the right at any time to transfer and/or assign all or part of its rights and obligations under this Assignment to any third party.

The Assignee shall have the right at any time and from time to time to transfer all or part of its rights and obligations under this Assignment in connection with a transfer of all or part of its participation in the Loans for refinancing purposes.

This Assignment shall be binding upon, and shall inure to be benefit of the Assignee, its successors and their respective successors (in each case whether by merger, amalgamation, consolidation, take over or otherwise, and each such case being a “succession” in the sense of this Clause), transferees and/or assignees as the case may be, and each party hereby agrees that from the completion of the succession this Assignment shall be read and construed as if all references to the Assignee were references to the relevant successor.

In connection with any assignation, transfer and/or sub-participation under this Clause the Assignee may disclose confidential information.

10.
ALL demands and notices made or given hereunder to the Assignors shall be deemed to be sufficiently made or given if in writing addressed to the Owner, Garrelsstrasse 14, 26789 Leer, Germany or to such other address as may from time to time be notified by the Assignors to the Assignee and shall be deemed to be received on the date of despatch if sent by telefax and five (5) days after having been posted if sent by post.

11.
This Assignment shall be construed in accordance with and be governed by the laws of the Federal Republic of Germany except in so far as the laws of another country compulsorily apply to the subject matter in question.

5

In relation to any dispute arising out of or in connection with this Assignment and for the exclusive benefit of the Assignee, the Assignor and the Assignee hereby irrevocably and unconditionally submit to the jurisdiction of the courts of Hannover and waive any objection to proceedings with respect to this Assignment in such court on the grounds of venue or inconvenient forum, the Assignee being entitled to initiate legal proceedings or further legal proceedings in respect of any dispute arising out of or in connection with this Assignment before any other competent court.

The Bareboat Charterer agrees that any writ, notice of judgement or other legal process or document in connection with such proceeding may be served upon it by delivering the same to the Owner, Garrelsstrasse 14, 26789 Leer, Germany (the “Process Agent”).  The Bareboat Charterer may replace the Process Agent by notifying the Assignee of an other person in the Federal Republic of Germany six (6) months prior to the effectiveness of such replacement.

In addition to the terms of this Assignment, the General Conditions of the Assignee shall be applicable.

12.
IF any provision of this Agreement is or becomes invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining provisions hereof. In such event the parties shall substitute the invalid and/or unenforceable provision(s) by valid and enforceable provision(s) implementing the intentions of the parties.

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6

IN WITNESS WHEREOF this Assignment has been duly executed the day and year first above written.

SIGNED AND DELIVERED by:	)
)
for and on behalf of	)
_____________ GmbH	)
as sole general partner of	)
ATL OFFSHORE GMBH &CO.	)
_________________________ KG	)

SIGNED AND DELIVERED by:	)
)
for and on behalf of	)
)
)
)
SIGNED AND DELIVERED by:	)
)
and
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)

7

NOTICE OF INSURANCE ASSIGNMENT

We, ATL OFFSHORE GMBH & CO. _____________________ KG, being a limited partnership organised and existing under the laws of Germany having our business address at Garrelsstrasse 14, 26789 Leer, Germany (the “Owner”), and ___________________, being a company organised and existing under the laws of ___________ having our business address at ________________________, (the “Bareboat Charterer” and together with the Owner the “Assignors”), HEREBY GIVE NOTICE that by an assignment in writing dated the ________________, 200__, we have assigned absolutely to NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking company organised and existing under the laws of the Federal Republic of Germany having its registered offices at Friedrichswall 10, 30159 Hannover, Germany, (the “Assignee”).

a)
ANY and all moneys and claims for money which may become due to us with respect to the actual or constructive or agreed or arranged or compromised total loss or requisition for title and other compulsory requisition of the motor vessel “__________________” (the “Vessel”), owned by the Owner, and all claims for damages or compensation with respect to such loss or requisition for title or other compulsory acquisition (with the exception of requisition hire), and

b)
ALL policies of insurance contracts of insurances including all entries in a protection and indemnity association or club that have been or may during the subsistence of the assignment be taken out in respect of the Vessel her freights disbursements profits or otherwise howsoever and all the benefits thereof including all claims of whatsoever nature and returns of premiums.

Moneys are to be paid to or to the order of the Assignee according to the Assignment of Insurance dated _____________, 200__, and the loss payable clause and none of the aforesaid policies, contracts or entries may be amended or terminated without the prior written consents of the Assignee.

Dated ___________________________, 200__

for and on behalf of
ATL OFFSHORE GMBH & CO.
___________________ KG
_______

for and on behalf of

8

 Annex 1

List of Additional Borrowers

Borr. No.	Name of Borrower	Address
1	ALT Offshore GmbH & Co. MS “Juist” KG	Neue Str. 24 26789 Leer Germany

2	ALT Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany

3	ALT Offshore GmbH & Co. MS “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany

4	ALT Offshore GmbH & Co. MS “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany

5	ALT Offshore GmbH & Co. MS “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany

6	ALT Offshore GmbH & Co. MS “Isle of Sylt” KG	Neue Str. 24 26789 Leer Germany

7	ALT Offshore GmbH & Co. MS “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany

8	ALT Offshore GmbH & Co. MS “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany

9	ALT Offshore GmbH & Co. MS “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany

10	ALT Offshore GmbH & Co. MS “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany

11	ALT Offshore GmbH & Co. MS “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany

9

12	ALT Offshore GmbH & Co. MS “Isle Of Mellum” KG	Neue Str. 24 26789 Leer Germany

10

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose

Loan CT.A	up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3,9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4

Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees

Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and
to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.: Capitalized terms used in this Annex shall have the same meaning as given to them in the Loan Agreement

11

EXHIBIT 8

FORM OF GENERAL ASSIGNMENT OF INSURANCES
BY EACH OF THE ASSURED(S)

ASSIGNMENT OF INSURANCES	/LOGO/

MV “_____________________”

LOAN, GUARANTEE FACILITY AND
CREDIT FACILITY AGREEMENT
DATED _______________, 2008

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

AND

____________________________________
____________________________________

THIS ASSIGNMENT is made the ____ day of ______________, 20__, between:

(1)	______________________, a company organised and existing under the laws of _____________ having its business address ___________________________________, (the “Assignor”), and

(2)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a company organized and existing under the laws of Germany, having its offices at Friedrichswall 10, 30159 Hannover, Germany, in its capacity as agent under the Agency and Security Pooling Agreement (as defined in the Loan Agreement) and the Loan Agreement (the “Assignee”).

WHEREAS

I.
The Assignor is assured under the insurances for the motor vessel “____________” (the “Vessel”) owned by ATL OFFSHORE GMBH & CO. ________________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstrasse 14, 26789 Leer, Germany (the “Owner”) and currently registered in the Owner’s name in the register of ships held with the local court of Aurich, Germany.

II.
Pursuant to the terms and conditions of a loan agreement dated ______________, 2008, (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Assignee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Owner and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders make available to the Owner and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities listed in Annex 2 hereto (the “Loan”) for the purposes as stipulated therein.

III.
The Assignee and/or any of the Lenders and the Owner and, as the case may be, the Additional Borrowers have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag für Finanztermingeschafte’) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreements”).

IV.
The Lenders, the Assignor and SACE S.P.A., an organization organized and existing under the laws of Italy, having its registered office at Piazza Poli 37/42, 00187 Rome, Italy, (“SACE”), have agreed that after a demand under the SACE Guarantee has been made by the Assignee for and on behalf of the Lenders, the rights to payment under the Loan Agreement shall be automatically assigned to SACE to the extent of any payments made by SACE under the SACE Guarantee according to clause 23.5 of the Loan Agreement.

1

V.
The obligations of the Owner and of the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents and under the Reimbursement Agreement (as such terms are defined in the Loan Agreement) shall be secured by, inter alia, this Assignment.

NOW IT IS HEREBY AGREED as follows:

1
TO secure the obligations of the Owner and of the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents, including for the avoidance of doubt any obligations under the Loan Agreement towards SACE as described in clause 23.5 of the Loan Agreement, and under the Reimbursement Agreement, the Assignor hereby assigns and agrees to assign absolutely to the Assignee:

1.1
ANY and all moneys and claims for money due or to become due to the Assignor with respect to the actual or constructive or agreed or arranged or compromised total loss or requisition for title or other compulsory requisition of the Vessel and all claims for damages or compensation with respect to such loss or requisition for title or compulsory requisition (with the exception of requisition hire); and

1.2
ALL policies and contracts of insurances whatsoever including without limitation all entries in a protection and indemnity club or association that have been or may hereafter during the subsistence of this Agreement be taken out in respect of the Vessel her freights disbursements profits or otherwise howsoever and all the benefits thereof including all claims of whatsoever nature and returns of premiums.

ALL the properties assigned in Clause (1.1.) and (1.2.) hereof are hereinafter together called the “Insurances”.

THE Assignee hereby accepts the assignment.

2.	THE Assignor warrants and covenants as follows:

2.1
THAT it will procure that all documents in respect of the Insurances or any of them shall contain a loss payable clause substantially in the following form or any other form that the Assignee may in its absolute discretion demand or approve:

“Loss Payable Clause

2

It is noted that by an Assignment in writing dated the ____ day of ____________, 20__, ________________ of ___________________ (the “Assured”) as assured under the insurances for the motor vessel “__________________” (the “Vessel”) owned by ATL OFFSHORE GMBH & CO. _________________________ KG of Leer, Germany, (the “Owner”) assigned absolutely to NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany, (the “Mortgagee”) this policy and all benefits thereof including all claims of whatsoever nature (including return of premiums) hereunder.

Claims hereunder payable in respect of a total or constructive total or an arranged or agreed or compromised total loss or unrepaired damage and all claims which (in the opinion of the Mortgagee) are analogous thereto shall be payable to the Mortgagees up to their mortgage interest.

Subject thereto all other claims unless and until underwriters have received notice from the Mortgagee of a default under the Mortgage in which event all claims hereunder shall be payable directly to the Mortgagees up to their mortgage interest as follows:

(1)           a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall be paid directly to the Owner;

(2)           a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall only be paid out according to the prior written instructions of the Mortgagee.

Notwithstanding the terms of the said Loss Payable Clause and Notice of Assignment unless and until Brokers receive notice from the Mortgagee to the contrary Brokers shall be empowered to arrange their proportion of any collision and/or salvage guarantee where the aggregate liability under all guarantees to be given in respect of any one casualty shall not exceed the lesser of (1) Euro one million (EUR 1,000,000.00) or (ii) five (5) % of the insured value or the equivalent in any other currency to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty.

All collections are to be made through ______________________ as Brokers.”

2.2	THAT it will apply all amounts paid to it pursuant to the terms of this Agreement for the purpose of making good the loss and fully repairing all the damage in respect of which those amounts are paid;

2.3
THAT it will hold the original copies of any and all documents whatsoever in connection With Insurances to the order of the Assignee and will not terminate or amend any of the Insurances without the prior written consent of the Assignee, such consent not to be unreasonably withheld;

3

2.4
THAT if by reason of anything done omitted or knowingly suffered to be done or omitted by the Assignor the Insurances shall at any time become void the Assignor at its own cost will forthwith effect new insurance with insurers and brokers and on terms approved by the Assignee and will forthwith (if so required by the Assignee) execute an assignment of any such new insurance in favour of the Assignee and will pay any amounts payable by way of premium under the new insurance and such new insurances shall in any event be deemed to be one of the Insurances to which all the provisions hereof shall apply;

2.5
THAT it will forthwith give notice of the assignment of the Insurances contained in this Assignment to each of the relevant brokers, insurance officers, companies, underwriters, protection and indemnity associations and clubs in form and substance acceptable to the Assignee and shall from time to time provide the Assignee with letters of undertaking in a form accepted by the Assignee.

3.
THE benefits and proceeds of all or any of the Insurances shall be distributed in accordance with the terms of the Loss Payable Clause set out in Clause (2.1) hereof and any and all amounts so paid to the Assignee for and on behalf of the Assignor shall be applied in payment of any and all amounts whatsoever which are for the time being due and payable to the Assignee under the Loan Agreement and/or the Master Agreements and/or the Security Documents and/or the Reimbursement Agreement in accordance with the provisions of the Loan Agreement.  Any credit balance shall be payable to the Assignor or to whomsoever may be entitled thereto.

4.
NOTWITHSTANDING the foregoing the Assignor remains liable to perform all the obligations to be performed by it under the Insurances and the Assignee shall have no obligation of any kind whatsoever in the event of any failure by the Assignor to perform its obligations thereunder.

5.
THE Assignor warrants that it has not assigned, mortgaged, charged, pledged or otherwise disposed of all or any part of the Insurances to anyone other than the Assignee and covenants that it will not hereafter assign mortgage charge pledge or otherwise dispose of the same to anyone other than the Assignee.

6.
THE Assignor warrants that the Insurances are assignable and that no applicable laws, rules or regulations or agreements by which the Assignor is bound exist which prohibit or prevent the valid and enforceable assignment of the Insurances.

7.
On discharge in full by the Assignor of all the obligations hereby secured the Assignee, on demand and at the Assignor’s expense, shall reassign to the Assignor without recourse to the Assignee all of the subject matter of this Assignment.

8.
THE Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may be entitled at any time hereunder.

4

9.	The Assignor may not assign or otherwise transfer, pledge or encumber in any other way any of their rights under this Assignment.

The Assignee shall have the right at any time to transfer and/or assign all or part of its rights and obligations under this Assignment to any third party.

The Assignee shall have the right at any time and from time to time to transfer all or part of its rights and obligations under this Assignment in connection with a transfer of all or part of its participation in the Loans for refinancing purposes.

This Assignment shall be binding upon, and shall inure to be benefit of the Assignee, their successors and their respective successors (in each case whether by merger, amalgamation, consolidation, take over or otherwise, and each such case being a “succession” in the sense of this Clause), transferees and/or assignees as the case may be, and each party hereby agrees that from the completion of the succession this Assignment shall be read and construed as if all references to the Assignee were references to the relevant successor.

In connection with any assignation, transfer and/or sub-participation under this Clause the Assignee may disclose confidential information.

10.
ALL demands and notices made or given hereunder to the Assignor shall be deemed to be sufficiently made or given if in writing addressed to _____________________, or to such other address as may from time to time be notified by the Assignor to the Assignee and shall be deemed to be received on the date of despatch if sent by telefax and five (5) days after having been posted if sent by post.

11.
This Assignment shall be construed in accordance with and be governed by the laws of the Federal Republic of Germany except in so far as the laws of another country compulsorily apply to the subject matter in question.

In relation to any dispute arising out of or in connection with this Assignment and for the exclusive benefit of the Assignee the Assignor and the Assignee hereby irrevocably and unconditionally submit to the jurisdiction of the courts of Hannover, Germany and waive any objection to proceedings with respect to this Assignment in such court on the grounds of venue or inconvenient forum, the Assignee being entitled to initiate legal Proceedings or further legal proceedings in respect of any dispute arising out of or in connection with this Assignment before any other competent court.

The Assignor agrees that any writ, notice of judgement or other legal process or document in connection with such proceeding may be served upon it by delivering the same to _____________________, _______________________________________________________, (the “Process Agent”).  The Assignor may replace the Process Agent by notifying the Assignee of an other person in the Federal Republic of Germany six (6) months prior to the effectiveness of such replacement.

5

In addition to the terms of this Assignment, the General Conditions of the Assignee shall be applicable.

12.
IF any provision of this Agreement is or becomes invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  In such event the parties shall substitute the invalid and/or unenforceable provision(s) by valid and enforceable provision(s) implementing the intentions of the parties.

[remainder of page left blank intentionally]

6

IN WITNESS WHEREOF this Assignment has been duly executed the day and year first above written.

SIGNED AND DELIVERED by:	)
)
for and on behalf of	)
)

SIGNED AND DELIVERED by:	)
)
and
)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)

7

NOTICE OF INSURANCE ASSIGNMENT

We, _____________________, being a company organised and existing under the laws of ____________________ having our business address ________________________________ (the “Assignor”), HEREBY GIVE NOTICE that by an assignment in writing dated the _____________, 20__, we have assigned absolutely to NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking company organised and existing under the laws of the Federal Republic of Germany having its registered offices at Friedrichswall 10, 30159 Hannover, Germany, (the “Assignee”).

a)
ANY and all moneys and claims for money which may become due to us with respect to the actual or constructive or agreed or arranged or compromised total loss or requisition for title and other compulsory requisition of the motor vessel “______________” (the “Vessel”), owned by ATL OFFSHORE GMBH & CO. ___________________ KG, being a limited partnership organised and existing under the laws of Germany having its business address at Garrelsstrasse 14, 26789 Leer, Germany, and all claims for damages or compensation with respect to such loss or requisition for title or other compulsory acquisition (with the exception of requisition hire), and

b)
ALL policies of insurance contracts of insurances including all entries in a protection and indemnity association or club that have been or may during the subsistence of the assignment be taken out in respect of the Vessel her freights disbursements profits or otherwise howsoever and all the benefits thereof including all claims of whatsoever nature and returns of premiums.

Moneys are to be paid to or to the order of the Assignee according to the Assignment of Insurances dated ___________, 200__, and the loss payable clause and none of the aforesaid policies, contracts or entries may be amended or terminated without the prior written consents of the Assignee.

Dated ______________________, 20__

for and on behalf of

8

Annex 1

List of Additional Borrowers

Borr. No.	Name of Borrower	Address
1	ALT Offshore GmbH & Co. MS “Juist” KG	Neue Str. 24 26789 Leer Germany
2	ALT Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany
3	ALT Offshore GmbH & Co. MS “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany
4	ALT Offshore GmbH & Co. MS “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany
5	ALT Offshore GmbH & Co. MS “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany
6	ALT Offshore GmbH & Co. MS “Isle of Sylt” KG	Neue Str. 24 26789 Leer Germany
7	ALT Offshore GmbH & Co. MS “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany
8	ALT Offshore GmbH & Co. MS “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany
9	ALT Offshore GmbH & Co. MS “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany
10	ALT Offshore GmbH & Co. MS “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany
11	ALT Offshore GmbH & Co. MS “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany
12	ALT Offshore GmbH & Co. MS “Isle Of Mellum” KG	Neue Str. 24 26789 Leer Germany

9

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose
Loan CT.A	up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3, 9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4
Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees
Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.: Capitalized terms used in this Annex shall have the same meaning as given to them in the Loan Agreement

10

EXHIBIT 9

FORM OF ASSIGNMENT OF CHARTER AND OTHER EARNINGS
BY THE BORROWER AND THE BAREBOAT CHARTERER

ASSIGNMENT OF CHARTER AND OTHER	/LOGO/
EARNINGS

MV “_____________________”

LOAN, GUARANTEE FACILITY AND
CREDIT FACILITY AGREEMENT
DATED _______________, 2008

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

AND

ATL OFFSHORE GMBH & CO. _________________ KG
Leer

AND

THIS ASSIGNMENT is made the ______ day of __________________, 200_, between:

(1)
ATL OFFSHORE GMBH & CO. __________________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstrasse 14, 26789 Leer, Germany (the “Owner”),and

(2)	_________________, a company organized and existing under the laws of having its registered office at _______________________(the “Bareboat Charterer’ and together with the Owner the “Assignors”), and

(3)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a company organized and existing under the laws of Germany, having its offices at Friedrichswall 10, 30159 Hannover, Germany, in its capacity as agent under the Agency and Security Pooling Agreement (as defined in the Loan Agreement) and the Loan Agreement (the “Assignee”).

WHEREAS

I.	The Owner is the owner of the motor vessel “__________” (the “Vessel”) registered in the ownership of the Assignor in the register of ships held with the local court of Au rich, Germany.

II.	The Bareboat Charterer is the bareboat charterer of the Vessel.

III.
Pursuant to the terms and conditions of a loan agreement dated ________________, 2008, (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Assignee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Owner and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders make available to the Owner and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities listed in Annex 2 hereto (the “Loan”) for the purposes as stipulated therein.

IV.
Pursuant to the terms of a bareboat charter contract dated ___________, 200_ (the “Bareboat Charter”) and made between the Owner as owner and the Bareboat Charterer as bareboat charterer, the Owner has agreed with the Bareboat Charterer to charter the Vessel to the Bareboat Charterer until ____________, at a daily charter rate of United States Dollars(USD _______) gross (the “Charter Hire”‘) and on terms and conditions as more closely described therein.

1

V.
Pursuant to the terms of a time charter contract dated _____________ (the “Time Charter”) and made between the Owner as owner and organised and existing under the laws of _____________ (the Time Charterer”) as time charterer, the Owner has agreed with the Time Charterer to charter the Vessel to the Time Charterer for a period _______________ years with an option for further ____________ years, at a daily charter rate of United States Dollars ___________ gross for the first initial _________ years and at a daily charter rate of United States Dollars _____________ for the period thereafter (the “Time Charter Hire”) and on terms and conditions as more closely described therein.

VI.
Pursuant to the terms of a pool agreement dated _____________, 200_ (the “Pool Agreement”) and made between the Owner as owner and __________________ of ________, _______________ as pool manager, the Owner has agreed that the Vessel becomes a member of the pool for a pool participation as further described therein.

VII.
The Lenders, the Assignor and SACE S.P.A., an organization organized and existing under the Paws of Italy, having its registered office at Piazza Poll 37/42, 00187 Rome, Italy, (“SACE”), have agreed that after a demand under the SACE Guarantee has been made by the Assignee for and on behalf of the Lenders, the rights to payment under the Loan Agreement shall be automatically assigned to SACE to the extent of any payments made by SACE under the SACE Guarantee according to clause 23.5 of the Loan Agreement.

VIII.
The Assignee and/or any of the Lenders and the Owner and, as the case may be, the Additional Borrowers have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag für Finanztermingeschäfte’) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreements”).

IX.
Pursuant to the terms of the Loan Agreement and in order to secure the due and punctual payment of all amounts due or to become due and payable by the Owner and the Additional Borrowers under the Loan Agreement and the Master Agreements, the Assignors have agreed to assign to the Assignee all their rights under the Bareboat Charter, the Time Charter and all present and future further earnings of the Vessel.

X.
The obligations of the Owner and of the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents and under the Reimbursement Agreement (as such terms are defined in the Loan Agreement) shall be secured by, inter alia, this Assignment.

NOW IT IS HEREBY AGREED as follows:

2

1.
TO secure the obligations of the Owner and the Additional Borrowers under the Loan Agreement and under the Master Agreements and under the Security Documents, including for the avoidance of doubt any obligations under the Loan Agreement towards SACE as described in clause 23.5 of the Loan Agreement, and under the Reimbursement Agreement, the Assignors hereby assign and agree to assign absolutely to the Assignee

1.1
any and all present and future claims, rights, title and interest arising from the Bareboat Charter including but not limited to the payment of the Charter Hire, and any other payment whatsoever due to the Owner from time to time under the Bareboat Charter, and furthermore any and all further freights, hire moneys (including requisition hire), net salvage, towage remuneration, demurrage, detention moneys, damages and other earnin c in respect of the Vessel or the use thereof under the Bareboat Charter, and

1.2
any and all present and future claims, rights, title and interest arising from the Time Charter including but not limited to the payment of the Time Charter Hire, and any other payment whatsoever due to the Owner from time to time under the Time Charter, and furthermore any and all further freights, hire moneys (including requisition hire), net salvage, towage remuneration, demurrage, detention moneys, damages and other earnings in respect of the Vessel or the use thereof under the Time Charter, and

1.3
all moneys whatsoever due or to become due to or for the account of the Assignors at any time arising out of the use or the operation of the Vessel including (but not limited to) any other charter hire and all other freight, hire and passage moneys, requisition compensation remuneration for salvage, towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of the Vessel, or any claims against the Pool Agreement or any other employment pool for payment of the relevant pool participation, and all sums recoverable under the insurances in respect of the loss of income out of any employment of the Vessel and includes, if and whenever the Vessel is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other person or entity, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel (all the properties assigned in this Clause are hereinafter called the “Earnings”).

THE Assignee hereby accepts the assignment.

3

2.	EACH of the Assignors irrevocably warrants and covenants as follows:

2.1
THE Earnings shall be payable to the Assignee into the _________ earnings account with the Assignee, such account as the Assignee may from time to time nominate and which is currently assigned with the account number ___________ and shall be applied in payment of any and all amounts whatsoever which are for the time being due and payable to the Assignee and the Underwriting Lenders under the Loan Agreement and/or the Master Agreements.  Any credit balance shall be payable to the Assignors or to whomsoever may be entitled thereto.  The Assignors shall procure that all the Earnings are paid to the Assignee without any deduction or set-off.

2.1
IT shall promptly send notices of the assignment of the Earnings contained herein in such forms substantially as attached hereto or as may from time to time be agreed in writing by the Assignee, to any and all parties liable to pay all or any part of the Earnings for the time being, and shall procure that all those parties acknowledge the same in such terms as the Assignee may require.

3.
NOTWITHSTANDING the foregoing the Assignors shall remain liable to perform all the obligations to be performed by them under the Bareboat Charter, the Time Charter and any other charter and under any other contract of employment of the Vessel and the Assignee shall have no obligation of any kind whatsoever in the event of any failure by the Assignors to perform their obligations thereunder.

4.
THE Assignors covenant (i) duly to perform all their obligations under the Bareboat Charter, the Time Charter and under any other charter and under any other contract of employment of the Vessel and to use their best endeavors to ensure that any other parties thereto perform the same and (ii) not without the Assignee’s prior written consent, which shall not be unreasonably withheld, amend, terminate, cancel or rescind the Bareboat Charter or the Time Charter.

5.
EACH of the Assignors warrants that it has not assigned, mortgaged, charged, pledged or otherwise disposed of all or any part of the Earnings to anyone other than the Assignee and covenants that it will not hereafter assign mortgage charge pledge or otherwise dispose of the same to anyone other than the Assignee.

6.
EACH of the Assignors warrants that the Earnings are assignable and that no applicable laws, rules or regulations or agreements by which the Assignor is bound exist which prohibit or prevent the valid and enforceable assignment of the Earnings.

6.1
If an event of default shall have occurred under the Loan Agreement and/or under the Master Agreements, or under any security document referred to in the Loan Agreement, the Assignee shall have the right (without being obliged) to realize and enforce the collateral granted by this Assignment.

4

The Assignee will, except where such prior notice is inappropriate and/or incongruous, give the Assignors one week’s prior written notice if it intends to realize the collateral granted by this Assignment, provided always that the Assignee shall not be obliged to give such prior notice in circumstances where (i) either of the Assignors has seriously and finally repudiated its obligations under the Loan Agreement, the Master Agreements and/or the Security Documents relating thereto, (ii) either of the Assignors has suspended payments of its debts or is unable or admits its inability to pay its debts as they fall due, or (iv) any insolvency, administration, winding-up, bankruptcy or similar proceeding has been applied for with respect to either of the Assignors.

For the purposes of realization and enforcement of the collateral granted by this Assignment and the Assignors hereby authorize the Assignee to

6.1.1	avail itself of all the rights and benefits of the Assignors under the Bareboat Charter, the Time Charter and under any other contract of employment with respect to the Vessel;

6.1.2
make any demands and enforce any of the Assignors’ rights and powers under the Bareboat Charter, the Time Charter and under any other contract of employment with respect to the Vessel with the same force and effect as if they were made and enforced by the Assignors thereunder;

6.1.3
assign its rights under the Bareboat Charter, the Time Charter and any other contract of employment with respect to the Vessel and such rights and powers to a nominee with the written consent of the relevant charterer;

6.1.4
demand and receive all sums payable or to become payable to the Assignors under the Bareboat Charter, the Time Charter and/or any other contract of employment with respect to the Vessel and apply them in accordance with the applicable provisions of the Loan Agreement; and

6.1.5	receive any expenses from the Assignors upon the first written demand of the Assignee in connection with the exercise of its rights hereunder.

In case the Assignee makes use of its rights set forth in this Subclause 6.1 it shall not be liable for any loss incurred due to the exercise of any of its rights.

6.2	All monies received by the Assignee pursuant to this Assignment (including, but without limitation) in respect of:

6.2.1
an assignment by the Assignee of its title and interest in all rights, powers and benefits in and under the Bareboat Charter, the Time Charter and/or any other contract of employment with respect to the Vessel, or

5

6.2.2	such collections or recoveries as are referred to in Clause 6.1,

shall be applied by the Assignee in accordance with the Loan Agreement.

7.
THE Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may be entitled at any time hereunder.

8.
On discharge in full by the Assignors of all the obligations hereby secured the Assignee, on demand and at the Assignors’ expense, shall reassign to the Assignors without recourse to the Assignee all of the subject matter of this Assignment.

9.
SO far as may be necessary to give effect to this Agreement the Assignors hereby irrevocably appoint the Assignee its attorney for the purpose of doing in the name of the Assignors all acts which the Assignors could do in relation to the Earnings; provided that the provisions of this Clause 7 shall take effect only from and after the occurrence of an Event of Default as the terms are defined in the Loan Agreement and/or the Master Agreements.

10.	The Assignors may not assign or otherwise transfer, pledge or encumber in any other way any of their rights under this Assignment.

The Assignee shall have the right at any time to transfer and/or assign all or part of its rights and obligations under this Assignment to any third party.

The Assignee shall have the right at any time and from time to time to transfer all or part of its rights and obligations under this Assignment in connection with a transfer of all or part of its participation in the Loans for refinancing purposes.

This Assignment shall be binding upon, and shall inure to be benefit of the Assignee, its successors and their respective successors (in each case whether by merger, amalgamation, consolidation, take over or otherwise, and each such case being a “succession” in the sense of this Clause), transferees and/or assignees as the case may be, and each party hereby agrees that from the completion of the succession this Assignment shall be read and construed as if all references to the Assignee were references to the relevant successor.

In connection with any assignation, transfer and/or sub-participation under this Clause the Assignee may disclose confidential information.

11.
The Assignors shall execute and deliver to the Bareboat Charterer, the Time Charterer and to any further charterer a notice of the relevant assignment made hereby and procure that the Bareboat Charterer, the Time Charterer and any further charterer acknowledges the same.  Such notice and acknowledgment shall be in the form attached hereto as Annex 3 in respect of the notice to the Bareboat Charterer and in the form attached hereto as Annex 4 in respect of the notice to the Time Charterer and in the form attached hereto as Annex 5 in respect of any notices to any further charterer.

6

12.
ALL demands and notices made or given hereunder to the Assignors shall be deemed to be sufficiently made or given in writing addressed to the Owner at Garrelsstrasse 14, 26789 Leer, Germany, or to such other address as may from time to time be notified by the Assignors to the Assignee and shall be deemed to be validly given and received on the date of despatch if sent by telefax and five (5) days after having been posted if sent by post.

13.
THIS Assignment shall be construed in accordance with and be governed by the laws of the Federal Republic of Germany except in so far as the laws of another country compulsorily apply to the subject matter in question.

In relation to any dispute arising out of or in connection with this Assignment and for the exclusive benefit of the Assignee the Assignors and the Assignee hereby irrevocably and unconditionally submit to the jurisdiction of the courts of Hannover and waive any objection to proceedings with respect to this Assignment in such court on the grounds of venue or inconvenient forum, the Assignee being entitled to initiate legal proceedings or further legal proceedings in respect of any dispute arising out of or in connection with this Assignment before any other competent court.

The Bareboat Charterer agrees that any writ, notice of judgement or other legal process or document in connection with such proceeding may be served upon it by delivering the same to the Owner, Garrelsstrasse 14, 26789 Leer, Germany, (the “Process Agent”).  The Bareboat Charterer may replace the Process Agent by notifying the Assignee of an other person in the Federal Republic of Germany six (6) months prior to the effectiveness of such replacement.

In addition to the terms of this Assignment, the General Conditions of the Assignee shall be applicable.

14.
IF any provision of this Agreement is or becomes invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  In such event the parties shall substitute the invalid and/or unenforceable provision(s) by valid and enforceable provision(s) implementing the intentions of the parties.

(remainder of page left blank intentionally)

7

IN WITNESS WHEREOF this Assignment has been duly executed the day and year first above written.

SIGNED AND DELIVERED by:	)
__________________________	)
for and on behalf of	)
_______________ GmbH	)
as sole general partner of	)
ATL OFFSHORE GMBH & CO.	)
______________________ KG	)

SIGNED AND DELIVERED by:	)
__________________________	)
for and on behalf of	)
__________________________	)

SIGNED AND DELIVERED by:	)
__________________________ and	)
__________________________	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)

8

Annex I

List of Additional Borrowers

Borr. No.	Name of Borrower	Address

1	ATL Offshore GmbH & Co. MS “Just” KG	Neue Str. 24 26789 Leer Germany
2	ATL Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany
3	ATL Offshore GmbH & Co. “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany
4	ATL Offshore GmbH & Co. “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany
5	ATL Offshore GmbH & Co. “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany
6	ATL Offshore GmbH & Co. “Isle Of Sylt” KG	Neue Str. 24 26789 Leer Germany
7	ATL Offshore GmbH & Co. “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany
8	ATL Offshore GmbH & Co. “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany
9	ATL Offshore GmbH & Co. “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany
10	ATL Offshore GmbH & Co. “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany

9

11	ATL Offshore GmbH & Co. “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany
12	ATL Offshore GmbH & Co. “isle Of MeIlum” KG	Neue Str. 24 26789 Leer Germany

10

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose

Loan CT.A	up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3, 9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4
Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees
Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price instalments 1.3, 1.4, 2.3 and 2.4, and to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.:  Capitalized terms used in this Annex shall have the same meaning as given to them in the Loan Agreement

11

Annex 3

ATL OFFSHORE GMBH & CO. ______________________________________________KG
    Leer, Germany

To:    ___________________________
          ___________________________

Date: ___________________________

Dear Sirs,

MV” _______________(the “Vessel”)
Bareboat Charter Contract dated _________________, 20__, (the “Bareboat Charter”)

Notice of Assignment

We refer to the above Bareboat Charter made between us and yourselves.

We hereby give you notice that by an Assignment dated _____________, 20___ made between us as assignor and NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Germany (the “Assignee”) as assignee, we have assigned to the Assignee absolutely and unconditionally, amongst other things, all our rights, title and interest in and to all monies due and to become due to us under the Bareboat Charter and particularly, but without limitation, all of our rights, title and interest in and to the payment of the charter hire under the Bareboat Charter.

Please note that the Bareboat Charter cannot be amended, terminated, cancelled or rescinded without the prior written consent of the Assignee.

We hereby irrevocably authorise and instruct you to pay to our account with the Assignee Account Number ________________ (or to such other account as the Assignee may from time to time direct in writing or by telefax) all other payments due to us under the Bareboat Charter.

Notwithstanding the above, we remain fully liable and responsible as beneficial owner of the Vessel under the Bareboat Charter in every respect, in particular for the delivery of the Vessel to you. The Assignee is not to be held liable or responsible for any of our obligations under the Bareboat Charter.

12

Except for payment to be made under the Bareboat Charter, you shall be entitled to continue to deal with us notwithstanding the Assignment referred to herein, unless and until you receive notice from the Assignee that we are in default of our obligations to the Assignee.  Following receipt of such notice you shall not be required to enquire about the validity of such notice but shall be entitled to act upon it as if it were valid in all respects.

The authority and instructions herein contained may not be revoked or varied by us without the written consent of the Assignee.

We would be grateful if you could acknowledge the receipt and your consent to the above by • signing the acknowledgement attached hereto together with a copy of this notice and sending same back to

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785

cc:
ATL OFFSHORE GMBH & CO. __________________________ KG
Fax:   +49-491-9995020

Thank you for your cooperation.

Yours faithfully,

_______________________________
ATL OFFSHORE GMBH & CO.
_________________________KB

13

To:         NORDDEUTSCHS LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Departement
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax:   +49-5113614785

cc:          ATL OFFSHORE GMBH & CO. ________________________KG

Dear Sirs,

MV “ ____________”(the “Vessel”)
Bareboat Charter Contract dated _________,  20__(the “Bareboat Charter”)
Acknowledgement of Notice of Assignment

We, the undersigned, ______________, hereby acknowledge receipt of the foregoing Notice of Assignment which we confirm we accept on terms that, hereafter, you shall be fully entitled to receive payment of all amounts due under the Bareboat Charter including without limitation the Vessel’s charter hire or any part thereof and that - in case we are obliged to do so under the Bareboat Charter - we will effect any payments or any part thereof to you until further written notice from you.

We confirm that we have not received any other notice of assignment, pledge or other encumbrance.

We furthermore acknowledge that the Bareboat Charter cannot be amended, terminated, cancelled or rescinded without your prior written consent.

Yours faithfully,

14

Annex 4

ATL OFFSHORE GMBH & CO. ___________________________________________KG
       Leer, Germany

To:    ___________________________
          ___________________________

Date: ___________________________

Dear Sirs,

MV” ________________ (the “Vessel”)
Time Charter Contract dated ______________, 20__, (the “Time Charter”)

Notice of Assignment

We refer to the above Time Charter made between us and yourselves.

We hereby give you notice that by an Assignment dated ______________, 20___ made between us as assignor and NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Germany (the “Assignee”) as assignee, we have assigned to the Assignee absolutely and unconditionally, amongst other things, all our rights, title and interest in and to all monies due and to become due to us under the Time Charter and particularly, but without limitation, all of our rights, title and interest in and to the payment of the charter hire under the Time Charter.

Please note that the Time Charter cannot be amended, terminated, cancelled or rescinded without the prior written consent of the Assignee.

We hereby irrevocably authorise and instruct you to pay to our account with the Assignee Account Number ________________ (or to such other account as the Assignee may from time to time direct in writing or by telefax) all other payments due to us under the Time Charter.

Notwithstanding the above, we remain fully liable and responsible as beneficial owner of the Vessel under the Time Charter in every respect, in particular for the delivery of the Vessel to you. The Assignee is not to be held liable or responsible for any of our obligations under the Time Charter.

Except for payment to be made under the Time Charter, you shall be entitled to continue to deal with us notwithstanding the Assignment referred to herein, unless and until you receive notice from the Assignee that we are in default of our obligations to the Assignee.  Following receipt of such notice you shall not be required to enquire about the validity of such notice but shall be entitled to act upon it as if it were valid in all respects.

15

The authority and instructions herein contained may not be revoked or varied by us without the written consent of the Assignee.

We would be grateful if you could acknowledge the receipt and your consent to the above by signing the acknowledgement attached hereto together with a copy of this notice and sending same back to

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785

cc:
ATL OFFSHORE GMBH & CO. ________________________ KG
Fax:   +49-491-9995020

Thank you for your cooperation.

Yours faithfully,

_______________________________
ATL OFFSHORE GMBH & CO.
__________________________KB

16

To:         NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785

cc:          ATL OFFSHORE GMBH & CO. _____________________________________KG
Fax: +49-491-9995020

Dear Sirs,

MV “ _____________“ (the “Vessel”)
Time Charter Contract dated     , 20_, (the “Time Charter”)
Acknowledgement of Notice of Assignment

We, the undersigned, ________________________ hereby acknowledge receipt of the foregoing Notice of Assignment which we confirm we accept on terms that, hereafter, you shall be fully entitled to receive payment of all amounts due under the Time Charter including without limitation the Vessel’s charter hire or any part thereof and that - in case we are obliged to do so under the Time Charter - we will effect any payments or any part thereof to you until further written notice from you.

We confirm that we have not received any other notice of assignment, pledge or other encumbrance.

We will inform you immediately in writing should any default be made by _______________________ under or in connection with the Time Charter or should there occur any default or other event as a result of which we claim to be entitled to terminate or cancel the Time Charter. Before exercising any right to terminate or cancel the Time Charter, we will give you written notice of our intention to do so and the opportunity to rectify any default.

Yours faithfully,

_______________________________
_______________________________
17

Annex 5

NOTICE OF ASSIGNMENT

MV “ ___________________“

We write with reference to the contract dated ________________________, 20___, (the “Contract”), concluded between ourselves, ATL OFFSHORE GMBH & CO. _______________ KG of Leer, Germany, (the “Assignor”) and yourselves regarding __________________________________________________(state nature of contract), with respect to our motor vessel “ ___________________“ on the terms and conditions therein stated.

We now hereby give you notice that by an assignment of earnings dated ______________, 20___, (the “Assignment”) made between ourselves as assignor and NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of  ______________________________________________ Germany, (the “Assignee”), as assignee, we have, inter alia, assigned to the Assignee our right title and interest in the Earnings (as the terms is defined in the Assignment).

You are irrevocably authorised and instructed to pay all amounts payable to us pursuant to the Contract to our account no. held with the Assignee until such time as the Assignee directs to the contrary in writing whereupon you shall pay all such amounts in accordance with the directions of the Assignee.

The authority and instructions herein contained may not be revoked or varied by us without the consent of the Assignee.

Dated _____________________, 20____

_______________________________
for and on behalf of

18

EXHIBIT 10

FORM OF PLEDGE OF EARNINGS ACCOUNT

PLEDGE OF EARNINGS ACCOUNT	/LOGO/

MV “_____________________“

LOAN, GUARANTEE FACILITY AND
CREDIT FACILITY AGREEMENT
DATED _______________, 2008

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover

and

ATL OFFSHORE GMBH & CO. ___________________________KG
Leer

THIS FIRST PRIORITY PLEDGE OF EARNINGS ACCOUNT AGREEMENT is made the ____________ day of __________________, 2008 between:

(1)
ATL OFFSHORE GMBH & CO. __________________ KG, a limited partnership organized and existing under the laws of Germany, having its registered office at Garrelsstrasse 14, 26789 Leer, Germany (the “Pledgor”), and

(2)
NORDDEUTSCHE LANDESBANK GIROZENTRALE of Friedrichswall 10, 30159 Hannover, Federal Republic of Germany, in its capacity as agent under the Agency and Security Pooling Agreement (as defined in the Loan Agreement) and the Loan Agreement (the “Pledgee”).

WHEREAS:

I.
Pursuant to the terms and conditions of a loan agreement dated _____________ 2008, (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Pledgee and certain other banks and financial institutions further described in the Loan Agreement as lenders (the “Lenders”) of the first part and the Pledgor and certain other companies (the “Additional Borrowers”) listed in Annex 1 hereto as borrowers of the second part, it has been agreed that the Lenders makes available to the Pledgor and the Additional Borrowers upon the terms and conditions stipulated therein those loan facilities listed in Annex 2 hereto (the “Loan”) for the purposes as stipulated therein.

II.
The Pledgee and/or any of the Lenders and the Pledgor and, as the case may be, the Additional Borrowers, have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahmenvertrag far Finanztermingeschaftd) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreements”).

III.
The Lenders, the Pledger and SACE S.P.A., an organization organized and existing under the laws of Italy, having its registered office at Piazza Poll 37142, 00187 Rome, Italy, (“SACE”), have agreed that after a demand under the SACE Guarantee has been made by the Pledgee for and on behalf of the Lenders, the rights to payment under the Loan Agreement shall be automatically assigned to SACE to the extent of any payments made by SACE under the SACE Guarantee according to clause 23.5 of the Loan Agreement.

IV.
It is a condition precedent to the Pledgee advancing any part of the Loan to the Pledgor and the Additional Borrowers that - inter alia - the Pledger pledge to the Pledgee its rights and claims under and in relation to the Earnings Account (as further defined in the Loan Agreement) held with the Pledgee.

This Pledge Agreement shall be deemed to be included in the Security Documents as defined in the Loan Agreement.

1

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1.           Definitions

The terms used in this Pledge Agreement (where the context so admits) shall have the same meaning as defined in the Loan Agreement.

2.           Pledge

The Pledgor hereby and in pursuance of Clause 13 of the Loan Agreement irrevocably and unconditionally pledges and charges to and in favour of the Pledgee all amounts held at any time on the account no. ___________________

and any sub-account or call account under the same reference number or designation and any substitute account of revised designation or number whatsoever (the “Account”) and any and all of its fix-term money deposits (including interest accrued thereon) being deposited with the Pledgee under certain reference numbers to be applied by the Pledgee and such reference numbers being linked with the Account of the Pledgor maintained with the Pledgee in the name of the Pledgor (together hereinafter referred to as the “Pledged Claims”).

3.           PURPOSE

This Pledge Agreement is made to secure any and all obligations and liabilities consisting of monetary payment obligations that may at present or from time to time in or become owing to the Pledgee by the Pledgor under or pursuant to the Loan Agreement, the Master Agreements and the Security Documents, including for the avoidance of doubt any obligations under the Loan Agreement towards SACE as described in clause 23.5 of the Loan Agreement, and the Acknowledgment and Submission (as such term is defined in the Loan Agreement and collectively the “Outstanding indebtedness”).

4.           WAIVER AND WARRANTY

4.1.	For the Pledgee’s benefit, the Pledgor hereby waives:

4.1.1.	any and all rights under sect. 1211 and 770 of the German Civil Code in particular (but not limited to) the right of rescission (Anfechtung), withdrawal (Rucktritt) and set off (Aufrechnung), and

4.1.2.	any rights in its favour that may from time to time result from the way or the time of realization of this pledge or the release of other security or security rights.

4.2.
Nothing shall restrict the Pledgee’s right to realize the pledge over the Account. In particular, without limitation, the Pledgee is not obliged to first realize other security granted in its favour prior to enforcing its rights and claims hereunder

2

4.3.
The Pledger warrants to have the unrestricted authority and power to dispose of the Account, in particular that it has not and will not pledged the Account to any third party or assigned or encumbered them in any other way in favour of any third party and that furthermore the pledged claims are not encumbered in favour of any third party.

4.4.
Until the Outstanding Indebtedness have been paid and performed in full to the Pledgee’s satisfaction, any further assignment, pledge or other encumbrance of the Account shall require the Pledgee’s prior written consent.

5.           REPRESENTATIONS AND WARRANTIES

5.1.
Nothing shall restrict the Pledgee’s right to realize the pledges of the Pledged Claims. In particular, without limitation, the Pledgee is not obliged to first realize other security granted in its favour prior to enforcing its rights and claims hereunder.

5.2.
Save pursuant hereto, the Pledgor warrants to have the unrestricted authority and power to dispose of the Pledged Claims, in particular that they have not pledged the Pledged Claims to any third party or assigned or encumbered them in any other way in favour of any third party and that furthermore the pledged claims are not encumbered in favour of any third party.

5.3.
Until the Pledgee will release its rights and claims under this Pledge Agreements any further assignment, pledge or other encumbrance of the Pledged Claims shall require the Pledgee’s prior written consent.

6.           ENFORCEMENT

The Pledgee is entitled, without the need for an enforceable instrument (vollstreckbarer Titel) against the Pledgor, to exercise its rights and enforce the Account Pledge, upon one of the following events having occurred (i) any of the Pledger or the Additional Borrowers have failed to pay any sum due and payable under the Outstanding Indebtedness provided however that the Pledgee has given prior written notice to the Pledgor, such notice period being at least one week or (ii) any of the Pledgor or the Additional Borrowers have ceased the payment of their debt (Zahlungseinstellung) or (iii) an application for the opening of legal insolvency proceedings on any of the Pledgor’s or the Additional Borrowers’ assets has been made (each an “Event of Default”), provided that, in case a third party applies for the opening of legal insolvency proceedings, paragraph (iii) shall not create an Event of Default if the application is being contested in good faith by the Pledger or the relevant Additional Borrower and is dismissed, stayed or discharged within thirty (30) days of its application. No notice to the Pledgor pursuant to this Clause 6 is required (i) if it would be unreasonable (untunlich) to require the Pledgee to give such notice, or (ii) in the event that any of the Pledger or the Additional Borrowers suspends its payments generally or that an application for its insolvency is filed. In order to enforce the Account Pledge the Pledgee may withdraw, or require the transfer of, any amount from the above mentioned Account.

3

7.           TRANSFER AUTHORIZATION

7.1.
The Pledgor herewith unconditionally and irrevocably authorizes the Pledgee to transfer any or all amounts from the Account to pay any fees, expenses, interest and principal due under the Outstanding Indebtedness, such payments to be at the Pledgee’s sole discretion, provided always an Event of Default having occurred and the Pledgee having notified the Pledgor about such an Event of Default.

7.2.
Prior to the occurrence of an Event of Default the amounts standing to the credit of the Account shall be applied in accordance with the relevant provisions of the Loan Agreement and/or the Master Agreements.

8.           CONTINUING SECURITY

8.1.	This Pledge Agreement shall remain in full force and effect until the Outstanding Indebtedness having been paid and performed in full to the Pledgee’s complete satisfaction.

8.2.
This Pledge Agreement shall create a continuing security and no change or amendment or supplement to the Loan Agreement or the Master Agreement or the Parallel Obligations shall affect the validity and the scope of this Pledge Agreement nor the obligations which are imposed on the Pledger pursuant to it.

8.3.	This Pledge Agreement shall be binding upon and shall ensure to the benefit of the Pledgor and the Pledgee and their respective successors, transferees and assigns.

8.4.
Neither the Pledger nor any of its successors, permitted transferees and assigns may assign or transfer any of their rights and obligations under this Pledge Agreement without the Pledgee’ prior written consent.

9.           COSTS

The Pledger undertakes to pay on demand to the Pledgee on a full indemnity basis all costs and expenses (including legal costs) incurred by the Pledgee in connection with and incidental to the preparation of this Agreement, and all costs incurred in the maintenance of the security created hereby or the actual or attempted enforcement at any time of the Pledgee’s rights and powers hereunder.

10.         RELEASE AND TRANSFER

10.1.	Upon the Outstanding Indebtedness having been paid and performed in full to the Pledgee’s complete satisfaction, the Pledgee will release its rights and claims under this Pledge Agreement.

10.2.
Prior to the full discharge of the Outstanding Indebtedness, the Pledgee is only obliged to release the granted security, if so requested, if such obligation exists irrespective of Section 1222 German Civil Code (BGB).

10.3.	In the case of a release pursuant to clause 10.2. above, the Pledgee will assign and transfer such security to a third party if it is by law obliged to do so.

4

The pledge shall be free to select the securfity items to be released under Clase 10.2 above and, to the extent an obligation of the Pledgee to release any security provided for the Outstanding Indebtedness (or any part therof) also exists under or in connection with any other secdurity agreement or under any other security document.  In selecting security items to be released under clause 10.2. above, the Pledgee shall duly consider the Pledgor’s legitimate interests and the legitimate interest of other parties providing additional security.

11.         INVALIDITY

In the event that any term or condition of this Pledge Agreement is rendered or declared invalid or inoperative in whole or in part by any statute, rule or regulation or any decision of any court or tribunal of competent jurisdiction then such determination or declaration shall neither affect the validity of any other term or condition of this Pledge Agreement, which (save as aforesaid) will remain in full force and effect, nor the legality, validity or enforceability of such term or condition under the law of any other jurisdiction shall in any way be affected or impaired thereby and the Pledgor undertakes to execute such further document or documents as the Pledgee may reasonably require to complete the security constituted hereby.

12.         LIABILITY

Except for its gross negligence (grobe Fahrlassigkeit) or wilful misconduct (Vorsatz), the Pledgee shall not be liable vis-a-vis the Pledgor for not (or not completely) collecting or recovering or selling the rights resulting from the Account (or any part thereof) and/or any loss or damage resulting from any collecting or recovering or selling the rights resulting from the Account (or any part thereof) or arising out of the exercise of or failure to exercise any of its powers under this Pledge Agreement. Should any such loss or damage occur, then the Pledgor shall fully indemnify the Pledgee therefore.

13.         ACCEPTANCE

The Pledgee hereby accepts the pledge of the Pledged Claims and all stipulations, covenants, undertakings, authorities and powers pursuant to this Pledge Agreement.

14.        COMMUNICATION

Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or by telefax and addressed

- if to the Pledgor, to:

ATL OFFSHORE GMBH &CO. ____________________________ KG
c/o HARTMANN LOGISTIC GMBH
Garrelsstr. 14
26789 Leer
Germany
Fax: +49-491-9995020

5

- if to the Pledgee, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Germany
Fax: +49-511-3614785

or to such other address as either party may notify to the other in writing.

Communications sent by telefax shall be effective on the date of despatch and five (5) days after having been posted if sent by post

Any document and or communication to be made pursuant to this Pledge shall be in English.

15.         LAW AND JURISDICTION

15.1	This Pledge Agreement shall be governed by the laws of the Federal Republic of Germany.

15.2
The parties hereto hereby expressly submit to the non-exclusive jurisdiction of the Courts of the City of Hannover but nothing herein shall restrict or limit the right and power of the Pledgee to issue legal proceedings against the Pledgor in any other competent jurisdiction.

[remainder of page left blank intentionally]

6

IN WITNESS whereof the parties hereto have duly executed this Pledge Agreement by their duly authorised attorneys the day and year first above written

SIGNED AND DELIVERED by:	)
_____________________	)
for and on behalf of GmbH	)
as sole general partner of	)
ATL OFFSHORE GMBH & CO.	)
________________________KG	)

SIGNED AND DELIVERED by:	)
_______________________ and	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)

7

Annex 1

Borr. No.	Name of Borrower	Address
1	ATL Offshore GmbH & Co. MS “Joist” KG	Neue Str. 24 26789 Leer Germany

2	ATL Offshore GmbH & Co. MS “Norderney” KG	Neue Str. 24 26789 Leer Germany

3	ATL Offshore GmbH & Co. “Isle Of Baltrum” KG	Neue Str. 24 26789 Leer Germany

4	ATL Offshore GmbH & Co. “Isle Of Langeoog” KG	Neue Str. 24 26789 Leer Germany

5	ATL Offshore GmbH & Co. “Isle Of Amrum” KG	Neue Str. 24 26789 Leer Germany

6	ATL Offshore GmbH & Co. “Isle Of Sylt” KG	Neue Str. 24 26789 Leer Germany

7	ATL Offshore GmbH & Co. “Isle Of Wangerooge” KG	Neue Str. 24 26789 Leer Germany

8.	ATL Offshore GmbH & Co. “Isle Of Neuwerk” KG	Neue Str. 24 26789 Leer Germany

9	ATL Offshore GmbH & Co. “Isle Of Usedom” KG	Neue Str. 24 26789 Leer Germany

10	ATL Offshore GmbH & Co. “Isle Of Fehmarn” KG	Neue Str. 24 26789 Leer Germany

11	ATL Offshore GmbH & Co. “Isle Of Memmert” KG	Neue Str. 24 26789 Leer Germany

12	ATL Offshore GmbH & Co. “Isle Of Mellum” KG	Neue Str. 24 26789 Leer Germany

8

SCHEDULE 2

LIST OF LOANS

Loan	Amount	Purpose
Loan CT.A	Up to EUR 123,000,000.00	financing part of the Construction Price Instalments 1.3, 1.4, 2.3, 2.4, 3.3, 3.4, 4.3, 4.4, 5.3, 5.4, 6.3, 6.4, 7.3, 7.4, 8.3, 8.4, 9.3, 9.4, 10.3, 10.4, 11.3, 11.4, 12.3 and 12.4

Loan CT.B	up to EUR 240,000,000.00	enabling NORD/LB to issue the Payment Guarantees

Loan LT	up to EUR 420,570,000.00
repayment of those amounts due in connection with the repayment of the Loan CT.A, and in respect of Vessels (1) and (2) for the refinancing of the payment of the Construction Price Instalments 1.3, 1.4, 2.3 and 2.4, and
to pay to the Builder the Construction Price Instalments 1.5, 2.5, 3.5, 4.5, 5.5, 6.5, 7.5, 8.5, 9.5, 10.5, 11.5 and 12.5

Credit Facility	up to EUR 84,114,000.00
Repayment of those amounts due in connection with the Facility repayment of the Loan LT required to pay the balance between the twelve (12) years’ repayment profile compared to an fifteen (15) years’ repayment profile

N.B.: Capitalized terms used in Annex shall have the same meaning as gtiven to them in the Loan Agreement.

9

EXHIBIT 11

FORM OF BAREBOAT DOCUMENTATION

[DOCUMENT TRANSLATED FROM GERMAN]
ATL OFFSHORE GMBH & CO. ______________ KG

Norddeutsche Landesbank Girozentrale
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover

Leer, _______

Flagging MS “__________” (Charter name: “_________”)

Dear Madams and Sirs,

Attached please find two undated applications, directed to the Federal Maritime and Hydrographic Agency, revoking the permit in accordance with § 7 I Flag Law Act regarding carrying flags of ________ as well as registration of ________ for cancellation of the bareboat registration.

We hereby empower you irrevocably to date the applications and to deliver them to us, the Federal Maritime and Hydrographic Agency, or the foreign register at any time. Notice to us prior to sending the application to the Federal Agency or the foreign register is not required.

Kind regards,

________________________
ATL OFFSHORE GMBH & CO.

________________ KG

[DOCUMENT TRANSLATED FROM GERMAN]
ATL OFFSHORE GMBH & CO. ___________ KG

Federal Maritime and
Hydrographic Agency
Bernhard-Nocht-Strasse 78
20359 Hamburg

Special authorization in accordance with § 7 Flag Law Act (FIRG) for MS “_________” (Chartername: “_______”)

Dear Madams and Sirs,

We are the owners of the MS “____________” (Chartername: “_________”). In accordance with your notice of _____________, we have obtained a permit for the ship to carry the flag of ____________ instead of the Federal Flag.

We request that the permit to carry the flag of ____________ be revoked effective immediately so that the MS “_____________” (charter name: “__________”) will immediately once again carry the flag of the Federal Republic of Germany.

Kind regards,

________________
ATL OFFSHORE GMBH & CO.

______________ KG

ATL OFFSHORE GMBH & CO.                                                         KG

MV “                                                      “ (Chartername: “                                                               “
Cancellation of bareboat charter registration

Dear Sirs,

we are the owners of the subject vessel.

In accordance with the permission of the Federal Authority for Merchant Marine and Hydrographie (Bundesamt fur Seeschifffahrt and Hydrographie) dated and                                                your permission dated                                              the above mentioned vessel has been entitled to fly the flag of                              instead of the German flag.

We herewith apply for the immediate cancellation of the vessel’s bareboat charter certificate of dual registration.

Yours faithfully,

ATL OFFSHORE GMBH & CO.

                                                             KG

[DOCUMENT TRANSLATED FROM GERMAN]
ATL OFFSHORE GMBH & CO. ___________ KG

Norddeutsche Landesbank Girozentrale
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover

Hamburg, ___________

MS “_____________” (Chartername: “____________”)

Dear Madams and Sirs,

We are writing you in reference to your letter of ___________ regarding flagging of the above-mentioned ship to _____________ in the framework of a two-year bareboat charter.

As requested, we, ATL OFFSHORE GMBH & CO. ______________ KG, confirm that we will terminate the bareboat charter contract concluded between ___________ and us at any time you like immediately by notice of termination vis-à-vis the above-mentioned bareboat charterer.

In so far as you exercise the rights to which you are entitled as a mortgage holder, we will not invoke any claims for damages, of any nature whatsoever, against you.

Kind regards,

_________________________
ATL OFFSHORE GMBH & CO.

___________________ KG

LETTER OF UNDERTAKING

WHEREAS we, the undersigned

- hereinafter referred to as the “Bareboat-Charterer” -

have bareboat-chartered the

MV “                                                      “ (Chartername: “                                                                           -”)

- hereinafter referred to as the “Vessel” -

from

ATL OFFSHORE GMBH & CO.                                                                    KG

- hereinafter referred to as the “Owner” –

for a first period of up to two years which may be renewed from time to time or replaced by a similar Bareboat-Charter-Contract between the same parties (First Contract) or as may be replaced or renewed (Following Contracts) upon terms and conditions specified with the Bareboat-Charter-Party dated

- hereinafter referred to as the “Charter Party” -.

WHEREAS the Vessel is mortgaged in accordance with the laws of the Federal Republic of Germany and registered within the German register for seagoing ships at the lower court of the city of Aurich in favour of

NORDDEUTSCHE LANDESBANK GIROZENTRALE

Hannover

- hereinafter referred to as the “Mortgagee” -

WHEREAS the Bareboat-Charterer and the Owner have assigned with the Earnings Assignment Agreement dated                              to the Mortgagee all their rights and claims under any charter-party for the Vessel for better securing all the Mortgagee’s claims under the Loan Agreement dated                                      hereinafter referred to as the “Loan Agreement” which expression shall also include all amendments to the Loan Agreement.

WHEREAS the Owner pursuant to the terms of the Loan Agreement, this being secured by a mortgage in favour of the Mortgagee is under the obligation

1.
at any time to allow the Mortgagee or its authorised representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and all papers and other register documents and

2.
in case the Mortgagee has reclaimed the Loan secured by the mortgage prematurely, to convey the Vessel to a port which is acceptable to the Mortgagee and, if the Owner does not comply with such demand without delay, the Mortgagee is authorised to have the Vessel conveyed to such port; and

WHEREAS the Vessel received the permission by the German authorities to fly the flag of                                        during the charter period without alteration of the German registration of the Vessel and the mortgage on her papers.

WE THE UNDERSIGNED BAREBOATCHARTERER, hereby and in consideration of the Mortgagees giving its consent for the Vessel to fly the flag of                            during the charter period subject to various conditions UNCONDITIONALLY AND IRREVOCABLY REPRESENT, UNDERTAKE AND COVENANT with the Mortgagee that

1.	we have taken notice of the registration of the above mentioned mortgage on the Vessel and the obligation of the Owner respectively the rights of the Mortgagee under the Loan Agreement;

2.
at the date hereof, no event of default or any other event which with the giving of notice, lapse of time, determination of materiality or other condition may constitute an event of default has occurred under the Charter Party;

3.	we have taken notice that the Mortgagee are at all time and from time entitled to

(i)	request the Owner to terminate forthwith the Charterparty, and

(ii)
ask the German and the authorities of              on behalf of the Owner to revoke the permission for the Vessel to fly the flag of                              and that the Vessel thenceforth fly the flag of the Federal Republic of Germany, again;

4.
we will instruct any master employed by us for the command of the Vessel to respect the aforementioned rights of the Mortgagee and the Mortgagee’s rights under the Loan Agreement and insofar waive our rights to give orders to such master which are not in compliance with the aforementioned rights and any requests of the Mortgagees;

5.
upon request of the Mortgagee we will ensure that the Vessel will no longer fly the flag of and give our consent that the Vessel thereafter will fly the flag of the Federal Republic of Germany whenever demanded by the Mortgagee whereby the Charter-Party should continue to be in full force up to the Mortgagee’s demand for termination. We, however, for better implementation of our undertaking hereby irrevocably and unconditionally authorise the Mortgagee on our behalf and in our name, to take all necessary steps and sign and/or execute any necessary applications and/or documents so that the Charter-Party be terminated and/or the Vessel’s registration in the Ships Register of be deleted;

6.
we will not make any claims under and/or in connection with the Charter-Party neither against the Vessel, nor the Owner or the Mortgagee which might in any jurisdiction affect the rank of the mortgage, the rights of the Mortgagee under or in connection with the mortgage and/or the Loan Agreement and/or which might have an adverse effect on the Mortgagee’s interest towards the Vessel and/or the proceeds of any sale of her by court or otherwise, and accordingly we hereby waive any such right we might have in any jurisdiction to such effect;

7	we have no lien on the Vessel and hereby waive any such present and future lien we might have in any jurisdiction to such effect;

8.
notwithstanding the above, all rights, claims and receivables of the Mortgagee under the Loan Agreement, the Master Agreements and the Security Documents, including without limitation all rights, claims and receivables of the Mortgagee under or in connection with the mortgage registered in favour of the Mortgagee over the Vessel, shall at all times rank prior to our rights, claims and receivables under or in connection with the Charter Party and that we will at any time upon request of the Mortgagee execute any documents and make any declarations which in the opinion of the Mortgagee are necessary or beneficial to secure such priority;

9.
we will not ask the Mortgagee for any indemnification whatsoever on the reason that the Mortgagee either asked the Owner to terminate the Charter-Party and/or to take the necessary steps for the Vessel’s reversion to German flag or used the authorisations named in para. 22 herein above;

10.
not to arrest or otherwise detain the Vessel and to give notice to the Mortgagee if we become aware that the Vessel is encumbered with a maritime lien which is not abolished or deleted within the ordinary course of business, arrested or in any other ways seized for claims which cannot immediately be abolished or repaid or if there should occur other situations in which the Vessel is no longer under our complete control as bareboat charterers;

11.
not to compete with the Mortgagee in any bankruptcy, insolvency or similar procedure or any liquidation or winding- up of the Owner, nor in any procedure concerning the Vessel, its insurances or earnings;

12.
to permit, that representatives of the Mortgagee shall at any time have access to the Vessel and any documentation in relation to the Vessel irrespective of where such documentation may be placed and to procure that the Mortgagee receives copies of all documents, certificates, authorizations and licenses, it is entitled to under the Loan Agreement and/or the Security Documents, provided always that the time and place of any such request or the exercise of such rights do not unduly interfere with the operation of the Vessel;

13.	not to do anything incompatible or inconsistent with the performance by the Owner of its obligations under the Loan Agreement and/or the Security Documents or become otherwise known to us;

14.
at all times while the Vessel is under our control to comply with any and all national and international laws, rules or regulations, applicable to us or the Vessel, including but not limited to any environmental or security related laws, rules or regulations (e.g. ISM, ISPS, MARPOL and any others), and to procure that there are at all times on board the Vessel all certificates, licenses and permits required under any applicable law, rule or regulation in order to show compliance therewith;

15.
at all times the Vessel is under its control to secure that the Vessel is operated and traded in a manner which is customary for good and sound practice for the handling, management and steering of vessels similar to the Vessel for first class bareboat charterers of such vessels, to always procure that the Vessel fully and validly maintains its class with one of the major class societies, approved by the Mortgagee as classification society without any reservations and recommendations existing in excess of any time limit, to promptly inform the Mortgagee of any change of classification society and to at all times keep the Vessel in good and efficient state of repair and seaworthy condition;

16.
at all times to procure that the Vessel is fully covered by insurance as provided for in the Loan Agreement and/or the Security Documents, and not to allow that the Vessel is in any way in violation of the insurance terms and conditions, including (but not limited thereto) that it is not traded in areas in which it is not fully covered by the insurance;

17.
to promptly inform the Mortgagee about any damage to the Vessel exceeding Euro one million (EUR 1,000,000.00) or five (5) % of the insured amount, any average, material salvage, loss of class, loss of flag, deletion from ship registry or any other legal or economic fact or circumstance material to the Loan Agreement and/or the Security Documents which comes to its attention;

18.	not to participate in any change in the Vessel’s registration other than in accordance with the Loan Agreement and/or the Security Documents;

19.
not to assign, materially amend or assist in any material amendment of the Charter Party and to promptly notify the Mortgagee if and when we cease or will cease to be the charterers of the Vessel for any reason whatsoever, including (but not limited thereto) if and when the Owner terminates the Charter Party;

20.
to promptly inform the Mortgagee of any material default of the Owner under the terms and conditions of the Charter Party and in case of such default or the Mortgagee’s written notice to us of Owner’s default under the Loan Agreement or Owner’s default under the mortgage, to (a) assist the Mortgagee in positioning the Vessel in any harbour it might choose, (b) assist the Mortgagee in laying up or continuing the operation of the Vessel, including (but not limited to) giving the relevant orders to the crew and/or to hand over the Vessel to the Mortgagee, (c) deliver to the Mortgagee any material under our control in respect of the Vessel and its operation; and (d) not make any arrests or seizure or exercise any right of retention in the Vessel, its equipment, bunkers or stores for any claim we may have against the Owner;

21.	to promptly inform the Mortgagee if at any time our claims against the Owner and/or the Vessel exceed Euro one million (EUR 1,000,000.00).

22.
To further better implementation the Owner has co-signed this Letter of Undertaking whereby the Owner irrevocably and unconditionally authorizes the Mortgagee to act also on their behalf, namely to apply for the consent of the German authorities for the Vessel to fly the flag of the Federal Republic of Germany again. In such event we will send to the Mortgagee Originals of the Bareboat-Charter Certificate of Registry, the Radio License and all other necessary documents of the Vessel for cancellation. Provided that the above authority hereby given to the Mortgagee does not absolve us from the responsibility or from our undertaking, in case the Mortgagee so requires from us, to take the necessary steps for such reversion to Federal Republic of German flag.

23.
In the event that any term or condition of this Letter of Undertaking is rendered or declared illegal invalid or inoperative in whole or in part by any statute, rule or regulation or any decision of any court or tribunal of competent jurisdiction then such determination or declaration shall neither affect the legality, validity or enforceability of any other term or condition of this Letter of Undertaking, which (save as aforesaid) will remain in full force and effect nor the legality, validity or enforceability of such term or condition under the law of any other jurisdiction.

The Bareboat Charterer and where applicable the Owner hereby undertake to do all such actions and make such declarations as the Mortgagee may deem necessary to obtain the economic purpose of this document if and when any part of this document shall be found illegal, invalid or inoperable, or if there is a gap.

24.	Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or telefax and addressed

- if to the Owner, to

ATL OFFSHORE GMBH & CO.                                                          KG
c/a HARTMANN LOGISTIC GMBH
Garrelsstr. 14
26789 Leer
Germany
Fax: +49-491-9995020

- if to the Mortgagee, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785,

25.	This letter shall be governed by, and construed in accordance with, German law.

Any legal action or proceeding with respect of this letter may be brought in the Courts of Germany or such other courts having jurisdiction over such action or proceeding as the Mortgagee may select. By execution and delivery of this fetter and for the exclusive benefit of the Mortgagee, we irrevocably and generally and unconditionally accept the non-exclusive jurisdiction of the Courts of Hannover in the Federal Republic of Germany and, for the purpose of the German Courts, irrevocably appoint ATL OFFSHORE GMBH & CO. KG, Garrelsstr. 14, 26789 Leer, Germany, to accept service of all proceedings hereunder on our behalf and confirm that process so served shall be deemed to be duly served. Nothing herein shall prevent service of process in any other manner permitted by law.

Dated the ___ day of                                                                       ,

AFL OFFSHORE GMBH & CO.

                                                                         KG

Accepted:

Norddeutsche Landesbank Gironzentrale

EXHIBIT 12

FORM OF LOSS PAYABLE CLAUSE

Loss Payable Clause

it is noted that by an Assignment in writing dated the __ day of                         , 20_, ATL OFFSHORE GMBH & CO.                                   KG of Leer, Germany, (the “Owner”) as owner of the motor vessel “                              “ (the “Vessel”) and                                                  of                             (the “Bareboat Charterer” and together with the Owner the “Assignors”) as bareboat charterer and assured under the insurances for the Vessel assigned absolutely to NORDDEUTSCHE LANDESBANK GIROZENTRALE of Hannover, Federal Republic of Germany (the “Mortgagee”) this policy and all benefits thereof including all claims of whatsoever nature (including return of premiums) hereunder.

Claims hereunder payable in respect of a total or constructive total or an arranged or agreed or compromised total loss or unrepaired damage and all claims which (in the opinion of the Mortgagee) are analogous thereto shall be payable to the Mortgagee up to their mortgage interest.

Subject thereto all other claims unless and until underwriters have received notice from the Mortgagee of a default under the Mortgage in which event all claims hereunder shall be payable directly to the Mortgagee up to their mortgage interest as follows:

1.
a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall be paid directly to the Owner;

2.
a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the lesser of (i) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value shall only be paid out according to the prior written instructions of the Mortgagee.

Notwithstanding the terms of the said Loss Payable Clause and Notice of Assignment unless and until Brokers receive notice from the Mortgagee to the contrary Brokers shall be empowered to arrange their proportion of any collision and/or salvage guarantee where the aggregate liability under all guarantees to be given in respect of any one casualty shall not exceed the lesser of (1) Euro one million (EUR 1,000,000.00) or (ii) five (5) percent of the insured value or the equivalent in any other currency to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty.

All collections are to be made through                                                                          as Brokers.

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EXHIBIT 13

FORM OF BROKER’S LETTER OF UNDERTAKING
(HULL AND MACHINERY)

LETTER OF UNDERTAKING (A)

Vessels, names and types
To:           The Assignee of insurance policies in respect of the above           Dated:

Our Ref:
Dear Sirs,
                                                       as Owners
We confirm that:
(1)	we have effected insurances for the account of the above Owners as set out in Appendix “A” attached,
(2)	the said insurances include the Loss Payable Clause(s) set out in Appendix “B” attached, and
(3)	the Notice of Assignment in the form of Appendix “C” attached has been acknowledged by Underwriters in accordance with Market practice.
Pursuant to instructions received from the above Owners and/or their authorised Manager or Agents and in consideration of your approving us as the appointed Brokers in connection with the insurances covered by this letter, we hereby undertake
1.	to hold
(a)	the Insurance Slips or Contracts, and
(b)	the Policies if and when issued, and
(c)
until the time of the issue of any new or replacement letter of undertaking, any renewals of such Contracts or Policies or any Contracts or Policies substituted therefore with your consent as may be arranged through ourselves, and

(d)	the benefit of the insurances thereunder to your order in accordance with the terms of the said Loss Payable Clause(s); and
2.	to arrange for the said Loss Payable Clause(s) to be included on the Contracts or Policies if and when issued; and
3.	to have endorsed on each and every Contract or Policy as and when the same is issued a copy of the said Notice of Assignment; and
4.	to advise you promptly if we cease to be the Broker for the Assured or in the event of any material changes which we are aware have been made to the said insurances; and
5.
following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received notice of renewal instructions from the Owners and/or their authorised Managers or Agents, and in the event of our receiving instructions to renew to advise you promptly of the details hereof; and

6.	to forward to you promptly any notices of cancellation that we receive from Underwriters; and
7.	following a written application from you to advise you promptly of the premium payment situation where such premium is paid or payable through our intermediary.

If and where we are responsible for the payment of premium to Underwriters, our above undertakings are given subject to our lien on the Contracts or Policies for premiums and subject to our right of cancellation on default in payment of such premiums but we undertake not to exercise such rights of cancellation without giving you ten days notice in writing either by letter or electronically transmitted message and a reasonable opportunity for you to pay any premiums outstanding.

1

It is understood and agreed that the operation of any Automatic Termination of Cover, Cancellation or Amendment Provisions contained in the Policy conditions shall override any Undertakings given by us as Brokers,
Notwithstanding anything to the contrary contained herein or in any prior Letter of Undertaking or in any Loss Payable Clause or in any Notice of Assignment,
(A)
the provisions of this letter of undertaking shall only apply to the Insurances set out in the said Appendix ‘A’ and until the time of the issue of any new or replacement letter of undertaking, to any renewals thereof effected through ourselves, and

(B)	the undertakings given above shall be the limit of our obligations to you.
We DO NOT accept any actual or constructive notice of any interest you may claim in any other insurance effected on the Vessels referred to in the said Appendix ‘A’ UNLESS AND UNTIL you give us specific notice of that interest in the particular insurance and such notice is confirmed by the Owner.
Notwithstanding the terms of the said Loss Payable Clause(s) and the said Notice of Assignment, unless and until we receive written notice from you to the contrary, we shall be empowered
(i)	to pay all returns of premium to the Assured or its oder;
(ii)
to arrange for a collision and/or salvage guarantee to be given in the event of bail being required in order to prevent the arrest of the vessel or to secure the release of the vessel from arrest following a casualty. Where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Policies a sum equal to the sum so paid.

This undertaking shall terminate automatically if the addressee of this fetter ceases to have any interest in the insurances set out in Appendix “A”.
This undertaking shall be governed by and construed in accordance with English law and any disputes arising out of or in any way connected with the undertaking shall be submitted to the exclusive jurisdiction of the English courts.

This undertaking is subject to all claims and returns of premiums being collected through us as Brokers.

Yours faithfully

Authorised Signatory of the Broker

2

EXHIBIT 14

FORM OF PROTECTION AND INDEMNITY ASSOCIATION’S
LETTER OF UNDERTAKING

NORDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany

Dated _________________ 20____

Dear Sirs,

MV “_____________________“
_______________________ mbH & Co. KG
of Hamburg, Germany
as Owners

We acknowledge receipt of a letter from __________________ giving notice of assignment of the insurances on the above ship to yourself (the “Bank”). So far as this Association is concerned, the Managers do not consent to such assignment for the purposes of Rule_________________ other than to give efficacy to the Loss Payable Clause set out below.

We do confirm however that such ship is entered in this Association for Protection and Indemnity risks on the terms and conditions set out or to be set out in the Certificate of Entry (a copy of which will be sent to you together with copies of any subsequent endorsements). Furthermore, in consideration of your agreeing to the entry or continuing entry of the ship in this Association, the Managers agree

(i)	that the Owner shall not cease to be insured by the Association in respect of that ship by reason of such assignment (see Rule ______); and

(ii)
that, notwithstanding that the ship is mortgaged to you and that no undertaking or guarantee has been given to the Association to pay all contributions due in respect of such ship, the Owner does not cease to be insured by reason of the operation of Rule_____________.

It is further agreed that the following Loss Payable Clause will be included in the Certificate of Entry:

“Payment of any recovery the Owner is entitled to receive out of the funds of the Association in respect of any liability, costs or expenses incurred by him shall be made to the Owner or to his order unless and until the Association receives notice from NORDDEUTSCHE LANDESBANK GIROZENTRALE, that the Owner is in default under the Mortgage, in which event all recoveries shall thereafter be paid to the Bank or to their order; provided always that no liability whatsoever shall attach to the Association, its Managers or their Agents for failure to comply with the latter obligation until after the expiry of two clear business days torn the receipt of such notice.”

1

The Association undertakes

(i)
to inform you by written notice if the Directors give the Owner of the above ship notice under Rule ________ that his insurance in the Association in respect of such ship is to cease at the end of the then current Policy year;

(ii)
to give you fourteen days’ written notice of the Association’s intention to cancel the insurance of the Owner by reason of his failure to pay any premiums when due and demanded any sum due from him to the Association or to other reasons causing termination of membership;

(iii)	to inform you by letter of any fundamental alteration of insurance conditions.

Yours faithfully,

_______________________

2

EXHIBIT 15

MANAGER’S UNDERTAKING

MANAGER’S UNDERTAKING

From:	HARTMANN LOGISTIC GMBH
Neue Strasse 24
26789 Leer
Germany

To:	NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785
(the “Lender”)

_________________________, 2008

Dear Sirs,

UNDERTAKING RE. HULL-NOS.__________________ OF FINCANTIERI CANTIERI NAVALI S.P.A. of Genoa, Italy (together the “Relevant Vessels”)
We refer to a loan agreement dated __________________ 2008, (as from time to time amended, varied or supplemented the “Loan Agreement”), made between the Lender and certain other banks and financial institutions further described in the Loan Agreement as lenders (together the “Lenders”) of the first part and the Borrowers (the “Borrowers”) listed in Annex 1 hereto as borrowers of the second part, pursuant to which it has been agreed that the Lenders make available to the Borrowers upon the terms and conditions stipulated therein those loan facilities listed in Annex 2 hereto (the “Loan”) for the purposes as stipulated therein and to the security documents as therein defined (the “Security Documents”).

We note that each of the Borrowers is or shall be the owner of a vessel as further described in Annex 3 hereto. The vessels described in Annex 3 together the “Vessels”.

The Lenders or any of them and the Borrowers or any of them have entered or may enter individually or jointly into one or more master agreements (either (i) based on the 2002 (Multicurrency Crossborder) form published by International Swap Dealers Association, Inc. of New York, New York, United States of America or (ii) being an instrument entitled ‘Rahrnenvertrag fur Finanztermingeschafte’) including designated transactions from time to time entered into and transaction confirmations from time to time exchanged under the master agreements for financial derivatives transactions (the “Master Agreements”).

Capitalized terms used herein and not defined herein shall have the same meanings given to them in the Loan Agreement.

We hereby confirm that we have been appointed by the Borrowers as the technical and commercial manager of the Vessels pursuant to the terms and conditions of a management agreement dated _________________ (the “Management Agreement”) and made between us as managers and the Borrowers as owners of the Vessels, and we confirm our appointment and agreement to act as technical and commercial manager of the Vessels for as long as the vessels remain in the ownership of the Borrowers respectively and any obligations of the Borrowers to the Lender under the Loan Agreement and/or the Master Agreements and any transaction entered or to be entered into between (any of) the Lender on the basis of any of the Master Agreements and/or the other Security Documents remain outstanding. We furthermore confirm that at the date hereof, no event of default or any other event which with the giving of notice, lapse of time, determination of materiality or other condition may constitute an event of default has occurred under the Management Agreement.

1

We have knowledge of the Loan Agreement, the Master Agreements and the Security documents and of their contents.

In consideration of the Lender granting its approval to our appointment as technical and commercial manager, we, as technical and. commercial manager of the Vessels, hereby irrevocably and unconditionally undertake with the Lender as follows:

(a)
that save in respect of our claim for unpaid crew wages we shall not exercise or purport to exercise any lien against any of the Vessels, their earnings or insurances in respect of amounts due to us from the Borrowers and/or any of the other Obligors;

(b)
except for claims in respect of unpaid crew wages that all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with any of the Vessels, their earnings or insurances or against any of the Borrowers and/or any of the other Obligors shall rank after and be in all respects subordinate to all of the Lender’s rights and claims under the Loan Agreement, the Master Agreements and the Security Documents;

(c)
subject to the foregoing that we shall not institute any legal or quasi-legal proceedings under any jurisdiction at any time hereafter against any of the Vessels, their earnings or insurances or against any of the Borrowers and/or any of the other Obligors in any capacity, including, but not limited to, not to arrest or otherwise detain any of the Vessels, unless any monies owing for whatsoever reason to the Lender by the Borrowers under the Loan Agreement, the Master Agreements and any of the Security Documents have been fully satisfied;

(d)
to give notice to the Lender immediately if we become aware that any of the Vessels is encumbered with a maritime lien, which is not abolished or deleted within the ordinary course of business, arrested or in any other ways seized for claims which cannot immediately be abolished or repaid or if there should occur other situations in which any of the Vessels is no longer under our complete control as managers;

(e)
that we shall not compete with the Lender in a liquidation or other winding-up or bankruptcy of any of the Borrowers and/or any of the other Obligors or in any proceedings in connection with any of the Vessels, their earnings or insurances;

(f)
that we shall not compete with the Lender in a liquidation or other winding-up or bankruptcy of any of the Borrowers and/or any of the other Obligors or in any proceedings in connection with any of the Vessels, their earnings or insurances;

(g)
at all times to comply with any and all national and international laws, rules or regulations, applicable to us or the Vessels, including but not limited to any environmental or security related laws, rules or regulations (e.g. ISM, ISPS, MARPOL and any others), and to procure that there are at all times on board the Vessels all certificates, licenses and permits required under any applicable law, rule or regulation in order to show compliance therewith;

2

(h)
at all times to secure that the Vessels are operated and traded in a manner which is customary for good and sound management of vessels similar to the Vessels for first class owners and managers of such vessels, to always procure that the Vessels fully and validly maintain their class with one of the major classification societies approved by the Lender as classification society without any reservations and recommendations existing in excess of any time limit, to promptly inform the Lender of any change of classification society and not to make or permit to be made any substantial change in the structure, type or speed of the Vessels and to at all times keep the Vessels in good and efficient state of repair and seaworthy condition;

(i)
at all times to procure that the Vessels are fully covered by insurance as provided for in the Loan Agreement and/or the Security Documents, and not to allow that the Vessels are in any way in violation of the insurance terms and conditions, including (but not limited thereto) that it is not traded in areas in which it is not fully covered by the insurance;

(j)
to promptly inform the Lender about any damage to the Vessels exceeding Euro one million (EUR 1,000,000.00) or five (5) % of the insured amount, any average, material salvage, loss of class, loss of flag, deletion from ship registry or any other legal or economic fact or circumstance material to the Loan Agreement and/or the Security Documents;

(k)	not to participate in any change in any of the Vessels’ registration other than in accordance with the Loan Agreement and/or the Security Documents;

(l)
not to assign, materially amend or assist in any material amendment of the Management Agreement and to promptly notify the Lender if and when we cease or will cease to be the managers of any of the Vessels for any reason whatsoever, including (but not limited thereto) if and when any of the Borrowers terminates the Management Agreement;

(m)
to promptly inform the Lender of any default of the. Borrowers under the terms and conditions of the Management Agreement and in case of such default or the Lender’s written notice to us of Borrowers’ default under the Loan Agreement, any of the Master Agreements or under any of the Security Documents, to (a) assist the Lender in positioning the Vessel in any harbour it might choose, (b) assist the Lender in laying up or continuing the operation of the Vessels, including (but not limited to) giving the relevant orders to the crew and/or to hand over the Vessels to the Lender, (c) deliver to the Lender any, material under our control in respect of the Vessels and its operation, and (d) not make any arrests or seizure or exercise any right of retention in the Vessels, their equipment, bunkers or stores for any claim we may have against the Borrowers;

(n)	to promptly inform the Lender if at any time our claims against any of the Borrowers and/or any of the Vessels exceed Euro one million (EUR 1,000,000.00);

3

(o)
that we shall not do or omit to do, or cause anything to be done or omitted which might be contrary to or incompatible with the obligations undertaken by the Borrowers and/or any of the other Obligors under the Loan Agreement and the Borrowers under the Master Agreements and any transaction entered or to be entered into between (any of) the Lender and the Borrowers on the basis of any of the Master Agreements.

Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or telefax and addressed

- if to the Manager, to

HARTMANN LOGISTIC GMBH
Neue Strasse 24
26789 Leer
Federal Republic of Germany
Fax: +49-________________

- if to the Lender, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785,

or to such other address as either party may notify to the other in writing.

This letter shall be governed by, and construed in accordance with, German law.

Any legal action or proceeding with respect of this letter may be brought in the Courts of Germany or such other courts having jurisdiction over such action or proceeding as the. Agent may select. By execution and delivery of this letter and for the exclusive benefit of the Lender, we irrevocably and generally and unconditionally accept the non-exclusive jurisdiction of the Courts of Hannover in the Federal Republic of Germany and, for the purpose of the German Courts, irrevocably appoint __________________, to accept service of all proceedings hereunder on our behalf and confirm that process so served shall be deemed to be duly served. Nothing herein shall prevent service of process in any other manner permitted by law.

By
for and on behalf of
HARTMANN LOGISTIC GMBH

4

EXHIBIT 16

REIMBURSEMENT AGREEMENT

Dated                                                                      2008

THE TWELVE LIMITED PARTNERSHIPS AS MORE CLOSELY DESCRIBED
HEREIN

as Borrowers

NORDDEUTSCHE LANDESBANK GIROZENTRALE

as Agent

THE LENDERS AS MORE CLOSELY DESCRIBED HEREIN

as Lenders

and

SACE S.p.A. - SERVIZI ASSICURATIVI DEL COMMERCIO ESTERO S.P.A.

SACE GUARANTEE REIMBURSEENT
AGREEMENT

/LOGO/

Contents

Clause		Page

1	Definitions and Interpretation	4

2	Subrogation and reimbursement	5

3	Liability of SACE	6

4	Assignments or transfers by SACE	7

5	Incorporation of other provisions	7

6	Payment mechanics	8

7	Notices	9

8	Miscellaneous	10

9	Counterparts	10

10	Further assurances	10

11	Governing law	11

12	Enforcement Fehler! Textmarke nicht definiert

2

This SACE GUARANTEE REIMBURSEMENT AGREEMENT is dated _______ 2008 and made BETWEEN:

(1)	THE BORROWERS set forth in Schedule I attached hereto (the Borrowers);

(2)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered offices at Friedrichswall 10, 30159 Hannover, Germany, (the Agent);

(3)	THE LENDERS set forth in Schedule 2 attached hereto (the Lenders);

(4)
SACE S.p.A. - SERVIZI ASSICURATIVI DEL COMMERCIO ESTERO S.P.A., a joint stock company (sociefa per azioni) organised and existing under the laws of the Republic of Italy, whose registered office is at Piazza Poli 37/42, 00187 Rome, Italy (SACE).

WHEREAS:

(A)
The Borrowers have entered into the Facility Agreement (as defined below) for the purpose of financing the acquisition cost of twelve (12) A.H.T.S. vessels built by Fincantieri Cantieri Navafi Italiani S.p.A.

(B)
Pursuant to the Facility Agreement, the Lenders have agreed to make available to the Borrowers (A) a post-delivery loan of up to the lesser of (i) Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) or (ii) seventy five (75) percent of the Investment Costs (as defined in the Facility Agreement), or any balance thereof outstanding from time to time and (B) a post-delivery revolving credit facility of up to Euros eighty one million one hundred fourteen thousand (EUR 81,114,000.00), to the Borrowers for the purpose set out in clause two (2) of the Facility Agreement. .

(C)
SACE will issue the SACE Guarantee under which SACE will guarantee to the Agent (on behalf of the Lenders) certain payments by the Borrowers under the Facility Agreement as a consequence of a breach by the Borrowers of their payment obligations under the Facility Agreement. In consideration of SACE issuing the SACE Guarantee, the Borrowers will indemnify, reimburse (and/or procure indemnity and reimbursement of) and covenant with SACE in respect of any payments made by SACE under the SACE Guarantee on the terms set out in this Agreement.

IT IS NOW THEREFORE AGREED as follows:

3

INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

Terms defined in clause 1 (Definitions) of the Facility Agreement shall, unless otherwise defined in this Agreement, have the same meaning when used herein and, in addition:

Agency and Security Pooling Agreement has the same meaning given to such term in the Facility Agreement.

Agreement means this agreement as amended and supplemented from time to time.

Facility Agreement means the term facility agreement dated • and made between the Borrowers listed in schedule 1 of this Agreement, the Lenders listed in schedule 2 of this Agreement and the Agent.

Finance Documents means, collectively, the Facility Agreement, Security Documents and the Agency and Security Pooling Agreement.

Guarantee Fee Down Payment has the meaning given to it in the SACE Guarantee.

Majority Lenders has the same meaning given to such term in the Agency and Security’ Pooling Agreement.

Ongoing Guarantee Fee has the meaning given to it in the SACE Guarantee.

SACE Guarantee means the SACE Guarantee n. 2008/500/00 dated 19 December 2008.

SACE Guarantee Payments has the meaning given to it in clause 2.2.1.

Security Documents has the same meaning given to such term in the Facility Agreement.

1.2           Construction

Interpretation rules applicable to the Facility Agreement shall also apply to this Agreement as if expressly set out herein mutatis mutandis.

1.3           Incorporation by reference

Where provisions of the Facility Agreement are incorporated herein by reference, such provisions shall apply to this Agreement as if set out herein mutatis mutandis and if such provisions include references to “this Agreement” such references shall be interpreted as references to this Agreement.

4

SUBROGATION AND REIMBURSEMENT

2.	Subrogation and Reimbursement

2.1	Subrogation

2.2
Without prejudice to clause 2.2 (Reimbursement), each of the other parties hereto agrees that SACE will be subrogated to the rights of the Lenders to the extent of any payment made by or on behalf of SACE under the SACE Guarantee.

2.2	Reimbursement

2.2.1
Without prejudice to clause 2.1 (Subrogation), the Borrowers, jointly and severally, agree that they will promptly reimburse SACE for any payment made by SACE under the SACE Guarantee, whether by direct payment or offset, in respect of, and to the extent of, the Borrowers obligations to the Lenders under the Facility Agreement (such amounts, the SACE Guarantee Payments).

2.2.2
The Borrowers further agree that their obligation to reimburse SACE is regardless of whether or not the Borrowers are theirs if liable to make payment or are disputing their liability to make payment under the Facility Agreement or any other Finance Document (including, but without limitation, any payments made by SACE or deductions made from payments to SACE in respect of withholding tax in any jurisdiction).

2.2.3	SACE will promptly inform the Borrowers of any amounts to be reimbursed under this Agreement.

2.2.4	The obligations of the Borrowers to reimburse SACE will be due and payable in Euro within five (5) Business Days of the date that any amount is paid by SACE in an amount equal to:

(a)	the amount paid by SACE pursuant to the SACE Guarantee on such date; and

(b)	all amounts previously paid by SACE pursuant to the SACE Guarantee which remain unreimbursed,

together with interest on any and all amounts remaining unreimbursed from and including the date on which such amounts become due until and including the date on which such amounts are paid in full determined in accordance with clause 11.4 (Default interest) of the Facility Agreement.

2.3           Guarantee Fee Down Payment and the Ongoing Guarantee Fee

The Borrowers, jointly and severally, agree that they will promptly pay to SACE any amount due as Guarantee Fee Down Payment and/or the Ongoing Guarantee Fee when they are due in accordance with the SACE Guarantee and the Facility Agreement.

5

2.4           Obligations Absolute

2.4.1
The obligations of the Borrowers to SACE under this Agreement are absolute and unconditional and will be paid and/or performed strictly in accordance with this Agreement under all circumstances, irrespective of:

(a)	any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Finance Documents;

(b)	any exchange or release of any other obligations under this Agreement;

(c)	the existence of any claim, set-off, defence, reduction, abatement or other right which the Borrowers may have at any time against SACE;

(d)	time or other indulgence being granted to the Borrowers in respect of their obligations under this Agreement;

(e)
any document presented in connection with the SACE Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless the relevant officers of SACE have actual knowledge that such document or statement is forged, fraudulent or invalid;

(f)	any payment by SACE against presentation of a payment demand, certificate or other document that does not comply with the terms of the SACE Guarantee; or

(g)
any other circumstances, other than payment in full, which might otherwise constitute a defence available to, or discharge of the Borrowers in respect of any Finance Document, except in the case of SACE’s gross negligence or wilful default.

2.4.2
Without limitation to clause 2.4.1(f) above, SACE is entitled to assume without further enquiry that any payment demand has been validly and properly made and delivered and that its contents are accurate in all respects. For the purposes of SACE seeking a reimbursement or any other claim against the Borrowers under this Agreement, the Borrowers will be deemed to be liable under this Agreement for the payment default set out in any payment demand under the SACE Guarantee to the extent paid by SACE.

3	Liability of SACE

3.1	Neither SACE nor any of its respective officers, directors or employees will be liable or responsible (except to the extent of its own fraud or wilful default) for

(a)	the use which may be made of the SACE Guarantee by the Agent or for any acts or omissions of any other party to the Finance Documents in connection with the SACE Guarantee or any Finance Document; or

6

(b)
the validity, sufficiency, accuracy or genuineness of documents delivered to SACE in connection with any claim under the SACE Guarantee or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient or (unless relevant officers of SACE have actual knowledge thereof) fraudulent or forged.

3.2	In furtherance and not in limitation of the foregoing, SACE may accept any documents that appear to SACE to be in order, without any responsibility on SACE’s part for further investigation.

4.	Assignments or transfers by SACE

SACE may assign or transfer to any bank, export credit agency, development finance institution or multilateral financial institution any of SACE’s rights and/or interest in this Agreement, on such terms and conditions as SACE in its sole discretion determines. In addition, SACE may at any time and without the prior written consent of the Borrowers give participations in or obtain credit enhancement in respect of the SACE Guarantee on such terms as SACE in its sole discretion determines, provided that no such participation or credit enhancement, will relieve SACE of any of its obligations under that SACE Guarantee or give such participants direct rights against the Borrowers.

5.	Incorporation of other provisions

The provisions of clause 7 (Interest), clause 12 (Substitute Rate and Substitute Basis), clause 16 (Change of Circumstances), clause 18 (Representations and Warranties), clause 20 (Undertakings), clause 33 (Costs and Expenses) of the Facility Agreement shall each apply to this Agreement for the benefit of SACE as if set out herein mutatis mutandis.

7

ADMINISTRATION

6	Payment Mechanics

6.1	Payments by the Borrowers

All payments to be made by the Borrowers under this Agreement shall be made for value on the due date at the time and in such funds as the Agent or SACE, as the case may be, may from time to time specify. Payments to be made by the Borrowers under this Agreement shall be for the account of SACE and where applicable the Agent shall forthwith distribute such payments in like funds as are received by it to SACE.

6.2	Clawback

6.2.1
Where a sum is to be paid to the Agent under the Facility Agreement or this Agreement for SACE, the Agent is not obliged to pay that sum to SACE (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

6.2.2
If the Agent pays an amount to SACE and it proves to be the case that the Agent had not actually received that amount, then SACE shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

6.3	Partial payments

Each party to this Agreement irrevocably authorises the Agent following receipt by the Agent at any time of a payment or payments (as the case may be) for the account of the Lenders (or SACE) and which amounts are, when aggregated, insufficient to discharge the aggregate of all amounts then due and payable by the Borrowers under the Facility Agreement or this Agreement, but are sufficient to discharge a portion of such amounts, to apply any payments so received by the Agent towards the obligations of the Borrowers in the order set out in clause ..28.5 (Partial payments) of the Facility Agreement.

6.4	Miscellaneous

Clauses 8 (Currency Option and Currency Protection) and 11.5 (No set-off by Borrowers) of the Facility Agreement shall apply to this Agreement as if expressly set out herein mutatis mutandis.

8

7.	Notices

7.1	Giving of Notices

All notices or other communications shall be given in accordance with clause 30 (Notices) of the Facility Agreement.

7.2	Addresses

7.2.1	The address, fax number and attention details for notices of SACE are:

Address:	SACE S.p.A. - Servizi Assicurativi del Commercio Estero, Divisione
Gestione Portafoglio, Piazza Poll 37142, 00187 Rome, Italy

Fax:	39 06 6736706

Attention:	•

or any substitute address or fax number or department or officer as SACE may notify to the Agent by not less than five (5) Business Days’ notice.

7.2.2	The address, fax number and attention details for notices of the Agent are:

7.2.3	The address, fax number and attention details for notices of the Agent are:

Address:	NORDDEUTSCHE LANDESBANK GIROZENTRALE, Ship and
Aircraft Finance, Friedrichswall 10, 30159 Hannover, Germany

Fax:	+49 511 361 4785

Attention:	Mr. Ingo Doebke

or any substitute address or fax number or department or officer as SACE may notify to the Agent by not less than five (5) Business Days’ notice.

7.2.4	All notices from or to the Lenders in relation to this Agreement shall, except as otherwise expressly provided in any Finance Document, be sent through the Agent.

7.2.5	All notices from or to the Borrowers in relation to this Agreement shall, except as otherwise expressly provided in any Finance Document, be sent through the Agent.

7.2.6
The Agent shall, promptly upon request from any party to this Agreement, provide to that party the address or facsimile number of any other party applicable at the time for the purposes of this clause 7 (Notices).

9

8.	Miscellaneous

Clauses 26 (Judgement Currency), 27 (Waivers), 28 (invalidity) and 32 (Costs and Expenses) of the Facility Agreement shall apply to this Agreement as if expressly set out herein rnutatis mutandis.

9.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	Further assurances

The Borrowers agree that, so far as permitted by applicable law and regulatory requirements, it will promptly upon SACE’s request execute or acknowledge all such further documents and do all such further acts and things as may in the opinion of SACE be necessary or desirable at any time to give effect to the provisions of this Agreement.

10

GOVERNING LAW AND ENFORCEMENT

11.	Governing Law and Jurisdiction

11.1
The terms and conditions set out in this Agreement shall unless otherwise specifically provided be governed by and construed in accordance with the laws of the Federal Republic of Germany and by the Borrowers’ acceptance hereof the Borrowers submit to the jurisdiction of the courts in Hannover, Federal Republic of Germany. ‘E.

11.2
Nothing in this Clause shall affect the right of SACE to serve process in any manner permitted by law or limit the right of SACE to proceed against the Borrowers or any of them in any other jurisdiction.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

11

Execution Page

THE BORROWERS

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
MS ,”JUIST” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
MS ,”NORDERNEY” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
,”ISLE OF BALTRUM” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
“ISLE OF LANGEOOG” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
“ISLE OF AMRUM” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
“ISLE OF SYLT” KG

SIGNED BY
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO.	)
“ISLE OF WANGEROOGE” KG

12

SIGNED BY
)
for and on behalf of		)
ATL OFFSHORE GMBH & CO.		)
“ISLE OF NEUWERK” KG

SIGNED BY

for and on behalf of
ATL OFFSHORE GMBH & CO.
“ISLE OF USEDUM” KG

SIGNED BY
)
for and on behalf of		)
ATL OFFSHORE GMBH & CO.		)
“ISLE OF FEHMARN” KG

SIGNED BY
)
for and on behalf of		)
ATL OFFSHORE GMBH & CO.		)
“ISLE OF MEMMERT” KG

SIGNED BY
)
for and on behalf of		)
ATL OFFSHORE GMBH & CO.		)
“ISLE OF MELLUM” KG

THE LENDERS:

SIGNED BY
	and	)
)
for and on behalf of		)
NORDDEUTSCHE LANDESBANK FIGOZENTRALE

13

THE AGENT

SIGNED by
	and	)
)
for and on behalf of		)
NORDDEUTSCHE LANDESBANK FIGOZENTRALE

SACE

SIGNED by
	and	)
)
for and on behalf of		)
SACE S.p.A.-SERVIZI ASSICURATIVI DEL COMMERCIO ESTERO

14

SCHEDULE I
LIST OF BORROWERS

1           ATL OFFSHORE GMBH & CO. MS “ JUIST” KG

2           ATL OFFSHORE GMBH & CO. MS “ NORDERNEY” KG

3           ATL OFFSHORE GMBH & CO. “ISLE OF BALTRUM” KG

4           ATL OFFSHORE GMBH & CO. “ISLE OF LANGEOOG” KG

5           ATL OFFSHORE GMBH & CO. “ISLE OF AMRUM” KG

6           ATL OFFSHORE GMBH & CO. “ISLE OF SYLT” KG

7           ATL OFFSHORE GMBH & CO. “ISLE OF WANGEROOGE” KG

8           ATL OFFSHORE GMBH & CO. “ISLE OF NEUWERK” KG

9           ATL OFFSHORE GMBH & CO. “ISLE OF USEDUM” KG

10         ATL OFFSHORE GMBH & CO. “ISLE OF FEHMARN “ KG

11         ATL OFFSHORE GMBH & CO. “ISLE OF MEMMERT” KG

12         ATL OFFSHORE GMBH & CO. “ISLE OF MELLUM” KG

15

SCHEDULE2
LIST OF LENDERS

1           NORDDEUTRSCHE LANDESBANK GIROZENTRALE

16

EXHIBIT 17

FORM OF TRANSFER CERTIFICATE

[letterhead of the respective transferring Lender]

To:	NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany
Facsimile No.: +49-511-3614785

Date:

We refer to the loan agreement dated ____________ 2008 in the amount of up to Euro four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) between the borrowers listed in Annex I attached hereto as borrowers and the lenders listed in Annex it attached hereto as lenders (the “Loan Agreement”).

Terms defined in the Loan Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.           The transferring Lender hereby assigns to the New Lender the rights and obligations of the transferring Lender specified in the Annex to this Schedule (including, without limitation, related current, future or contingent rights and claims within the framework of the Loan Agreement) and transfers to the New Lender all obligations of the transferring Lender which correspond to the assigned claims and rights in accordance with the provisions of the Loan Agreement. The New Lender hereby accepts such assignment and transfer. The transferring Lender hereby undertakes in favour of the New Lender to do all acts, if so requested by the New Lender, necessary for the corresponding transfer of its rights under the Security Documents to which it is a party.

2.           The New Lender is aware of the provisions of the Loan Agreement, which the New Lender hereby acknowledges as being binding upon it.

3.           The New Lender has performed an independent audit of the Loan Agreement, the Agency and Security Pooling Agreement and the Security Documents and the creditworthiness of the Borrowers.

4.           The Transfer Date is ____________________. As of this date, the New Lender will be bound by the Loan Agreement, the Agency and Security Pooling Agreement and the Security Documents as an Lender.

5.           The requisite administrative particulars of the New Lender for the agreement are set out in the annex.

6.           The VAT identification number of the New Lender is _________________.

)
as	)
Transferring Lender	)

)
as	)
New Lender	)

ANNEX

Rights and obligations, to be transferred and/or assigned
[insert relevant details, including the requisite Participation (or parts), and the details of the Security Documents to be transferred]

Administrative particulars of the new lender
[Details of the lending office, the address for notifications and payment details etc.]

)
as	)
Transferring Lender	)

)
as	)
New Lender	)

The transfer date is hereby confirmed by the Agent to be ________________.

)
as	)
Agent	)

EXHIBIT 18

GENERAL CONDITIONS OF NORD/LB

Allgemeine
Geschaftsbedingungen
Fassung Juli 2005

General Business
Conditions
Version July 2005

NORD/LB

Norddeutsche Landesbank Girazentrale

Dear customer,
this English translation of the General Business Conditions is provided solely for the convenience of customers. The translation is not binding on the Bank. The German text is the sole authoritative version and prevails in case of any conflict.

General Business Conditions

Basis of the business relationship between the customer and the Bank

Contents

General

No. 1 — Basis of the business relationship

No. 2 — Amendments to the Business Conditions

No. 3 — Banking Information

No. 4 — Powers of representation and disposition

No. 5 — Documents proving identity or title

No. 6 — Choice of law, jurisdiction, place of performance

Current accounts and other transactions

No. 7 — Current account, statement of account, debit entry approval of direct debits

No. 8 — Rectification of Incorrect credit entries

No. 9 — Credit and payment of items for collection

No. 10 — Confirmation of Instructions prior to execution

No. 11 — Set off and application of payments

No. 12 — Accounts in foreign currency

No.13 — Discharge from performance of transactions in foreign currencies

No.14 — Receipt of monies In foreign currency

No.15 — Conversion Rate

No. 16 — Deposit-taking

Charges including overdraft Interest

No. 17 — Charges, costs, disbursements

No. 18 — Overdraft interest

Duties and liability of the Bank and the customer

No. 19 — Liability of the Bank

No. 20 — The customer’s duties of co-operation and care

Lien under the General Business Conditions, further security, release of security

No. 21 — Lien, assignment by way of security

No. 22 — Further security and release of security

Items for collection

No. 23 — Collection in the collecting business

No. 24 — Period allowed for presentation, urgent action

No. 25 — Security interest in the collecting business

Termination of the business relationship

No. 26 — Right of termination

No. 27 — Continuing validity of the General Business Conditions

No. 28 — Protection of deposits

General

No. 1 — Basis of the business relationship

(1)           Business relationship based on mutual trust

The business relationship between the customer and the Bank is determined by the specific features of the banking business and a special relationship of mutual trust. The customer may rely upon the Bank to carry out his Instructions with the diligence of a prudent businessman and to maintain banking secrecy.

(2)           General and Special Business Conditions

These General Business Conditions apply to the business relationship any supplements and agreements made by Individual contract. Supplemental and deferring special conditions apply In addition or Instead of the General Business Conditions to particular business sectors, e.g. transfer of funds, cheque transactions, card-based payment transfers, savings business, securities transactions. These business conditions can be inspected in the Bank counter halls and will be made available upon request.

No. 2 — Amendments to the Business Conditions

(1)           Manner of notification

The Bank will notify the customer of any amendment to the General Business Conditions or the Special Conditions or of the introduction of additional conditions immediately. If such notification is only possible with disproportionate difficulty, the Bank will notify the amendments to the customer by means of a clearly visible display or lay-out in the counter halls of the Bank.

(2)           Approval of amendment

If such notification has been made, the amendment shall be deemed to have been approved unless the customer objects within six weeks in writing or, if agreed to within the framework of the business relationship (e.g. Homebanking}, by way of electronic communication. The Bank will than apply the amended version of the General Business Conditions or the amended Special Conditions or additionally Incorporated conditions respectively as the basis for the future business relationship. The Bank will when making such notification, expressly draw the customer’s attention to this consequence. The time limit will have been observed if the objection has been dispatched within six weeks from such notification.

No.3 — Banking information

(1)           Content of banking information

Banking information means general statements and comments concerning the financial situation of customers, their creditworthiness and solvency. Information as to the amounts of balances held in accounts, of savings deposits, of assets kept in safe custody or of other assets entrusted to the credit institution or of any credit utilised will not be disclosed.

(2)           Requirements for disclosure of banking Information

The Bank may provide banking information on legal entities and merchants recorded in the Commercial Register provided that the inquiry relates to their business activities, unless an instruction to the contrary has been received from the customer. In any other case the Bank may only provide banking information if the customer has, in general or in the particular case, expressly agreed thereto. Banking information is only provided to the credit institutions own customers and to other credit institutions for their own purposes and those of their customers; such information is only provided if the person requesting It substantiates a credible legitimate interest in the information requested.

(3)           Written confirmation

It banking Information on creditworthiness and solvency is given verbally, the Bank reserves the right to promptly send a written confirmation, the contents of which shall prevail from that moment on.

No.4 — Powers of representation and disposition

(1)           Notification

Any powers of representation or disposition notified to the Bank shall be deemed valid until receipt by the Bank of a notice of their revocation or amendment In writing or, if agreed to within the framework of the business relationship (e.g. Homebanking) by way of electronic communication, unless these circumstances are known to the Bank or are not known to It due to its own negligence. This also applies if such powers are recorded in a public register and an amendment has been published.

(2)           Defect in the legal capacity of the representative

The customer shall bear any loss resulting from any defect occurring in the legal capacity of the customer’s representative which without the fault of the Bank did not come to its knowledge.

No.5 — Documents proving Identity or title

(1)           Documents proving inheritance

Upon the death of the customer, the Bank may, for the purpose of clarifying legal entitlement, demand production of a certificate of Inheritance, grant of probate or similar court certificates; documents in a foreign language must, if the Bank so requests, be presented together with a German translation. The Bank may waive presentation of a certificate of inheritance or grant of probate lien official or certified copy of the will or Inter vivos Inheritance contract with the record of the relevant probate proceedings is submitted.

(2)           Authority of the Bank to make payment or delivery

The Bank Is also entitled to regard any person designated as heir or executor in such documents as In paragraph 1, sentence 2, as the person entitled and, In particular, to allow such person to dispose of any assets and to make payment or delivery to him, by way of discharge In full. This shall not apply if the Bank is aware of the Inaccuracy or invalidity of such documents or if the Bank has not become aware of this as a result of its negligence.

(3)           Other foreign documents

It foreign documents are submitted to the Bank as proof of identity of a person or proof of any entitlement, It shall check whether such documents are suitable as proof. It shall, however, only be liable for their suitability, validity and completeness and for their correct translation and Interpretation In the event of negligence or if the document as a whole has been falsified. To the above extent, the Bank may regard the persons designated as entitled as being actually entitled and, in particular, permit them to dispose of any assets and may make payment or delivery to them, by way of discharge in full.

No. 6 — Choice of law, jurisdiction, place of performance

(1)           German law

German law shall be applicable to the business relationship, subject to the exceptions specified in Article 29 of the Introductory Law to the German Civil Code (EGBGB).

(2)           Place of performance

The place of performance for the Bank and the customer shall be the locality of the registered office of the Bank.

(3)           Jurisdiction

If the customer is a person carrying on a trade or business or a public authority or a state-funded corporation, the Bank may sue in its place of general Jurisdiction and may only be sued in that Jurisdiction.

(1)           Current account, statement of account

The Bank maintains an account for processing regular business and payment transactions (Girokonto) as a current account within the meaning of Article 355 of the German Commercial Code/ Handelsgesetzbuch (Konto in laufender Rechnung).

(2)           Statement of account

The Bank issues statements of account at the end of the periods agreed to and, if a legitimate interest of one of the parties exists on other dates as well. Unless otherwise agreed, the periods for statements of account as listed from time to time In the Notice of Charges (Prelsaushang) shall apply In relation to private customers as well as business customers.

(3)           Objections to statement of account

Any objections to statements of account must be made to the Bank In writing or, if agree to within the framework of the business relationship (e.g. Homebanking), by way of electronic communication. Notwithstanding the obligation to raise objections to statements of account immediately [item 20, paragraph 1, letter (g)], such statements shall be deemed approved if objections thereto are not raised within six weeks after receipt of the statement of account Dispatch of the objection within this period is sufficient to comply with the time limit. The Bank will draw the customer’s attention to these consequences at the commencement of the time period. If any Inaccuracy Is subsequently discovered, both the customer and the Bank may demand rectification based on statutory claims.

Any objections to a debit entry based on a direct debit for which a collection authority was given by the customer to the creditor must be raised by the customer immediately in writing or, if agreed to within the framework of the business relationship (e.g. Home- banking), by way of electronic communication [item 20 paragraph 1 letter (g)). If not already approved by the customer, a debit entry contained in the next subsequent statement of account shall be deemed approved unless an objection is raised to such debit entry within six weeks of receipt of the statement of account. The time limit is complied with if the objection has been dispatched within the six weeks. The Bank when issuing the statement of account will expressly draw the customer’s attention to this consequence.

No. 8 — Rectification of Incorrect credit entries

(1)           Reversal prior to statement of account issuance Where credit entries are made without any binding authority having been given (e.g. due to a mistake, clerical error, termination of remittance contract), the Bank may reverse them by simple entry (reversal entry) until the next statement of account, provided that the Bank has a claim for repayment against the customer.

(2)           Rectifying entry after issue of statement of account

The Bank may by means of a rectifying entry claim repayment under paragraph 1 even after having issued a statement of account if it has failed to ascertain the Incorrect credit entry prior to such time. If the customer objects, the Bank will reverse the rectifying entry and reclaim by other means.

(3)           Identification

Reversal and rectifying entries shall be identified as such In the statement of account.

No.9 — Credit and payment of items for collection

(1)           Credit entries subject to collection

If the Bank credits the countervalue of items for collection (e.g. cheques, direct debits, bills for collection) prior to their payment, this is done subject to collection and receipt of their countervalue (credit “subject to collection”). This also applies if the Item is payable at the Bank itself. Any credit entry which is “subject to collection” shall only be unconditional after actual receipt of the countervalue. lithe item for collection Is not paid or lithe Bank does not obtain its countervalue, the Bank will reverse the credit entry in accordance with Clause 23 of these General Business Conditions (reversal entry), even after any statement of account which may have been Issued In the meantime.

(2)           Payment

Items for collection shall only be effectively paid if the debit entry has not been reversed by the end of the second banking day after Ii was made. Such items shall also be effectively paid if the Bank has previously expressly stated to third parties that it wishes to pay the items (e.g. by sending a payment advice). Items collected through a Landeszentraibank (Central Regional Bank) are effectively paid if they can no longer be returned in accordance with its General Business Conditions. Uncrossed Cheques are effectively paid once payment has been made to the presenter.

No.10 — Confirmation of Instruction prior to execution

In the case of Instructions given by telephone or by other mechanical means and also In the case of unsigned orders the Bank reserves the right to require immediate confirmation prior to carrying out the Instruction.

No.11 — Set off and application of payments

(1)       Set off by the customer

The customer may only set off his claims against the Bank to the extent that his claims are undisputed or have been ascertained by final judgment.

(2)       Application of payments by the Bank

The Bank may determine against which of one or more matured claims any payments received which are insufficient to cover all of its claims are to be applied. This shall not apply where the customer has determined otherwise or where a different application is compulsorily prescribed by law.

No.12 — Accounts in foreign currency

The exclusive purpose of a foreign currency account is to effect the settlement of non-cash payments to the customer or withdrawal orders by the customer in a foreign currency.

No.13 — Discharge from performance of transactions in foreign currencies

The obligation of the Bank to execute a disposal to the debit of a deposit In a foreign currency or to satisfy a liability In a foreign currency, is suspended until and to the extent the Bank Is not able or has only limited ability to effect such a disposal in the currency in which the deposit or the liability is denominated, due to political measures or incidents in the country of such currency. Until and to the extent such measures or incidents persist, the Bank shall also not be obligated to effect the disposal at a place outside of the country of such currency, or in a different currency (also not in Euro) or by purchasing cash. The obligation to effect a disposal to the debit of deposit in a foreign currency, shall not be suspended lilt can be carried out by the Bank entirely within its own organisation. Notwithstanding any of the foregoing provisions the customer and the Bank shall retain the right to set-off matured reciprocal claims in the same currency.

No. 14 — Receipt of monies in foreign currency

Sums of money in a foreign currency may in the absence of express instructions to the contrary from the customer, be credited by the Bank in Euro if the Bank does not maintain an account for the customer in the relevant foreign currency.

No.15 — Conversion Rate

The conversion rate for transactions in a foreign currency shall be determined in accordance with the list of Prices and Services (Preisund Leistungsverzeichnis).

No.16 — Deposit-taking

In the absence of any agreement to the contrary, deposits are due without notice of termination (demand deposits). Interest on deposits shall accrue at the rate of interest fixed by the Bank for deposits of such type and published by means of a displayed notice unless otherwise agreed. For purposes of the calculation of interest each month shall be deemed to have 30 days.

Charges including overdraft interest

No.17 — Charges, costs, disbursements

(1)       Entitlement to Charges

The Bank is entitled to charge the customer for services rendered, in particular interest, fees and commissions. This also applies to services performed in addition to any customary basic service on the instruction of the Customer or, in accordance with the principles of business conduct without instruction in the interests of the customer, or which may become necessary in connection with the business relationship with the customer (e.g. in connection with the administration of securities). The like applies to services rendered and actions taken by the Bank as a result of enforcement measures taken by third parties against the customer.

(2)       Determination and display of Charges

Unless agreed otherwise, charges applicable to private and business customers relations are determined and varied by the Bank in its reasonable discretion verifiable in accordance with Article 315 of the German Civil Code (Burgerf€ches Gesetzbuch), taking into account market conditions (e.g. changes in the general level of interest rates) and the expenses incurred by it. For typical and regular banking services in private customer business the charges as indicated in the list of Prices and Services (Preis- and Letstungsverzelchnis) shall apply as amended and in force from time to time. For services not referred to therein, for which according to the circumstances a charge would be expected, reasonable charges may be determined in accordance with sentence 1 above. The customer may demand the production of a statement of charges.

If the rate of interest or other significant charges are increased, the customer may, with immediate effect, terminate the business relations affected thereby within six weeks from the announcement of the change. In the event of termination, the increase shall not become effective. Termination of a credit by the customers half, however, be deemed as having not been made, unless he repays the amount owed within two weeks from the date the termination has taken effect.

(3)       Costs and disbursements

The customer may be charged for any costs and disbursements incurred in connection with the business relationship which the Bank was entitled to consider necessary and which exceed the general business expenses (e.g. for insurance, taxes, postage, telephone, telegram and telex charges). This also applies to the provision, administration and realisation or release of securities (e.g. storage charges, costs of supervision and maintenance, insurance premiums, commissions, lawyers’ and court fees).

No.18 — Overdraft interest

For any drawings against the account which are not covered by a credit balance or a credit line which has been made available (permitted account overdrafts), overdraft interest as set out in the Notice of Charges (Prelsaushang) must be paid. This also applies to business customers.

Duties and liability of the Bank and the customer

No.19 — Liability of the Bank

(1)       Liability for own fault

The Bank shall be liable for any fault of its own and of those persons whose services it uses to perform its obligations towards to customer, save as otherwise provided for in the following paragraphs, Special Conditions or individual agreements. If the Bank is liable and if the damage has not been caused by the Bank alone, whether through its fault or not, liability for damages shall be determined by the principles of contributory fault, § 254 of the German Civil Code (Burgerliches Gesetzbuch).

(2)       Liability for third parties

The Bank may, in the absence of instructions to the contrary, pass on instructions in whole or in part to third parties for them to effect independently, where this appears necessary, taking into account the nature of the instruction and the interests of the Bank and the customer. In such cases, the obligations and liabilities of the Bank shall be limited to the transmission of the instruction, including care in selecting and instructing the third party.

(3)       Liability in case of force majeure

The Bank shall not be liable for any losses caused by disturbance of its operations (e.g. bomb threat, bank raid), in particular as a consequence of force majeure (e.g. war and natural events) as well as in consequence of other events for which the Bank is not responsible (e.g. strike, lock-out, disruption of communications), or which may occur through the exercise of supreme executive power in Germany or abroad.

No. 20 — The customer’s duties of co-operation and care

(1)       Principles

The Bank will carry out the customer’s instructions in a businesslike manner. The customer has special duties of co-operation and other duties of care, in particular, the following duties:

a)        Notification of Important information and changes

The customer must notify the Bank in writing or, if so agreed to within the framework of the business relationship (e.g. Home-banking), by electronic communication, immediately of all facts which are material to the business relationship, especially any changes in the name, address, civil status, capacity to dispose of property or to incur liabilities of the customer (e.g. marriage or similar engagement, change in matrimonial property status) or the persons authorized to sign on behalf of the customer (e.g. subsequent legal incapacity of a representative or attorney) as well as changes in powers of representation or disposition notified to the Bank (e.g. powers of attorney and commercial representation). This duty to notify shall also apply if such facts are recorded in a public register and if they are published. The names of the persons authorized to act on behalf of the customer or to dispose of property on behalf of the customer, together with a specimen of the personal signature of such persons, shall be notified to the Bank on the forms provided by the Bank.

b)        Unambiguous information in orders and instructions

Orders and instructions of every kind must unequivocally permit Identification of the substance of the transaction. Amendments and confirmations must be designated as such. When giving payment and transfer orders, the customer must, in particular, ensure that the name of the payee, his account number and sort code number are stated correctly, completely, unequivocally and legibly.

c)        Care in transmission of particular orders

If orders or instructions are transmitted by telephone or other mechanical means, the customer must take care that no errors in transmission, misunderstandings, improper usage or mistakes occur.

d)        Use of forms

For certain, transactions in particular, cheques and direct debits, cash withdrawals and credit transfers, the forms permitted by the Bank are to be used.

e)         Express notification of any special instructions

The customer shall transmit any special instructions relating to the execution of orders to the Bank separately; for orders given on a printed term, this must be done separately from the form. This applies, in particular, if payments are to be applied against certain amounts due to the Bank.

f)         Notification of time limits and dates on which transactions are to be effected

In the same way as under a) above, the customer must expressly notify the Bank if instructions are to be carried out within certain time limits or on certain dates or if there is risk of extraordinary loss if instructions are not carried out property, especially if not carried out within the time limit. Attention is drawn to the special duty to notify in the case of short presentation periods for cheques under clause 24.

g)        Complaints to be made immediately

Objections to statements of account, direct debits, summaries of accounts, list of securities or other communications rendered by the Bank and also any objections as to the proper delivery of securities or other valuables by the Bank, must be raised immediately. If statements of account or lists of securities held on deposit are not received by the customer, the customer must notify the Bank immediately. This duty to notify also applies to non-receipt of other advices, receipt of which must, or ought to have been, expected by the customer.

h)        Checking of confirmations of the Bank

Where confirmations of the Bank are at variance from orders or instructions given by the customer, the customer must object immediately.

(2)       Liability arising from neglect of duty

Any loss and damage arising from culpable neglect of the customer’s duty to co-operate and other duties to exercise due care shall be borne by the customer. If the Bank has contributed to the occurrence of the loss through its culpable conduct, liability for damages shall be determined by the principles of contributory fault, § 254 the German Civil Code (BOrgerliches Gesetzbuch).

Lien under the General Business Conditions, further security, release of security

No. 21 — Lien, assignment by way of security

(1)       Extent

The customer hereby grants the Bank a Ban on valuables of any kind which, in the course of banking business, may come into the possession or power of disposition of the Bank through acts of the customer or of third parties for account of the customer. Such valuables include all things and rights of any kind (by way of example: goods, foreign exchange, securities including interest, loan stock and dividend coupons, shares in a collective deposit, subscription rights, cheques, bills of exchange, bills of lading, warehouse warrants, inland bills of lading). The lien also covers claims of the customer against the Bank (e.g. from credit balances).

Claims of the customer against third parties shall be deemed to be assigned to the Bank if documents representing 1he claims, in the course of banking business, come within the power of disposition of the Bank.

(2)       Exclusions

If monies or other valuables come into the power of disposition of the Bank expressly designated for a particular purpose (e.g. cash deposit for payment of a cheque, bill of exchange or the execution of a certain credit funds), then the lien of the Bank shall not extend to these valuables. Securities held in safe custody abroad are not, unless otherwise agreed, subject to the lien. The same applies to participation rights/certificates issued by the Bank Itself and to claims of the customer arising from subordinated capital stock (e.g. subordinated bearer bonds).

(3)       Secured claims

The lien shall secure all existing and future claims, whether contingent or Ume-limited, and all statutory claims, of the Bank against the customer which it may acquire in connection with the business relationship. The lien shall also secure claims of the Bank against third parties for the performance of which the customer is personally liable. Claims against customers under guarantees Issued by them in favor of third parties shall only be secured from their maturity on.

(4)       Claim to the lien

The Bank may only retain the valuables which are subject to the lien under the General Business Conditions if it has a legitimate interest in obtaining security. Such interest exists, in particular, under the conditions on the right to demand further security under clause 22.

(5)       Enforcement of Security

The Bank shall be entitled to realise the valuables if the customer, notwithstanding demand with a reasonable grace period and warning of enforcement in accordance with § 1234 paragraph 1 German Civil Code (BOrgerliches Gesetzbuch), fails to meet his liabilities when they fall due. Where there are several security items the Bank has the right to choose between them. When selecting and realizing security Items, the Bank will, as far as possible, take account of the legitimate interests of the customer. The Bank shall be entitled to appropriate any proceeds of realisation which are insufficient to satisfy all its claims as it may in its reasonable discretion think fit. The Bank shall draw up the credit advices for proceeds of realisation in favour of the customer in such manner that they may be regarded as invoices within the meaning of the Turnover Tax Law.

No. 22 — Further security and release of security

(1)       Right to demand further security

The Bank may demand that the customer provides or increases security for his liabilities under borrowings if the risk situation undergoes a change due to circumstances occurring or becoming known subsequently, e.g. due to a deterioration or threatened deterioration in the financial position of the customer, any person jointly liable or any guarantor or in the value of the existing security.

(2)       Duty to release security

The Bank Is obliged, upon request, to release such security items as the Bank may choose to the extent that the realisable value of all the security items not only temporarily exceeds the total amount of all claims of the Bank by more than 10%. The covering limit of 10%, as stated in the Immediately preceding sentence, will be increased by the then current value added tax rate, to the extent that such value added tax Is Imposed on the Bank, in case bf realisation of the security Items.

Items for Collection

No. 23 - Collection in the collecting business

(1)       Collection agreement

Cheques, bills of exchange, direct debits or other items for collection are taken by the Bank for collection (encashment) only, unless otherwise agreed.

(2)       Redebit

If the Bank has credited the amount of Items for collection prior to receipt of that amount, it may redebit the amount in case of non-payment of the Items, even if a statement of account has been issued in the meantime. The same applies if

- the countervalue is not received by the Bank or

- the free availability of the countervalue is restricted by law or by measures of government authorities or

- due to insurmountable obstacles the items cannot be presented or cannot be presented in time or

- collection is subject to disproportionate difficulties, which were not known at the time the items were taken for collection or

- a moratorium has been declared in the country in which the items are to be paid.

Under the same preconditions, the Bank may return items for collection even before their maturity.

Redebit is also permissible lithe items cannot be returned. If the Bank is responsible for this, it shall bear the loss sustained by the customer resulting therefrom.

No. 24 - Period allowed for presentation, urgent action

If cheques payable at the place of the Bank are not deposited by latest the third business day, and cheques payable at other banking places by latest the fourth business day prior to expiry of the period allowed for presentation (Article 29 of the Cheques Law-”Scheckgesetz”) or, It deposited by mail, they are not received by the Bank within such time and before close of business, the customer must by separate advice draw attention to the expiry of the period allowed for presentation and the possible need to take urgent action.

No. 25 - Security interest in the collecting business

(1)       Transfer of ownership by way of security

By depositing cheques and bills of exchange for collection, the customer transfers to the Bank by way of security ownership of the items in the event that Item for collection is not paid and the Bank Is entitled to claim against the customer as a result of anticipatory disposals by the customer with regard to the collection, until such claims are satisfied. On acquiring ownership byway of security, the underlying claims also pass to the Bank.

(2)       Assignment by way of security

When other Items are deposited for collection (e.g. direct debits, commercial paper), the claims underlying the Items pass to the Bank under the terms of paragraph 1.

Termination of the business relationship

No.26 - Right of termination

(1)       Ordinary termination

Both the customer and the Bank may at any time, without observing any period of notice, terminate the business relationship as a whole or in any individual respect, in so far as this does not conflict with any provisions of law or other agreements to the contrary. If the relationship is terminated by the Bank, it will take reasonable account of the legitimate interests of the customer, in particular, by not giving notice at an inopportune time.

(2)       Termination for good cause

Notwithstanding any other agreements, both the customer and the Bank may at any time, without observing any period of notice, terminate the business relationship as a whole or any individual respect if there is good cause making it unreasonable to expect the party terminating to continue the business relationship.  In so doing, the legitimate interests of the other party to the agreement are to be taken into account

The Bank shall have such cause for termination especially if due to circumstances as listed below by way of example, the fulfillment of the payment obligations of the customer or the enforceability of the claims of the Bank are jeopardized, even if any security was enforced:

a)        if a significant deterioration occurs or threatens to occur in the financial condition of the customer or in the value of any collateral provided as security for a loan, in particular if the customer suspends payments or declares that he intends to suspend payments or if bills of exchange accepted by the customer are protested;

b)        if the customer falls within an adequate period of time to comply with his obligation to provide or increase security (clause 22 paragraph 1) following a request by the Bank so to do;

c)        if the customer has made incorrect statements regarding his financial circumstances;

d)        if execution is levied against the customer;

e)        if the financial circumstances of a person jointly liable or any unlimited partner have deteriorated significantly or are in considerable jeopardy and also in the case of the death of, or a change in, an unlimited partner.

If the good cause is a breach of a contractual obligation, termination is permitted only after fruitless expiry of a granted cure-period or fruitless reminder.  This shall not apply if the customer definitely and utterly refuses performance, fails to render performance on a contractually fixed date or within a specified time-period, although timely performance has contractually been made a condition by the Bank for its continued interest in the performance, or if, considering the interest of both sides, immediate termination is justified by specific circumstances.

3)        Legal consequences of termination

Upon the termination of the business relationship as a whole or any individual, respect eh amounts owing on the relevant accounts become immediately due.  The customer is in addition obliged to release the Bank pro tanto from all liabilities assumed for or on behalf of the customer.

The Bank is entitled to give notice of termination of liabilities assumed for or on behalf of the customer and, effective as against the customer, to liquidate other liabilities, in particular those in foreign currency and it may immediately re-debit the customer’s account for any bills and cheques purchased; claims arising under the laws relating to bills of exchange and cheques against the customer and any other person liable under the respective instrument for payment of the full amount of the bill and cheque together with associated claims shall, however, remain with the Bank until full settlement of any debit balance.

No. 27 - Continuing validity of the General Business Conditions

Even after termination of the business relationship as a whole or in any individual respect, the General Business Conditions shall continue to apply to the winding up thereof to the extent required to wind up the relationship.

No. 28 - Protection of deposits

The Bank is a member of the protection system established by the German Financial Group of Savings Bank (Deutsche Sparkassen-Finanzgruppe).  The Bank shall be entitled to provide to the protection system or any person acting on behalf of it all information and documents necessary for or in connection with the protection system.

The following conditions apply to such loans unless specific agreements between the parties contained in particular in the loan offer or the loan contract (“Loan Agreement”) provide otherwise. The following conditions shall be deemed to form part of the Loan Agreement.

I.          Purpose of the loan/Payments

1.         The borrower shall use the loan exclusively for the purpose stipulated in the Loan Agreement.

2.         The borrower shall pay any amounts owing free of any costs, fees, taxes and deductions whatsoever in the agreed currency, such payments to be made to the Bank or, upon the Bank’s instruction, to an account in Germany or abroad determined by the Bank, and to be made in sufficient time that the funds are at the Bank’s disposal at the latest by the due date.

II.        Security

1.         The loan together with interest and ancillary moneys and all other moneys owing shall, as stipulated in the security agreements made between the parties, be secured by registering a ship mortgage with the agreed priority in the vessel’s ship register. If the vessel is registered in a German ship register, the ship mortgage shall be in the form of a mortgage securing an abstract acknowledgement of debt from the shipowner. The registration of the mortgage shall be evidenced to the Bank by delivery of a certified transcript from the vessel’s register.

If the applicable law permits so, the borrower shall submit its entire assets to immediate enforcement by way of a notarial protocol and the shipowner shall like-wise submit the vessel to immediate enforcement to the effect that enforcement may be sought also against any future owner of the vessel.

During the entire period of the financing the originals of the Vessel’s Certificate (Schiffszertifikat, in case of seagoing vessels) and of the Ship’s Letter (Schlffsbrief, in case of inland waterway vessels) shall be deposited in the Bank’s custody. Furthermore counterparts of the Classification Certificates as they are from time to time issued for the vessel’s hull and machinery shall be furnished to the Bank. The some applies for the vessel’s Sailing Permit. The Bank is authorised to obtain at any time from the classification society counterparts of the Classification Certificates.

General Loan Conditions

For the financing of Seagoing and inland Waterway Vessels as well as Ships under Construction

2.         Upon the Bank’s first request, the vessel’s charter and freight income shall be assigned to the Bank in such form as the Bank deems desirable.

The borrower shall keep the Bank informed of the vessel’s employment by regularly providing copies of the charter parties and other employment contracts entered into for the vessel.

III.       Insurances

Until the loan is fully repaid, the borrower shall provide evidence to the Bank that the insurances of the vessel as the Bank deems necessary have been taken out and are maintained.

In particular, the following shall apply:

1.         The completed vessel shall be insured for its full value provided that such insurance shall in no event be less than 120 percent of the aggregate of the Bank’s claim and any encumbrances over the vessel having priority over the Bank’s claim.

The choice of the vessel’s insurer and insurance broker requires the approval of the Bank.

2.         The insurance must cover all risk and include all usual additional clauses.

3.         The vessel shall be insured either in accordance with the DIV Mines Clause and against the risk of acts of violence within the meaning of section 15 of the DTV Hull and Machinery Insurance Clause 1978 (1992 edition) or in accordance with the Institute War and Strike Clauses (Hulls).

The vessel may only sail into zones declared as war zones or zones excluded by the war risk insurance policy or the hull and machinery insurance policy if the Bank has been notified without undue delay and further provided that for the specific case a special cover has been taken out including the Confiscation Clause, the Missing Vessel Clause and the Blocking and Trapping Clause.

In any situation covered by the foregoing subparagraph of this clause the insurance policy shall expressly include the Bank’s interest in the vessel as mortgagee and provide that payment under the insurance may only be made to the an or to its order. Copies of the insurance policies shall be delivered to the Bank.

4.         Prior to the loan having been repaid and settled in full the vessel may not carry contraband nor run blockade nor sail in areas for which the vessel’s insurance does not provide full cover.

5.         The vessel shall be insured with a P & I-Club acceptable to the Bank against all risks usually covered by such insurance.  Evidence of such cover shall be delivered to the Bank.

6.         The vessel’s insurer shall undertake towards the Bank to act in regard of payments under the vessel’s insurance only in accordance with the Bank’s instructions and to notify the Bank of any change in the vessel’s insurance cover.

7.         The borrower hereby assigns to the Bank its present and future rights and claims under the insurances taken out, or to be taken out, for the vessel. It under takes to confirm such assignment at the Bank’s request in a deed of assignment and further undertakes to deliver the insurance policies to the Bank. It confirms that it has not assigned pledged or charged in any other way the vessel’s insurances other than to the mortgagees of the vessel and undertakes not to assign pledge or charge the vessel’s insurances in any other way.

8.         The Bank reserves the right to cover its risk or the vessel at the Borrower’s costs by insurance at Its discretion if the borrower falls to comply with its obligations, provided that such reservation of rights shall not adversely affect the Bank’s right to demand the repayment of the loan together with interest and ancillary amounts owing. The Bank remains entitled to insure the vessel against all damages and risks which are not covered by the vessel’s insurance policies.

9.         The borrower undertakes towards the Bank to pay all insurance premiums when due and to provide evidence of such payment to the Bank upon request and, furthermore, to extend or renew the vessel’s insurances in time and to provide evidence of such extension or renewal to the Bank no fewer than 14 days prior to the expiry of the old insurance without being requested by the Bank.

10.       The borrower and the shipowner shall provide evidence to the Bank that the insurers have waived their right to refuse payment under the insurance policy in the event that the vessel commenced her voyage without being in a state to sail safely (unseaworthy) or not being properly equipped or manned. Furthermore, they shall provide evidence to the Bank that the insurance cover includes also any deviation of the vessel from the indicated or usual way or sailing area (German Mortgage Clause B or a similar undertaking). Should the vessel’s insurers not be ready to Issue such undertaking, the borrower and the shipowner shall take out mortgagee’s interest insurance.

11.       A vessel under construction shall be insured against all usual risk during the construction time. A copy of the insurance policy shall be delivered to the Bank. The Mortgage Clause usually attached to such policy shall be amended by the following paragraph:

“Should the mortgage under the terms of Section 80 of the Act on Rights in Ships not include a charge over the rights under the insurance taken out for the vessel under construction, the insurers hereby grant the mortgagee by way of contract the same rights in the insurance and against the insurers as he would have by law under Sections 32 to 38 of the Act on Rights in Ships.’

This additional clause shall be signed by the insurer, the borrower, the shipowner and the shipyard.

12.       It shall be the borrower’s and the shipowner’s responsibility to deal with the insurers and the vessel’s repair in case of damages to the vessel. However, the Bank may in such case demand that the insurers pay the Bank and apply such payment against principal, interest, costs and other ancillary amounts owing if the loan is due for repayment or if the vessel has become a total loss or constructive total loss. At the Bank’s request, the borrower and the shipowner shall provide evidence to the Bank that the repairs of the vessel have been paid. Should the Bank itself decide to have damage to the vessel repaired, the borrower and the shipowner shall assist the Bank therein in any way.

In the event of dispute with the vessel’s insurer on its liability to pay or on the amount to be paid, the Bank is entitled to conclude settlement agreements with the vessel’s insurer which shall bind the borrower.

IV.       Events of Default

1.         The Bank may refuse to disburse the loan and demand the immediate repayment of any loan balance outstanding should there be an important reason to do so. Such important reason shall in particular be deemed given if:

a)        the borrower is in default on a payment by more than 14 days and, additionally, fails to pay within a further period of notice of, as a minimum, 14 days,

b)        an application is filed for the sale by court order of the financed vessel or the vessel’s sale is ordered by the court or if the vessel is arrested (unless within 10 days the proceedings for sale by court order are terminated or the arrest is lifted), the shipowner wholly or partly ceases to have the vessel within his control or the yes- sells subjected to a legal mortgage subsequent to debt enforcement proceedings,

c)        the borrower or the shipowner enters into liquidation proceedings or suspends payments, settlement or insolvency proceedings in regard of the borrower’s or the shipowner’s assets are instigated, or the borrower or the shipowner ceases operating vessels or operating the financed vessel, or the vessel is laid up for more than three months without the Bank’s approval,

d)        the borrower dies,

e)        the financial situation of the borrower or shipowner or, in the case of one or both of them being partnerships, of any of their general partners, or, in the case of a shipowning partnership, of one of the partners therein, deteriorates substantially, or when changes with re- sped to such general partner of a partnership or partner in a shipowning partnership occur, (e.g. as a result of a partner’s withdrawal by agreement, resignation or death-), or when there is a risk of substantial deterioration in the financial situation of the borrower or the shipowner due to its relationship with another company to which it is affiliated within a group or related in a manner similar to an affiliation within a group,

f)         without the Bank’s consent the vessel Is wholly or partly disposed of (e.g. sold or encumbered) or its ownership changes in any other way, or Its purpose is altered or its port of registry changes to another country,

g)        the borrower falls to apply the loan for the agreed purposes or to provide evidence to the Bank of the proper application of the loan within one week of being so requested or the borrower or the shipowner carries out alterations to, or repairs of, the vessel (at costs exceeding 10 per cent of its hull insurance value) without the Bank’s consent, or, where these alterations or repairs have been approved by the Bank, refuses to permit the Bank’s surveyor to inspect the works, or falls to supply to the Bank within two weeks of being so requested evidence that such repairs or alterations have been paid in full,

h)        the borrower, the shipowner or the appointed master of the vessel falls to inform the Bank without undue delay in writing of any accident involving the vessel, loss of Its classification, any seizure in time of peace or war, any average, salvage, and falls to inform the Bank within 48 hours of assistance of any kind rendered by third parties and of any legal or maritime proceedings in relation to the vessel of such event becoming known to It or him,

i)         the amount secured by a maritime lien or mortgage having priority over the Bank’s mortgage increases to such an extent that the Bank’s loan is no longer covered by the first 60 percent of the vessel’s value as estimated by the Bank’s surveyor, or the borrower or the shipowner falls to furnish the Bank within two weeks of being so requested evidence that all moneys secured by maritime liens, ship mortgages or rights of retention have been paid and settled in full,

j)         the vessel or Its equipment no longer meets the requirements of any applicable safety or accident prevention provisions, the vessel loses Its class or such loss of class is threatened, or the borrower or the shipowner fails to arrange on time the renewal or extension of the validity of the certificates Issued in relation to the vessel and to provide evidence of such renewal or extension to the Bank within 14 days of the same being granted,

k)        the vessel is wholly or partly lost or abandoned or deleted from the ships’ register or Its right to fly the flag of the country where it is registered is withdrawn or its flag is changed without the Bank’s consent,

l)         the vessel suffers damage amounting to more than 40 per cent of its estimated value as shown in Its hull insurance policy,

m)       it be comes apparent that the person registered as the vessel’s owner in the ships’ register is not the owner of the vessel or such ownership is challenged,

n)        the mortgage on the vessel in the Bank’s favour Is not registered with the agreed priority or their validity or priority is challenged,

o)        It becomes apparent that the borrower or its representative made false representations to the Bank either during the loan negotiations or when the loan was disbursed,

p)        the borrower moves abroad without nominating an agent for service of process to the Bank or if the borrower gives up its domicile without establishing a new one,

q)        the borrower or the shipowner fails to meet on time its obligations set out in Section III hereinbefore in regard of the vessel’s insurance or the borrower does not fulfil any other obligation undertaken by it in the course of its business relation with the Bank including its obligation to disclose its financial situation as provided in Section Vlll hereinafter,

r)         the value of any additional securities suffers a substantial deterioration,

s)        the borrower or the shipowner fails to obtain the Bank’s prior consent to any contracts under which the vessel is disposed of, or its use is agreed, for a period of time exceeding one year or under which no consideration or a consideration which does not reasonably correspond to the rights being granted over the vessel (for her use or otherwise) is to be paid, or when benefits or claims under such contracts or other employment contracts for the vessel are assigned to a third party without the Bank’s consent,

t)         the events mentioned in sub-sections 1 c), d) and e) occur in regard of a third person being wholly or partly liable for the loan or having guaranteed the loan or being responsible for the payment of the loan in any other way,

u)        the borrower or the shipowner, although having been reminded by the Bank, falls to fulfil without undue delay its obligations provided in these General Loan Conditions,

v)        the vessel’s operator or manager is changed without the Bank’s prior consent and if due to any of the cases mentioned in the foregoing sub-sections 1 a) - v), which shall serve as examples only, the fulfilment of the borrower’s payment obligations or the enforceability of the Bank’s claims is endangered.

2.         Should there be more than one borrower or shipowner or should two or more vessels be mortgaged jointly, the provisions of sub-sections 1 a) to v) above shall apply also if the reason for giving notice of repayment is given only with respect to one of the parties or vessels concerned.

3.         The borrower and/or the shipowner shall notify the Bank forthwith of the occurrence of any of the events mentioned above in sub-sections 1 b), c), e), f), h), j), k), l), t) (the latter one only in connection with subsections 1 c), d) and e)) and at the latest within 48 hours of receiving notice thereof. They shall also inform the Bank if for any other reason the shipowner’s right of disposition of the vessel terminates or Is restricted, or if the vessel Is further encumbered, or if the mortgaged vessel becomes the subject of a lawsuit where the amount being litigated for exceeds 10 per cent of the amount owing to the Bank.

4.         Upon having given notice of termination pursuant to Section IV hereof, the Bank may instruct the borrower/the shipowner to move the vessel to a port acceptable to the Bank or may have the vessel moved to such port at the borrower’s/the shipowner’s expense if the borrower/the shipowner falls to comply without undue delay with the Bank’s instruction.

Should the Bank have given notice of termination for a reason mentioned in Section IV hereof, the Bank shall be deemed empowered to instruct the vessel’s master to move the vessel to a port acceptable to the Bank.

V.        Prepayment-/Non-disbursement indemnity

Should the loan, for reasons for which the Bank Is not responsible, wholly or partly not be disbursed or drawn or should it be repaid or fall due prior to the expiry of the relevant interest period or prior to the time at which the borrower may repay It at the earliest, the borrower shall pay the Bank an indemnity of zero point five (0.5) per cent of the non-disbursed, repaid or due amount for each year (a year having commenced being deemed a full year) of the period of the loan until the earliest date at which the borrower would have been entitled to repay the loan. The borrower shall remain entitled to prove that the loss suffered by the Bank was substantially less or that the Bank had no loss at all. The Bank shall remain entitled to claim further damages.

VI.       Default

In case of any failure of the borrower to make a payment when due, the Bank may charge the borrower for any loss as a result thereof without prejudice to any further claim the Bank may have.

VII.     Asset Protection

Should any new valuation of the vessel made by the Bank during the loan period show the vessel’s value to have fallen to such an extent that the amount of the loan prior to its disbursement, or the outstanding balance of the loan, exceeds 60 per cent of such estimated value, the Bank is entitled either to demand an additional repayment by the borrower within one month of such amount as is required to reduce the balance outstanding of the first priority loan to 60 per cant of such newly estimated value of the vessel or to demand additional security acceptable to the Bank for the difference so assessed. Should the borrower fall to comply with the request of the Bank within one month, the Bank is entitled to terminate the loan without notice.

VIII.    Information and examination

1.         When the Bank considers it necessary the borrower shall authorize the Bank to inspect Its books of account, such inspection to be authorized to take place within 14 days from the Bank’s request. Upon the Bank’s request the borrower shall furnish the Bank a duly signed recent financial statement with supporting explanations.

2.         The borrower shall, furthermore, furnish yearly to the Bank a balance sheet with profit and loss account, the annual financial statement or an asset statement with information on the annual turnover within twelve months of the end of the financial year, all such documents to be certified by an auditor or a sworn accountant. The Bank may at any time conduct or have its agent conduct an audit of the borrower’s book and business at the borrower’s expense. If the loan is granted to a joint stock company, a partnership limited by shares, a company with limited liability, a co-operative or a partnership with a company as general partner, the management shall inform the Bank whenever a shareholders’ meeting is convened attaching a copy of the agenda; upon request the Bank shall be informed in writing about the shareholders’ meeting.

3.         The Bank’s agents are entitled to enter the vessel and inspect the vessel’s documents and certificates at any time, even if the vessel is under repair. The Bank is further entitled, after granting a loan, after the end of each voyage of the vessel, but at least once yearly, to have its expert inspect the vessel and furnish a report on the vessel’s condition. All costs arising therefrom shall be for the account of the borrower.

IX.       Costs, taxes and expenses

1.         The borrower shall bear all costs, expenses and taxes arising in connection with the loan commitment, the arranging and securing of the loan, in particular those for registering, maintaining and securing the mortgages on the vessel, of consents to delete mortgages. for the granting of a prior rank, for notarizing and/or legalizing any documents of the Bank, for any necessary translation of documents and for maintaining, repairing, securing, insuring, moving, guarding and keeping the vessel, for the lifting of any seizure of the vessel, for reports obtained by the Bank on the value and condition of the vessel and the fees of any lawyers or other persons instructed by the Bank.

2.         The borrower shall pay interest on expenses disbursed by the Bank from the date on which the amounts were advanced by the Bank at the Bank’s then current interest rate for overdrafts.

3.         The Bank shall remain entitled to the payment by the borrower of any agreed commissions and to the reimbursement by the borrower of all expenses the Bank incurred even when the Bank withdraws from the Loan Agreement before disbursement of the loan for a reason for which the borrower or the shipowner is responsible or if the borrower, after the Loan Agreement having been concluded, fails to draw the loan.

X.        Multitude of borrowers/Agent for service of process

1.         Should there be more than one borrower, each of them shall be entitled to accept the loan and shall be responsible for all obligations arising out of the contractual relationship.

2.         Borrowers and shipowners who are not resident in the Federal Republic of Germany shall appoint a representative at the place of domicile of the Bank as agent for service of process.

XI.      Assignment

The right to draw a loan may not be assigned without the Bank’s consent

XII.     Vessels under construction, Guarantees

1.         These conditions shall apply mutatis mutandis for the financing of ships under construction.

2.         For guarantees granted by the Bank, the foregoing provisions shall apply mutatis mutandis.

XIII.    Partial invalidity

Should any one or more provisions of the Loan Agreement or of these General Loan Conditions be wholly or partly invalid or prove to be impossible to be put into effect, the other provisions shall remain in full force and effect

XIV.    General Business Conditions

Additionally to these General Loan Conditions the General Business Conditions of the Bank shall apply, a counterpart of which the borrower has received.

The General Business Conditions are also displayed in the business rooms of the Bank in the version from time to time applicable.

EXHIBIT 19

FORM OF LETTER OF UNDERTAKING AND INDEMNITY

TRANSLATION ONLY FOR CONVENIENCE

Please note that this translation is only for convenience. In case of inconsistencies or differences between the English and the Italian version, the latter shall prevail.

INDEMNITY AND GUARANTEE AGREEMENT

By and between

SACE - Servizi Assicurativi del Commercio Estero S.p.A. — (hereinafter “SACE”)

Insert the Company’s name], represented by [insert name of legal representative] in his/her of [insert position], by virtue of [insert source of powers] (hereinafter the “Exporter”);

WHEREAS

the Exporter entered into a contract (hereinafter the “Supply Contract”) with [insert the Buyer’s name] (hereinafter the “Buyer”), for the exports of goods and services from Italy [ from EU or non EU Member Countries] (hereinafter the “Exports”), dated as of [insert the execution date of the Contract], in order to pay part of the consideration for the Exports under the Supply Contract, the Buyer entered into a financing contract (hereinafter the “SACE Facility”) with [insert the SACE Agent’s name](hereinafter the “Bank”)

the Bank has indicated its willingness to enter into the SACE Facility subject to the condition that the repayment of the SACE Facility is insured by SACE, in the measure of [insert % of cover] against certain risks, as better specified in the SACE insurance policy (the “Insurance Coverage”);

the validity and enforceability of the Insurance Coverage is, inter alia, subject to the compliance with Italian and foreign legislation applicable to the Supply Contract and/or the SACE Facility and/or the related guarantees, including the Legislative Decree no. 231 dated 8 June 2001 on administrative responsibility of legal persons and associations without legal personality;

in consideration of the foregoing, in order to provide the Insurance Coverage, SACE requests that the Exporter supply the declarations and information required to certify its compliance with the aforesaid Italian and foreign legislation in relation to the Supply Contract and the related guarantees;

by virtue of the Insurance Coverage, SACE is obliged to indemnify the Bank even if the Buyer’s failure to repay the SACE Facility is related to the non-fulfilment by the Exporter of its obligations under the Supply Contract;

in order to grant the Insurance Coverage to the Bank, SACE therefore requests that the Exporter irrevocably undertake to indemnify and hold SACE harmless in relation to any sum paid by SACE to the Bank pursuant to the Insurance Coverage, where the failure of the Buyer to repay the sums financed under the SACE Facility is related to the non- fulfilment by the Exporter of its obligations under the Supply Contract;

SACE agreed to provide the Insurance Coverage on the basis of the declarations and information provided or the commitments undertaken by the Exporter in this Agreement and all other declarations, information or letters of commitment supplied to SACE by the Exporter at any time prior to granting of the Insurance Coverage;

ALL THIS BEING STATED

The following is agreed:

Art. 1 The recitals and declarations, information and letters of commitment supplied to SACE by Exporter in relation to the Supply Contract or to any guarantees must be considered integral and initial parts of this indemnity and guarantee agreement (the “Agreement”).

Art. 2 The Exporter, who therefore assumes all responsibilities hereunder by virtue of this Agreement, declares and guarantees that:

(a)       the procedure to award the Supply Contract was implemented in conformity with the principles of loyalty, transparency and fairness and, where in the presence of an international tender, in conformity with the requirements and according to the procedures established for international tenders and the Supply Contract was duly signed by the parties and it is fully binding;

(b)       neither the Exporter has committed or will commit any offence pursuant to the Legislative Decree no. 231/2001, nor anyone of his partners or directors, nor any other person acting on his behalf, has committed or will commit offences pursuant to Article 322 b) of the Criminal Code (including every single case of criminal offence quoted in the first paragraph of that article) in relation to the methods and procedures adopted for the award of the Supply Contract, the participation in any international tender, negotiations, execution and performance of the Supply Contract and in relation to all further and possible agreements, authorizations, licences, consents, permits and commitments relating and/or connected to the Supply Contract;

(c)       neither the Exporter nor any other person acting on his behalf has made or will make arrangements with any other person interested in the award of the Supply Contract having the effect of limiting competition in any way;

(d)       all payments made and/or to be made, including those in favour of consultants and intermediaries, in relation to the award, negotiation, execution and performance of the Supply Contract, represent due and proper payments for legitimate and effectively supplied services;

(e)       as of the date of this Agreement no proceedings are pending against the Exporter for ascertainment of the aforesaid facts;

(f)       the goods and/or services included in the Supply Contract are of Italian origin [or the percentage of the goods and/or services originating from Italy / from other EU or non EU Member States will be not above the percentages specified in the Insurance Coverage];

(g)       it is aware and approves the Code of Ethics adopted by SACE in the context of its own system of organization, management and control in accordance with the provisions of Legislative Decree no. 231 of 8 June 2001 and it undertakes — insofar as applicable to it — to fully comply with it.

OR [it has adopted in the context of its own system of organisation, management and control in accordance with the provisions of Legislative Decree no. 231 of 8 June 2001, a Code of Ethics (herewith included and which constitutes an integral and substantial part of this Agreement), which it is obliged to fully comply with, inspired to the same fundamental principles of SACE’s Code of Ethics.]

Art. 3 The Exporter acknowledges that SACE has agreed to provide the Insurance Coverage relying on the truthfulness, exactness and completeness of the declarations pursuant to Article 2 above, and all other data, declarations, letters of commitment or information supplied to SACE in relation to the Supply Contract and/or to the relating guarantees. The Exporter also declares that he is fully aware of the laws and regulations governing SACE and the business SACE carries out.

Art. 4 The Exporter irrevocably undertakes to hold SACE harmless from all damages, costs, charges or expenses that SACE may incur directly or indirectly due to

(i)        false, inaccurate or incomplete declarations pursuant to Article 2 above, and all other data, information or declarations supplied to SACE in relation to the Supply Contract, even if this falseness, inaccuracy or incompleteness is not due to fraud or wilful misconduct of the Exporter; and/or

(ii)       violation by the Exporter of the commitments and obligations undertaken towards ‘SACE by virtue of Article 2 above, and by virtue of any other further agreements, declarations or letters relating to the Supply Contract [and/or the related guarantees] ;

(iii) the failure of the Exporter (assessed by final judgment or acknowledged by the Exporter) to comply, in whole or in part, with the Supply Contract.

Art. 5 In the cases under Article 4 above, paragraphs (i), (ii) and (iii) and in the case of final Judgment for offences pursuant to the Legislative Decree no. 231/2001 committed by the Exporter and/or for offences pursuant to Article 322 b) of the Criminal Code committed by one of Exporter’s Partners or directors or by any other person acting on behalf of the Exporter for the purposes of the award, negotiation, execution and performance of the Supply Contract — the Exporter irrevocably undertakes to repay SACE immediately and at first request any sum paid by SACE to the Bank Pursuant to the Insurance Coverage, with the addition of interest and costs, it being expressly established and agreed herein by the parties that the Exporter shall be directly and immediately liable for any such payment by SACE.

Art. 6 The Exporter undertakes to provide SACE with the documentation certifying the origin of the goods and/or services relating to the Supply Contract, including the certificates of origin of the exported goods issued by the Chamber of Commerce, and the documentation certifying the payments to foreign sub-suppliers in connection with the performance of the Supply Contract, in order to allow SACE to ascertain the origin of the exported goods and the compliance with the thresholds indicated in the insurance policy.

Art. 7 Failure to pay any sums due in accordance with Articles 4 and 5 above within 30 days of the receipt by the Exporter of a written request by SACE shall render the Exporter liable for interest starting from the date of such request by SACE, without necessity of any further notice and without prejudice to the entitlement of SACE to further damages.

Art. 8 In the cases under Article 4 above, paragraphs (i), (ii) and (iii) and in the case of final judgment for offences pursuant to the Legislative Decree no. 231/2001 committed by the Exporter and/or for offences pursuant to Article 322 b) of the Criminal Code committed by one of Exporter’: partners or directors or by any other person acting on behalf of the Exporter for the purposes of the award, negotiation, execution and performance of the Supply Contract —SACE shall be entitled to withdraw from any insurance policy entered into with the Exporter in relation to the Suppl3 Contract.

Art. 9 This Agreement shall cease to have effect upon the complete fulfilment by the Buyer or other obliged person of its repayment obligations under the SACE Facility. With respect to the obligations under this Agreement relating to the Exporter’s performance under the Supply Contract this Agreement shall cease to have effect upon certification by the Buyer of the fulfilment by the Exporter of its obligations under the Supply Contract and redeemed possible bonds issued by the Exporter as a guarantee of his obligations under the Supply Contract. Notwithstanding the above the Exporter shall remain obliged to provide SACE with all export documents which SACE might request in relation to any claim, until the Buyer repays in full the sums borrowed under the SACI Facility.

Art. 10 This Agreement is governed by Italian law. Any disputes arising out of the interpretation validity, effectiveness, performance, non-fulfilment, termination and cancellation of this Agreement shall be settled according to Italian law by an arbitration tribunal, composed of three arbitrators, on appointed by each party and a third, acting as President, by the arbitrators appointed by the parties or, should they fail to reach an agreement, by the President of the Court of Rome.

The arbitration procedure shall be ritual and take place in Rome.

The parties undertake to submit to the Court of Rome as the court having exclusive jurisdiction of any disputes which falls outside the competence of the arbitration tribunal.

The regulations pursuant to Articles 810 and following of the Italian Code of Civil Procedure shat be applicable for all matters not expressly established in the present clause.

Rome, __________________________________________
SACE - Servizi Assicurativi	The Exporter
del Commercio Estero S.p.A.	Name:
Name:	Position:

Position:

For specific approval of the clauses pursuant to Articles 4 and 5 (full responsibility of the Exporter for all expenses borne by SACE in the event of false, inaccurate or incomplete declarations of the Exporter or non-fulfilment by the Exporter of the obligations of the Contract and the commitments undertaken in the present Agreement and relative repayment obligation), and to Article 10 (arbitration).

SACE - Servizi Assicurativi	the Exporter
del Commercio Estero S.p.A.	Name:
Name:	Position:
Position: